UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Preliminary Proxy Statement

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OLIN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105 USA
March 12, 2021
Dear Olin Corporation (Olin) Shareholder:
We cordially invite you to attend our 2021 annual meeting of shareholders (annual meeting) on April 22, 2021.
This booklet includes the notice of annual meeting and proxy statement, which describes the business we will conduct at the annual meeting and provides information about Olin that you should consider when you vote your shares. We have not planned a communications segment or any presentations for the 2021 annual meeting.
Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares online, by telephone or by completing and returning a proxy card in the postage paid envelope provided. Even if you plan on attending the annual meeting in person, we encourage you to vote your shares by submitting your proxy in advance of the annual meeting.
At last year’s annual meeting more than 92% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year’s meeting and we urge you to vote as soon as possible.

Sincerely,

John E. Fischer
Executive Chairman of the Board

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares online, by telephone or by completing and returning a proxy card in the postage prepaid envelope.

OLIN CORPORATION
Notice of Annual Meeting of Shareholders

Time:	8:00 a.m. (Central Daylight Time)

Date:	Thursday, April 22, 2021

Place:	THE PLAZA IN CLAYTON OFFICE TOWER
190 Carondelet Plaza
Annex Room—16th Floor
Clayton, MO 63105 USA

Purpose:	To consider and act upon the following:

(1)Election of 11 directors, all of whom are identified in the proxy statement.

(2)Approval of the Olin Corporation 2021 Long Term Incentive Plan.

(3)Conduct an advisory vote to approve the compensation for named executive officers.

(4)Ratification of the appointment of the independent registered public accounting firm for 2021.

(5)Such other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were the record owner of Olin common stock at the close of business on February 26, 2021.

By Order of the Board of Directors:

S. Christian Mullgardt
Secretary
Clayton, Missouri
March 12, 2021

OLIN CORPORATION
PROXY STATEMENT
____________________
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OLIN CORPORATION
PROXY STATEMENT
____________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2021
Olin’s Notice of Annual Meeting of Shareholders and Proxy Statement and 2020 Annual Report on Form 10-K are available at www.proxydocs.com/OLN.

GENERAL QUESTIONS
Why did I receive a notice in the mail regarding the availability of proxy materials instead of printed copies of the proxy materials?
In accordance with rules adopted by the U.S. Securities and Exchange Commission (SEC), we may furnish proxy materials to the shareholders by providing access to these documents online instead of mailing printed copies. Unless you are a participant in the Olin Corporation Contributing Employee Ownership Plan (CEOP), you will not receive printed copies of the materials unless you request them. Instead, we mailed you the notice regarding the availability of proxy materials (unless you have previously consented to electronic delivery or already requested to receive printed copies), which describes how you may access and review all of the proxy materials online. The notice regarding the availability of proxy materials provides instructions as to how shareholders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either online, by telephone, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the notice regarding the availability of proxy materials. Any notices regarding the availability of proxy materials that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are included on the notice regarding the availability of proxy materials.
This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you prefer to receive printed proxy materials via mail or receive an e-mail with links to the electronic materials, please follow the instructions included on the notice regarding the availability of proxy materials.
Why did I receive this proxy statement?
You received this proxy statement because you owned shares of Olin common stock, $1 par value per share, which we sometimes refer to as common stock, at the close of business on February 26, 2021. Olin’s board of directors is asking you to vote at the 2021 annual meeting FOR each of our director nominees identified in Item 1 and FOR Items 2, 3 and 4 listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.
When was this proxy material mailed to shareholders?
We began to mail the proxy statement and form of proxy to shareholders on or about March 12, 2021.
When was the notice regarding the availability of proxy materials mailed to shareholders?
We began to mail the notice regarding the availability of proxy materials to shareholders on or about March 12, 2021.
What if I have questions?
If you have questions, please write them down and send them to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA.
What will I be voting on?
You will be voting on:
(1)the election of 11 directors identified in this proxy statement;

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(2)the approval of the Olin Corporation 2021 Long Term Incentive Plan (2021 LTIP);
(3)an advisory vote to approve the compensation for named executive officers (NEO); and
(4)the ratification of the appointment of KPMG LLP (KPMG) as Olin’s independent registered public accounting firm for 2021; and
(5)any other business properly presented at the annual meeting.
Could other matters be voted on at the annual meeting?
As of March 12, 2021, the items listed in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their good faith business judgment as to what is in the best interests of Olin.
How does our board recommend I vote on the proposals?
Our board recommends a vote FOR each of the director nominees identified in Item 1 and FOR Items 2, 3 and 4.
What is a broker non-vote?
A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholders meeting.
Brokers, banks and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of KPMG as Olin’s independent registered public accountants. A broker, bank or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors, the approval of the Olin Corporation 2021 LTIP, and the approval, on a non-binding advisory basis, of the compensation paid to Olin’s NEOs. If you are a shareholder that holds shares through an account with a broker, bank or other nominee, please provide specific voting instructions to your broker, bank or other nominee.
Consequently, if you do not submit any voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may exercise its discretion to vote your shares only on the proposal to ratify the appointment of KPMG. If you do not direct your broker, bank or other nominee as to how your shares should be voted, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.
What do I need to do to attend the 2021 annual meeting in person?
Each attendee must bring a valid, government-issued photo ID, such as a driver’s license or passport, and verification of Olin common stock ownership. For a shareholder of record (a shareholder with a stock certificate or who holds shares in an account with our transfer agent, EQ Shareowner Services) or CEOP participant, please bring your notice or the upper half of your proxy card (CEOP proxies must be received by mail, or voted either online or by telephone no later than April 19, 2021 at 11:59 p.m. Central Daylight Time). If you hold your shares in an account with a broker, bank or other nominee (i.e., your shares are held in street name), please bring the notice or voting instruction form you received from your broker, bank or other nominee. You may also bring your brokerage or bank account statement reflecting your Olin common stock ownership as of February 26, 2021, the record date for voting. If you hold your shares through a broker, bank or other nominee, you will not be permitted to vote at the meeting without obtaining a “legal proxy” from that nominee.
Please note that cameras, sound or video recording equipment, cellular or mobile phones, smartphones and other similar devices, as well as purses, briefcases, backpacks and packages, will not be allowed in the meeting room. No one will be admitted to the meeting once it begins.
How can I obtain directions to be able to attend the annual meeting and vote in person?
You may obtain directions to the Plaza in Clayton Office Tower in Clayton, MO USA by calling 1-314-290-5039 or online at http://theplazainclayton.axisportal.com/Directions.axis.

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VOTING
Who can vote?
All shareholders of record at the close of business on February 26, 2021, are entitled to vote at the annual meeting.
How many votes can be cast by all shareholders?
At the close of business on February 26, 2021, the record date for voting, we had 158,653,465 outstanding shares of common stock. Each shareholder on the record date may cast one vote for each full share owned. The presence in person or by proxy of the holders of a majority of such outstanding shares constitutes a quorum. If a share is present for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held in street name (broker shares) that are voted on any matter will be included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.
How do I vote if I am not the shareholder of record?
If you are not the shareholder of record but hold shares through an account with a broker, bank or other nominee, the broker, bank or other nominee may have special voting instructions that you should follow. Please see the materials sent to you by your broker, bank or other nominee for information on how to vote your shares.
How do I vote if I am a shareholder of record?
You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:
•Vote online:
•Access the website listed in the proxy materials you received.
•Have the notice regarding the availability of proxy materials and/or your proxy card in hand.
•Follow the instructions provided on the website.
•Submit the electronic proxy before the required deadline (April 19, 2021 at 11:59 p.m. Central Daylight Time for CEOP participants and April 21, 2021 at 11:59 p.m. Central Daylight Time for shareholders).
•Vote by telephone:
•Call the numbers listed in the proxy materials you received.
•Have the notice regarding the availability of proxy materials and/or your proxy card in hand.
•Follow and comply with the recorded instructions by the applicable deadline (April 19, 2021 at 11:59 p.m. Central Daylight Time for CEOP participants and April 21, 2021 at 11:59 p.m. Central Daylight Time for shareholders).
•Vote by proxy card:
•Complete all of the required information on the proxy card.
•Sign and date the proxy card.
•Return the proxy card in the enclosed postage paid envelope. We must receive the proxy card no later than April 19, 2021 for CEOP participants and no later than April 21, 2021 for shareholders, for your vote to be counted.
If you vote in a timely manner online or by telephone, you do not have to return the proxy card for your vote to count.

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If you want to vote in person at the annual meeting, and you own Olin common stock in an account with a broker, bank or other nominee, you must obtain a legal proxy from that party in their capacity as owner of record for your shares and bring the legal proxy to the annual meeting.
Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020?
You may access an electronic, searchable copy of the 2021 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020, at www.proxydocs.com/OLN.
How are votes counted?
If you specifically mark the proxy card (or vote online or by telephone) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you sign and submit the proxy card but do not specifically mark it with your instructions as to how you want to vote, the proxy will be voted FOR the election of our director nominees named in Item 1 and FOR Items 2, 3 and 4 listed in this proxy statement. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter. Broker shares that are not voted in the election of director nominees or on Items 2, 3 or 4 will not be included in determining the number of votes cast on those matters.
As of the date of this proxy statement, our board of directors knows of no business other than that set forth above to be transacted at the annual meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Olin on such matters.
EQ Shareowner Services tabulates the shareholder votes and provides an independent inspector of election as part of its services as our registrar and transfer agent.
Can I change my vote?
Yes. Whether you vote online, by telephone or submit a proxy card with your voting instructions, you may revoke or change your vote by:
•casting a new vote online or by telephone;
•submitting another written proxy with a later date;
•sending a written notice of the change in your voting instructions to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA if received no later than April 19, 2021 for CEOP participants or no later than April 21, 2021 for shareholders; or
•revoking the grant of a previously submitted proxy and voting in person at the annual meeting. Please note that your attendance at the annual meeting itself will not revoke a proxy.
When are the votes due?
Proxies submitted by shareholders online or by telephone will be counted in the vote only if they are received no later than April 21, 2021 by 11:59 p.m. Central Daylight Time. Shares voted using a proxy card will be counted in the vote only if we receive your proxy card no later than April 21, 2021. Proxies submitted by CEOP participants will be counted in the vote only if they are received by mail, online or by telephone no later than April 19, 2021 by 11:59 p.m. Central Daylight Time.
How do I vote my shares held in the Olin Contributing Employee Ownership Plan?
On February 26, 2021, our CEOP held 2,556,034 shares of our common stock. Voya Institutional Trust Company serves as the Trustee of our CEOP. If you are a CEOP participant, you may instruct the CEOP Trustee on how to vote shares of common stock credited to your CEOP account on the items of business listed on the proxy card by voting online, by telephone or by indicating your instructions on your proxy card and returning the proxy card in the postage paid envelope provided. The Trustee will vote shares of common stock held in our CEOP for which they do not receive voting instructions in the same manner proportionately as they vote the shares of common stock for which they do receive instructions. In order for your instructions to be counted by the Trustee, your vote must be received by the Trustee by April 19, 2021.

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How do I vote my shares held in the Automatic Dividend Reinvestment Plan?
EQ Shareowner Services is our registrar and transfer agent and administers the Automatic Dividend Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, EQ Shareowner Services will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you return or the vote you make online or by telephone if received no later than April 21, 2021 by 11:59 p.m. Central Daylight Time. If you do not submit a proxy card for your shares of record or vote online or by telephone, EQ Shareowner Services will not vote your dividend reinvestment shares.
MISCELLANEOUS
Can I contact board members directly?
Our audit committee has established the following methods for shareholders or other interested parties to communicate directly with our board and/or its members.
•Mail—Letters may be addressed to our board or to an individual board member as follows:
The Olin Board or (Name of the director)
c/o Office of the Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105 USA
•E-mail—You may send an e-mail message to Olin’s board at the following address: odirectors@olin.com. In addition, you may send an e-mail message to an individual board member by addressing the e-mail using the first initial of the director’s first name combined with his or her last name in front of @olin.com.
•Telephone—Olin has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns. Shareholders or other interested parties may also use this Help-Line to communicate with one or more directors on any Olin matter. The Olin Help-Line is operated by an independent, third party service 24 hours a day, 7 days a week. In the United States and Canada, the Olin Help-Line can be reached by dialing toll-free 800-362-8348. Callers outside the United States and Canada can find toll-free numbers for several countries available under “Dialing Options” at www.OlinHelp.com or can reach the Olin Help-Line by calling the United States collect at 770-810-1127.
Who pays for this proxy solicitation?
Olin will pay the entire expense of its proxy solicitation.
Who solicits the proxies and what is the cost of this proxy solicitation?
Our board is soliciting the proxies on behalf of Olin. Olin will reimburse brokers, banks and other nominees for their expenses in forwarding proxy solicitation materials to holders.
How will the proxies be solicited?
Our directors, officers and employees may solicit proxies by personal interview, e-mail, mail and telephone, and we will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares.
How can I submit a shareholder proposal at the 2022 annual meeting?
If you want to present a proposal to be considered for inclusion in the proxy statement for the 2022 annual meeting, you must deliver the proposal in writing (and include the information required by Olin’s Bylaws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than November 12, 2021. You must then present your proposal in person at the 2022 annual meeting.
If you want to present a proposal for consideration at the 2022 annual meeting without including your proposal in the proxy statement, you must deliver a written notice (containing the information required by Olin’s Bylaws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than January 22, 2022. You must also present your proposal in person at the 2022 annual meeting.

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How can I recommend a director for the slate of candidates to be nominated by Olin’s board for election at the 2022 annual meeting?
You can suggest that our directors and corporate governance committee consider a person for inclusion in the slate of candidates to be proposed by our board for election at the 2022 annual meeting. A shareholder can recommend a person by delivering written notice to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than October 13, 2021. The notice must include the information described under the heading “What Is Olin’s Director Nomination Process?” on page 20, and must be sent to the address indicated under that heading. Our board is not required to include such nominee in our proxy statement.
How can I directly nominate a director for election to the board at the 2022 annual meeting?
According to Olin’s Bylaws, if you are a shareholder you may directly nominate an individual for election to the board if you deliver a written notice of the nomination to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than January 22, 2022. Your notice must include:
•your name and address;
•the name and address of the person you are nominating;
•a statement that you are entitled to vote at the annual meeting (stating the class and number of shares you hold of record) and intend to appear at the annual meeting in person, or by proxy, to make the nomination;
•a description of arrangements or understandings between you and the nominee or any other persons (and naming any such other persons), if any, pursuant to which you are making the nomination;
•such other information about the nominee as would be required in a proxy statement filed under the SEC proxy rules; and
•the written consent of the nominee to actually serve as a director, if elected.
Although a shareholder may directly nominate an individual for election as a director, our board is not required to include such nominee in our proxy statement.
How can I obtain shareholder information?
Shareholders may contact EQ Shareowner Services, our registrar and transfer agent, who also manages our Automatic Dividend Reinvestment Plan at:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100 USA
Telephone: 1-800-401-1957
Online: www.shareowneronline.com, click on “contact us.”
Shareholders can sign up for online account access through EQ Shareowner Services for fast, easy and secure access 24 hours a day, 7 days a week for future proxy materials, investment plan statements, tax documents and more. To sign up log on to www.shareowneronline.com where step-by-step instructions will prompt you through enrollment or you may call 1-800-401-1957 from the United States or 1-651-450-4064 from outside the United States for customer service.

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CERTAIN BENEFICIAL OWNERS
Except as listed below, to our knowledge, no person beneficially owned more than 5% of our common stock as of February 26, 2021. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 158,368,176 shares of our common stock outstanding on January 31, 2021.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR LLC	23,679,305 (a)	15.0%
245 Summer Street
Boston, MA 02210

Sachem Head Capital Management LP	14,950,000 (b)	9.4%
250 West 55th Street, 34th Floor
New York, NY 10019

BlackRock, Inc.	14,411,733 (c)	9.1%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	13,149,742 (d)	8.3%
100 Vanguard Boulevard
Malvern, PA 19355

Dimensional Fund Advisors LP	9,068,289 (e)	5.7%
6300 Bee Cave Road, Building One
Austin, TX 78746
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(a)Based on Amendment No. 5 to a Schedule 13G filed February 8, 2021, as of December 31, 2020, FMR LLC and Abigail P. Johnson had sole dispositive power over all of the shares reported and sole voting power over 1,274,494 of such shares. Reported ownership includes shares held by subsidiaries listed in the filing.
(b)Based on Amendment No. 2 to a Schedule 13D filed October 2, 2020, as of September 30, 2020, Sachem Head Capital Management LP had shared voting and dispositive powers over all of the shares reported with Uncas GP LLC and Scott D. Ferguson. Sachem Head GP LLC had shared voting and dispositive powers over 9,200,000 of such shares.
(c)Based on Amendment No. 13 to a Schedule 13G filed January 29, 2021, as of December 31, 2020, BlackRock, Inc. had sole dispositive power over all of the shares reported and sole voting power over 14,126,389 of such shares. Reported ownership includes shares held by subsidiaries listed in the filing.
(d)Based on Amendment No. 8 to a Schedule 13G filed February 10, 2021, as of December 31, 2020, The Vanguard Group, Inc. had sole voting power over 101,285 shares, sole dispositive power over 12,932,010 shares, shared voting power over 217,732 shares. Reported ownership includes shares held by subsidiaries listed in the filing.
(e)Based on Amendment No. 1 to a Schedule 13G filed February 12, 2021, as of December 31, 2020, Dimensional Fund Advisors LP had sole voting power overall of the shares reported and sole voting power over 8,857,881of such shares as a result of serving as an investment manager to four investment companies. Dimensional Fund Advisors LP expressly disclaims beneficial ownership of all shares.

Proxy Statement Table of Contents
ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS
Who are the individuals nominated by our board to serve as directors?
Our board of directors is currently divided into three classes.
Each class has a term of office for three years, and the term of each class ends in a different year. John E. Fischer, who is currently a Class II director with a term expiring at the 2021 annual meeting, and Vincent J. Smith, who is currently a Class III director with a term expiring at the 2021 annual meeting, are not standing for re-election and will be retiring from their positions as directors at the 2021 annual meeting.
Effective at Olin’s 2021 annual meeting of shareholders, our board of directors will be declassified and each director nominee will be elected annually for a one-year term ending at the next annual meeting (in this case, the 2022 annual meeting). Virginia law and Olin’s Bylaws require that any director elected by our board (rather than the shareholders) serve only until the earlier of the next election of directors by the shareholders (in this case, the 2021 annual meeting) and until his or her successor is elected or until his or her earlier death, resignation or removal. Following Olin’s 2020 annual meeting of shareholders, no directors were elected by our board as directors.
On February 29, 2020, Olin entered into a Cooperation Agreement (Cooperation Agreement) with Sachem Head Capital Management LP (Sachem Head) pursuant to which Olin’s board of directors elected Scott D. Ferguson as a Class II director and W. Barnes Hauptfuhrer (together with Mr. Ferguson, the Sachem Head Designees) as a Class I director to Olin’s board of directors, effective February 29, 2020. Pursuant to the Cooperation Agreement, the Sachem Head Designees were also included as part of Olin’s slate of nominees for election to Olin’s board at our 2020 annual meeting. Under the terms of the Cooperation Agreement, Mr. Hauptfuhrer has been serving as a member of our directors and corporate governance committee, Mr. Ferguson has been serving as a member of our compensation committee and both have been serving on our operating improvement committee. The Cooperation Agreement also included customary voting and standstill provisions.
On October 1, 2020, Olin and Sachem Head entered into an Amendment to the Cooperation Agreement (Amendment) to amend certain provisions of the Cooperation Agreement, including by extending the term by approximately one year. Pursuant to the Cooperation Agreement, as amended by the Amendment, the size of Olin’s board of directors between Olin’s 2021 annual meeting and 2022 annual meeting will not be more than 13 directors and, subject to certain conditions which have been satisfied, the Sachem Head Designees have been included on Olin’s slate of director nominees recommended by our board of directors for election at our 2021 annual meeting. The Amendment also extends the voting and standstill provisions by one year, including that Sachem Head will, or will cause its affiliates, associates or representatives to, vote the shares over which it has voting power in accordance with Olin’s board of directors’ recommendations with respect to the removal or election of directors at our 2021 annual meeting.
The Sachem Head Designees have been eligible to receive the same director compensation that Olin provides to its non-employee directors as described in this proxy statement.
The foregoing is a summary of various provisions of the Cooperation Agreement and Amendment. The full terms and conditions of the Cooperation Agreement and Amendment are available in our Current Reports on Form 8-K that we filed with the SEC on March 2, 2020 and October 2, 2020.
Our board has nominated Heidi S. Alderman, Beverley A. Babcock, Gray G. Benoist, C. Robert Bunch, Scott D. Ferguson, W. Barnes Hauptfuhrer, John M. B. O’Connor, Earl L. Shipp, Scott M. Sutton, William H. Weideman and Carol A. Williams as directors with one-year terms expiring at our 2022 annual meeting.
Our board expects that all of the nominees recommended by it will be able to serve as directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by our board, unless our board reduces the number of directors.
Our board of directors recommends a vote FOR the election of Heidi S. Alderman, Beverley A. Babcock, Gray G. Benoist, C. Robert Bunch, Scott D. Ferguson, W. Barnes Hauptfuhrer, John M. B. O’Connor, Earl L. Shipp, Scott M. Sutton, William H. Weideman and Carol A. Williams as directors.
How many votes are required to elect a director?
A nominee will be elected as a director by a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. Abstentions and broker shares that are not voted in the election of directors (broker non-votes) will not be counted in determining the number of votes cast and will not affect the outcome of the vote in the election of directors.

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Director Nominee Composition, Skills and Experience Matrix
Our directors and corporate governance committee, and our full board, periodically review the experience and skills that they believe are desirable to be represented on our board in the context of the current board composition, and that otherwise align with our businesses and operations. Below is a summary of the composition of our director nominees (who have an average tenure of six years), followed by a summary of the significant experience and skills possessed by our director nominees.

Limited skill / experience	Some skill / experience	Very skilled / experienced

Senior Leadership Experience (CEO, President or other C-Suite Role)	9%	18%	73%
Significant experience leading and operating in large, complex businesses, including developing, implementing and assessing business plans and strategies

Global Business Experience	9%	36%		55%
Significant experience developing and managing business in markets around the World and/or as part of a global business leadership team

Financial Experience	9%	18%	73%
Significant experience making capital decisions, reviewing and analyzing financial information and reports, understanding financial markets and investment decision-making

Risk Management Experience	9%		55%	36%
Significant experience identifying, prioritizing and managing risks, including strategic, operational, compliance, cyber-security, and environmental, health and safety

Corporate Governance / Public Company Experience	18%	36%		45%
Significant experience with corporate governance planning, management accountability, ESG implementation, reporting obligations and regulatory compliance

Operations / Technology Experience	18%	55%		27%
Significant experience in complex manufacturing, engineering, logistics and/or chemical operations, EHS requirements, driving productivity initiatives and information technology solutions

Commodity / Cyclical Business Experience	9%	27%	64%
Significant experience in managing commodity or cyclical businesses

Marketing / Sales Experience	27%		64%	9%
Significant experience enhancing sales into existing markets and developing new markets and products

Corporate Development / Strategic Planning Experience	9%	36%		55%
Significant experience with implementing and reviewing strategic plans and processes, including acquisitions, divestitures, joint ventures and other opportunities

Human Capital / Executive Compensation / Talent Management Experience	55%			45%
Significant experience with executive development, performance and compensation planning and analysis, human capital management and ESG social elements

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Business Experience of Nominees
Set forth on the following pages are descriptions of the business experience of each director nominee, including a brief summary of the specific experience, qualifications, attributes and skills that led our board to conclude that these individuals should serve as our directors.
NOMINEES FOR ONE YEAR TERMS EXPIRING IN 2022

Heidi S. Alderman
Director Since: August 2019
Independent
Age: 61

•Olin Committees: Member of the Compensation Committee and Directors and Corporate Governance Committee
•Former Senior Vice President of BASF Corporation in Intermediates, North American Petrochemicals, and North American Procurement over the course of her career
•Director of ChampionX Corporation

Ms. Alderman brings significant chemical industry expertise and global business management experience to the Olin Board of Directors.

Ms. Alderman retired in August 2019 from her position as Senior Vice President, Intermediates of BASF Corporation, a global chemical manufacturing company, a position she held since 2016.

Over a nearly 15-year career at BASF, Ms. Alderman previously held the positions of Senior Vice President, North American Petrochemicals from 2011 to 2016; Senior Vice President, North American Procurement from 2008 to 2011; Vice President, Functional Polymers from 2005 to 2008; and Business Director, Polymers from 2003 to 2005. She also served in various positions in business, operations, research, procurement, product and marketing management at Air Products and Chemicals Inc. from 1995 to 2002 and at Rohm and Haas Company from 1981 to 1995.

Ms. Alderman serves on the board of directors and compensation committee of ChampionX Corporation.

Ms. Alderman earned a bachelor’s degree in chemical engineering from Stevens Institute of Technology, a master’s degree in chemical engineering from Drexel University and completed the University of Pennsylvania Wharton Management Program in business administration.

Beverley A. Babcock
Director Since: June 2019
Independent
Age: 59

•Olin Committees: Chair of the Audit Committee; Member of the Directors and Corporate Governance Committee and Executive Committee
•‘Audit Committee Financial Expert’ under applicable SEC rules
•Former Chief Financial Officer and Senior Vice President, Finance and Administration and Controller of Imperial Oil Limited
•Former Assistant Controller and Vice President, Corporate Financial Services of ExxonMobil Corporation
•Former Member of NYSE Listed Company Advisory Board
•Member of the Chartered Professional Accountants of Canada

Ms. Babcock brings a combination of extensive global financial, accounting and treasury management expertise, and relevant industry experience to the Olin Board of Directors.

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Ms. Babcock retired in May 2018 from her position as Chief Financial Officer and Senior Vice President, Finance and Administration and Controller of Imperial Oil Limited, a publicly-held Canadian petroleum company with 69.6% ownership by ExxonMobil Corporation, a position she held since September 2015. Prior to that, Ms. Babcock served as Vice President, Corporate Financial Services from 2013 to 2015, Assistant Controller, Corporate Accounting Services from 2011 to 2013, and in various other senior leadership positions from 1998 to 2013, all at ExxonMobil Corporation. Earlier in her career, she was an Auditor of Clarkson Gordon, which became part of Ernst & Young. Ms. Babcock is a former member of the NYSE Listed Company Advisory Board and is a member of the Chartered Professional Accountants of Canada.

Ms. Babcock serves on the board of directors of Forté Foundation.

Ms. Babcock earned a bachelor’s degree from Queen’s University and a master’s degree in business administration from McMaster University.

Gray G. Benoist
Director Since: February 2009
Independent
Age: 68

•Olin Committees: Member of the Audit Committee and Directors and Corporate Governance Committee
•Former Senior Vice President, Finance, Chief Financial Officer and Chief Accounting Officer of Belden, Inc.
•Former Senior Vice President, Director of Finance of Networks Segment at Motorola Inc.

Mr. Benoist brings executive level financial experience and global accounting expertise across a range of industries to the Olin Board of Directors.

Mr. Benoist retired in March 2020 from his position as an officer on special assignment of Belden, Inc., a designer, manufacturer and marketer of signal transmission solutions, a position he held since January 2012. Prior to that, he served as Senior Vice President, Finance and Chief Financial Officer of Belden for six years, and Chief Accounting Officer. Earlier in his career he served as Senior Vice President, Director of Finance of the Networks Segment of Motorola Inc., a business unit responsible for the global design, manufacturing, and distribution of wireless and wired telecom system solutions. During more than 25 years with Motorola, Mr. Benoist served in senior financial and general management roles across Motorola’s portfolio of businesses, including the Personal Communications Sector, Integrated and Electronic Systems Sector, Multimedia Group, Wireless Data Group, and Cellular Infrastructure Group.

Mr. Benoist serves on the board of directors of Neurowrx, Inc. and as President of MindSpark Training Academy.

Mr. Benoist earned a bachelor’s degree in finance and accounting from Southern Illinois University and a master’s degree in business administration from the University of Chicago.

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C. Robert Bunch
Director Since: December 2005
Independent
Age: 66

•Olin Committees: Chair of the Compensation Committee; Member of the Executive Committee
•Former Chairman of the Board and Chief Executive Officer of Global Tubing
•Former Chairman, President and Chief Executive Officer of Maverick Tube Corporation

Mr. Bunch brings extensive company governance, executive leadership, and business strategy experience to the Olin Board of Directors.

Mr. Bunch served as Chairman of the Board and Chief Executive Officer of Global Tubing, LLC, a privately held company which manufactured and sold coiled tubing and related products and services to the energy industry, from May 2007 until June 2013. From October 2004 until October 2006, he served as President and CEO and in January 2005, he became Chairman of Maverick Tube Corporation, a producer of welded tubular steel products used in energy and industrial applications. He began his career in 1999 as Vice President and Chief Administrative Officer at Input/Output, where he later became President and Chief Operating Officer from 2002 to 2003. He was also an independent oil service consultant.

Mr. Bunch serves on the board of trustees of Awty International School. He served on the board of directors of Pioneer Drilling Company from May 2004 until August 2008.

Mr. Bunch earned a bachelor’s degree in economics and a master’s degree in accounting from Rice University and a juris doctorate degree from the University of Houston.

Scott D. Ferguson
Director Since: February 2020
Independent
Age: 46

•Olin Committees: Member of the Compensation Committee and Operating Improvement Committee
•Founder and Managing Partner of Sachem Head Capital Management LP
•Director of Elanco Animal Health, Inc.
•Former Director of Autodesk, Inc.

Mr. Ferguson brings substantial financial, investment strategy, and corporate governance experience to the Olin Board of Directors.

Mr. Ferguson is the founder and managing partner of Sachem Head Capital Management LP, a value-oriented investment management firm based in New York which he started in 2012. Prior to starting Sachem Head, he spent nine years at Pershing Square Capital Management, which he joined pre-launch as the firm’s first investment professional. Prior to Pershing Square, Mr. Ferguson earned an M.B.A. from Harvard Business School in 2003 and was a vice president at American Industrial Partners, an operations focused private equity firm, from 1999 to 2001. Mr. Ferguson was also a business analyst at McKinsey & Company from 1996 to 1999.

Mr. Ferguson currently serves on the board of directors of Elanco Animal Health, Inc. and the Henry Street Settlement, and is also a member of the Robin Hood Leadership Council. He is a former director of Autodesk, Inc.

Mr. Ferguson graduated from Stanford University with an A.B. in Public Policy in 1996.

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W. Barnes Hauptfuhrer
Director Since: February 2020
Independent
Age: 66

•Olin Committees: Member of the Directors and Corporate Governance Committee and Operating Improvement Committee
•Former Co-Head of Corporate & Investment Banking Division of Wachovia Corporation
•Former Chief Executive Officer of Chapter IV Investors, LLC
•Director of National Gypsum Company
•Former Director of Buckeye Pipeline and Wolverine Tube, Inc.

Mr. Hauptfuhrer brings extensive knowledge of finance, mergers and acquisitions, and corporate governance matters to the Olin Board of Directors.

Mr. Hauptfuhrer retired in June 2018 from his position as Chief Executive Officer of Chapter IV Investors, LLC, an investment firm he founded in February 2006. Prior to this, Mr. Hauptfuhrer served as Co-Head of the Corporate & Investment Banking Division of Wachovia Corporation (formerly, First Union Corporation). Earlier in his career, he also served as Senior Executive Vice President of Wachovia and prior to the merger of Wachovia and First Union, Mr. Hauptfuhrer served in roles of increasing responsibility at First Union, including Co-Head of the Corporate & Investment Banking Division, Co-Head of Investment Banking, and Managing Partner of First Union Capital Partners, a private equity investment group within First Union, which he founded. Previously, Mr. Hauptfuhrer served as Managing Director and investment banker at Kidder Peabody.

Mr. Hauptfuhrer currently serves on the board of directors of National Gypsum Company. He is also director of the Foundation for the Carolinas and trustee of the Greater Charlotte YMCA. He previously served as a director of Buckeye Pipeline LLC from September 2006 to March 2008, and of Wolverine Tube, Inc. from May 1998 to October 2005.

Mr. Hauptfuhrer earned a bachelor’s degree from Princeton University and a juris doctorate degree and master’s degree in business administration from the University of Virginia.

John M. B. O’Connor
Director Since: January 2006
Independent
Age: 66

•Olin Committees: Member of the Audit Committee and Operating Improvement Committee
•Chairman and CEO of J.H. Whitney Investment Management and CEO of Whitney Strategic Services
•Former Chief Executive Officer of Tactronics Holdings, LLC
•Former Chairman and Executive Partner of JP Morgan Alternative Asset Management, Inc.
•Director of American Mask Company, Boon Logic, Inc. and Sequoia Holdings Inc.
•Former member of the Department of Defense Business Board

Mr. O’Connor brings substantial financial, investment banking, risk management and strategic consulting experience to the Olin Board of Directors.

Mr. O’Connor is Chairman and Chief Executive Officer of J.H. Whitney Investment Management, an alternative investment firm, a position he has held since January 2005, and CEO of Whitney Strategic Services, a provider of global economic advisory services to the US Department of Defense.

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Mr. O’Connor previously served from January 2009 through March 2011 as CEO of Tactronics Holdings, a provider of tactical integrated electronic systems to U.S. and foreign military customers. Prior to this, he was Chairman of JP Morgan Alternative Asset Management, Inc, where he also served as an Executive Partner of JP Morgan Partners. He was also a member of the Risk Management Committee of JP Morgan Chase, which was responsible for policy formulation and oversight of all market and credit risk taking activities globally.

Mr. O’Connor serves on the board of directors of American Mask Company, Boon Logic, Inc. and Sequoia Holdings Inc. He is also chairman and on the advisory board of American Friends of the UK Clocktower Fund Inc., and on the advisory boards of Avenue Capital Sustainable Strategies Fund, Chart National LLP, Game Conservancy USA, Global Guardian, LLC, Grayson-Jockey Club Research Foundation, and New York State Green Bank. He is treasurer of the UK Game Conservancy and Wildlife Trust.

Mr. O’Connor earned a bachelor’s degree in economics from Tulane University and a master’s degree in business administration from Columbia University Graduate School of Business.

Earl L. Shipp
Director Since: October 2017
Independent
Age: 63

•Olin Committees: Member of the Audit Committee
•Former Vice President, US Gulf Coast Operations of The Dow Chemical Company
•Former President, Dow Africa and Former President, Basic Chemicals Group of Dow
•Director of National Grid plc

Mr. Shipp brings substantial chemical industry expertise, and manufacturing, engineering and operations management experience to the Olin Board of Directors.

Mr. Shipp retired in September 2017 from his position as Vice President, US Gulf Coast Operations of The Dow Chemical Company, a diversified chemical manufacturing company, a position he held since November 2010. Prior to that, he served as President of Dow Africa from June 2009 to October 2010 and as President of Basic Chemicals Group at Dow from May 2007 to May 2009. During his 36-year history at Dow, he held a variety of leadership and engineering roles, including appointments as Site Director of Louisiana Operations and Global Operations Director for Propylene Oxide/Propylene Glycol, Business Director for Propylene Oxide/Propylene Glycol, Business Vice President for Oxides and Glycols, and Business Vice President—Ethylene Oxide and Ethylene Glycol and President—India, Middle East and Africa Region.

Mr. Shipp serves on the board of directors and the safety, environment and health and nominations and remuneration committees of National Grid plc, and on the board of directors of CHI St. Luke’s Health Texas Division and The Economic Development Alliance of Brazoria County, Texas.

Mr. Shipp earned a bachelor’s degree in chemical engineering from Wayne State University and completed the executive education program at Indiana State University School of Business.

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Scott M. Sutton
Director Since: September 2018
President and Chief Executive Officer
Age: 56

•Olin Committees: Chair of the Operating Improvement Committee
•President and Chief Executive Officer of Olin Corporation
•Former Chief Executive Officer and Director of Prince International Corporation
•Former Chief Operating Officer at Celanese Corporation
•Former President and General Manager of AgroSolutions at Chemtura Corporation

Mr. Sutton brings extensive experience in operations, engineering, manufacturing, finance, sales, marketing and management of complex businesses with worldwide operations to the Olin Board of Directors.

Mr. Sutton became President and Chief Executive Officer of Olin Corporation in September 2020. From December 2019 to July 2020, he served as Chief Executive Officer and a member of the board of directors of Prince International Corporation, a privately held specialty chemicals company. From August 2013 to February 2019, he served in a variety of roles of increasing responsibility at Celanese Corporation, a global chemical and specialty materials company, including Chief Operating Officer, Executive Vice President and President, Materials Solutions, and Vice President and General Manager, Engineered Materials. Earlier in his career, Mr. Sutton served as President and General Manager of Chemtura Corporation’s AgroSolutions business, business manager for Landmark Structures and a division vice president for Albemarle Corporation.

Mr. Sutton earned a bachelor’s degree in civil engineering from Louisiana State University and is a registered professional engineer in Texas.

William H. Weideman
Director Since: October 2015
Independent
Age: 66

•Olin Committees: Lead Director; Member of the Audit Committee, Compensation Committee and Executive Committee
•‘Audit Committee Financial Expert’ under applicable SEC rules
•Former Chief Financial Officer and Executive Vice President of The Dow Chemical Company
•Former Director of Sadara Chemical Company
Mr. Weideman brings valuable financial, audit, and business administration expertise to the Olin Board of Directors, as well as extensive knowledge of the businesses Olin acquired from The Dow Chemical Company.

Mr. Weideman retired in January 2015 from his position as Chief Financial Officer and Executive Vice President of The Dow Chemical Company, a diversified chemical manufacturing company, a position he held since March 2010. Prior to that, Mr. Weideman served as an Interim Chief Financial Officer from November 2009 to March 2010, and Executive Vice President of Finance, Dow Agrosciences & Corporate Strategic Development from April 2010 to September 2012, all at Dow. He joined Dow in 1976 as a Cost Accountant in Midland, Michigan and held a variety of accounting and controller roles for different Dow businesses.

Mr. Weideman served on the board of directors of Mid-Michigan Medical Center and on the board of trustees for Central Michigan University through December 31, 2020. From October 30, 2011 through December 2015, he served on the board of directors of Sadara Chemical Company, a joint venture between Saudi Aramco and Dow. From August 30, 2000 through December 2015, he was a director of the Dow Chemical Employees’ Credit Union.

Mr. Weideman earned a bachelor’s degree in business administration and accounting from Central Michigan University.

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Carol A. Williams
Director Since: October 2015
Independent
Age: 62

•Olin Committees: Chair of the Directors and Corporate Governance Committee; Member of the Compensation Committee
•Former Executive Vice President, Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations of The Dow Chemical Company
•Former Vice President, Chlor-alkali Assets Business of Dow, and Senior Vice President of Basic Chemicals
•Independent Board Chair and Director of Owens-Illinois Inc.

Ms. Williams brings extensive management expertise in manufacturing, purchasing and supply chain operations, substantial experience in research and development, and comprehensive knowledge of the chlor-alkali and general chemicals industry to the Olin Board of Directors.

Ms. Williams retired in 2015 from her position as special advisor to the Chief Executive Officer of The Dow Chemical Company, a diversified chemical manufacturing company, a position she held since January 2015. Prior to this, she served as Dow’s Executive Vice President of Manufacturing and Engineering from September 2011 to December 2014, adding responsibility for Supply Chain and Environmental, Health & Safety Operations in 2012; President of Chemicals & Energy from August 2010 to August 2011, and Senior Vice President of Basic Chemicals from January 2009 to July 2010, all at Dow. During Ms. Williams’ 34-year history at Dow, she assumed increasingly more significant management positions in research and development before becoming operations leader and then Vice President for the global chlor-alkali assets business.

Ms. Williams became the independent board chair in May 2016, and she has served on the board of directors and nominating/governance committee of Owens-Illinois Inc. since May 2014. Ms. Williams is a member of the Engineering Advisory Board and Energy Futures Institute Presidential Consultation Committee for Carnegie Mellon University. She was on the board of directors of Zep, Inc. from 2012 through June 2015.

Ms. Williams earned a bachelor’s degree in chemical engineering from Carnegie Mellon University.

CORPORATE GOVERNANCE MATTERS

How Many Meetings Did Board Members Attend?
During 2020, our board held 15 meetings. As part of each regularly scheduled board meeting, the non-employee directors met in executive session. All directors attended 100% of the 2020 meetings of our board and committees of our board on which they served. In addition, during his or her entire period of service, each director attended over 91% of the meetings of our board and committees of our board on which he or she served. We have a policy requiring directors to attend each annual meeting, absent serious extenuating circumstances. All of our non-employee directors participated in our 2020 annual meeting by telephone.

Which Board Members Are Independent?
Our board has determined that all of its members, except John E. Fischer and Scott M. Sutton, are independent, or were independent while serving on our board, in accordance with applicable New York Stock Exchange (NYSE) listing standards and applicable provisions of our Principles of Corporate Governance. In determining independence, our board confirms that a director has no relationship with Olin that violates the “bright line” independence standards under the NYSE listing standards. Our board also reviews whether a director has any other material relationship with Olin, after consideration of all relevant facts and circumstances. In assessing the materiality of a director’s relationship to Olin, our board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. Our board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

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Our board of directors have adopted a criteria for the types of de minimis transactions that do not warrant board consideration when making director independence determinations. Our board of directors has concluded that the following transactions do not impair a director’s independence, and are not considered by our board in its determination of director independence:
•our match of up to $5,000 in charitable contributions made by directors under our 50% matching contribution program, which is available to all employees; and
•any transaction or series of transactions between Olin (or its subsidiaries) and a director (or an organization in which he/she serves as a director, partner, shareholder or officer) for the purchase or sale of products or services that (i) involve less than $50,000 in the aggregate in any 12-month period and (ii) have the same pricing and other terms and conditions as transactions with unrelated and similarly situated customers or suppliers.
Except as provided below, during 2020, none of our current or former non-employee directors had any relationship or transaction other than those which are permitted under the de minimis criteria described above.
On February 29, 2020, we entered into the Cooperation Agreement with Sachem Head, which was subsequently amended pursuant to the Amendment that we entered into on October 1, 2020. These agreements are described under the heading “ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS–Who are the individuals nominated by our board to serve as directors?” on page 8. One of our directors, Mr. Ferguson, is the founder and managing partner of Sachem Head and Olin’s board of directors agreed that, pursuant to the Cooperation Agreement, as amended by the Amendment, it would include Mr. Ferguson and Mr. Hauptfuhrer in the slate of director nominees recommended by our board of directors for election at the 2020 annual meeting and 2021 annual meeting. Our board determined that the Cooperation Agreement as amended by the Amendment, does not impair the independence of Mr. Ferguson or Mr. Hauptfuhrer in accordance with the applicable NYSE listing standards and provisions of Olin’s Principles of Corporate Governance.
In 2020, we purchased approximately $3,238,600 of energy-related services from National Grid US. One of our directors, Earl Shipp, is a member of the board of directors of National Grid plc and serves on such board’s safety, environment and health committee, its nominations committee and its remuneration committee. Our board determined that Mr. Shipp had no material interest in these transactions, and they did not impair Mr. Shipp’s independence because the transactions were made on customary terms and conditions and amounted to less than 0.02% of National Grid plc’s total sales and 0.05% of Olin’s total sales.

Does Olin Have Corporate Governance Guidelines and a Code of Conduct?
Our board has adopted Principles of Corporate Governance and a Code of Conduct. Our Code of Conduct applies to our directors and all of our employees, including our chief executive officer (CEO), chief financial officer (CFO) and principal accounting officer/controller. We discuss certain provisions of these documents in more detail under the heading “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”
Each of our four major standing board committees (Audit, Compensation, Directors and Corporate Governance and Operating Improvement) acts under a written charter adopted by our board. Our committee charters can be viewed on our website at www.olin.com/investors/leadership-governance/committees. Our Principles of Corporate Governance and Code of Conduct can all be viewed on our website at www.olin.com/investors/leadership-governance/governance-documents. In addition, we will disclose on that website any amendment to, or waiver from, a provision of our Code of Conduct for our directors and executive officers, including our CEO, CFO, principal accounting officer/controller or other employees performing similar functions.

Does Olin Prohibit Hedging and Pledging of Its Stock by Insiders?
Our insider trading policy prohibits our directors and executive officers from engaging in any hedging or pledging transactions in our securities. Our policy does not specifically permit any type of hedging transaction, but instead imposes a broad prohibition of any "hedging or monetization transactions" if the director or executive officer "continues to own the underlying security without all the risks and rewards of ownership." Our prohibition on pledging of our securities is similarly broad, and prohibits all pledges of our securities, whether as part of a hedging transaction or a loan transaction.
As of February 26, 2021, no shares of our common stock were pledged by any director or executive officer.

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Do Olin’s Board and Committees Conduct Evaluations?
As required by NYSE rules, Olin’s board of directors as well as its Audit, Compensation, Directors and Corporate Governance, and Operating Improvement Committees each conduct an annual performance evaluation. In addition, Olin’s board conducted individual evaluations of the non-employee directors (except Messrs. Ferguson and Hauptfuhrer who are on Olin’s board as a result of the Cooperation Agreement, as amended by the Amendment, discussed above).

What Are the Committees of our Board?
Our committees of the board are:
Our Audit Committee, which held eight meetings during 2020, advises our board on internal and external audit matters affecting us. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, our audit committee is comprised solely of directors who meet the enhanced independence standards for audit committee members under the Securities Exchange Act of 1934 (Exchange Act) and the related rules as incorporated into the NYSE standard for independence. Its current members are: Beverley A. Babcock (Chair), Gray G. Benoist, John M. B. O’Connor, Earl L. Shipp and William H. Weideman. Our board has determined that Ms. Babcock and Mr. Weideman meet the SEC definition of an “audit committee financial expert,” and that each of the members of the audit committee is financially literate, as such term is interpreted by our board in its business judgment. Our audit committee:
•has sole authority to directly appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm;
•reviews with our independent registered public accounting firm the scope and results of their examination of our financial statements and any investigations and surveys by such independent registered public accounting firm;
•pre-approves and monitors audit and non-audit services performed by our independent registered public accounting firm;
•reviews its charter annually and ensures it is publicly available in accordance with SEC regulations;
•reviews our annual audited and quarterly unaudited financial statements and management’s discussion and analysis of financial condition and operations in our annual reports on Form 10-K and quarterly reports on Form 10-Q before filing or distribution;
•reviews with management and our independent registered public accounting firm the interim financial results and related press releases before issuance to the public;
•reviews audit plans, activities and reports of our internal and regulatory audit departments;
•reviews the presentations by management and our independent registered public accounting firm regarding our financial results;
•monitors our litigation process including major litigation and other legal matters that impact our financial statements or compliance with the law;
•monitors compliance with legal and regulatory requirements including environmental, health, safety and transportation compliance;
•monitors our enterprise risk management process;
•oversees our ethics and business conduct programs and procedures; and
•has the authority to hire its own independent advisors.
Our Compensation Committee, which held six meetings during 2020, sets policies, develops and monitors strategies for, and administers the programs that are used to compensate our CEO and other senior executives. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, our compensation committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: C. Robert Bunch (Chair), Heidi S. Alderman, Scott D. Ferguson, Vincent J. Smith, William H. Weideman and Carol A. Williams. Our compensation committee:

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•approves the salary plans for all executive officers including their total direct compensation opportunity, comprised of base salary, annual incentive standard and long-term incentive guideline award;
•approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;
•administers the incentive compensation plans, stock option plans, and long-term incentive plans;
•annually evaluates the performance of our CEO;
•performs settlor functions for our retirement plans, such as establishing, amending and terminating such plans (which authority has also been delegated to a management committee);
•approves executive and change in control agreements;
•reviews and establishes the compensation of non-employee directors;
•reviews and discusses our Compensation Discussion and Analysis with management and, based on that review, makes a recommendation to our board of directors regarding inclusion of the Compensation Discussion and Analysis in our annual proxy statement or annual report on Form 10-K filed with the SEC;
•reviews and recommends board approval of stock ownership guidelines for our directors and employees participating in our long term incentive plan(s);
•reviews and develops for board approval, and assess enforcement, of policies that provide for the “clawback” of incentive-based compensation paid to current or former employees, upon the occurrence of a triggering event; and
•has the authority to hire its own independent advisors.
Our Directors and Corporate Governance Committee, which held seven meetings during 2020, assists our board in fulfilling its responsibility to the shareholders relating to the selection and nomination of officers and directors. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, our directors and corporate governance committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: Carol A. Williams (Chair), Heidi S. Alderman, Beverley A. Babcock, Gray G. Benoist and W. Barnes Hauptfuhrer. Our directors and corporate governance committee:
•makes recommendations to our board regarding the election of our CEO;
•reviews the nominees for our other officers;
•makes recommendations to our board regarding the size and composition of our board and the qualifications and experience that might be sought in board nominees;
•seeks out and recommends possible candidates for nomination and considers recommendations by shareholders, management, employees and others for candidates for nomination and re-nomination as directors;
•assesses whether the qualifications and experience of board nominees meet the current needs of our board;
•reviews plans for management development and succession;
•periodically reviews corporate governance trends, issues and best practices and makes recommendations to our board regarding the adoption of best practices most appropriate for the governance of the affairs of our board;
•reviews and makes recommendations to the board regarding the composition, duties and responsibilities of various board committees;
•reviews and advises our board on such matters as protection against liability and indemnification;
•reports periodically to our board on the performance of the board itself as a whole; and
•has the authority to hire its own independent advisors.

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Our Operating Improvement Committee, which held three meetings during 2020, analyzes and makes recommendations to our board of directors regarding operational improvement and supports and informs our board’s review and refinement of Olin’s strategy. Its members are: Scott M. Sutton (Chair), Scott D. Ferguson, W. Barnes Hauptfuhrer and John M. B. O’Connor. Our operating improvement committee:
•reviews and evaluates improvements to Olin’s operations, efficiency and profitability;
•makes recommendations to our board regarding operational improvements including, among other things, with respect to Olin’s business strategies, margin improvements and growth opportunities;
•makes recommendations to our board regarding financial strategies, including, among other things, with respect to capital allocation, capital expenditures, cash flow, short-term and long-term balance sheet optimization plans, net working capital streamlining initiatives and initiatives regarding appropriate financial leverage and share repurchases; and
•makes recommendations to our board regarding portfolio realignment, investor communications and other similar operational matters to enhance shareholder value.
Our Executive Committee meets as needed in accordance with Olin’s Bylaws. Between meetings of our board, our executive committee may exercise all the power and authority of our board (including authority and power over our financial affairs) except for matters reserved to the full board by Virginia law and matters for which our board gives specific directions. During 2020, this committee held no meetings. Our executive committee members are: John E. Fischer (Chair), Beverley A. Babcock, C. Robert Bunch and William H. Weideman.

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during 2020 (Heidi S. Alderman, C. Robert Bunch, Scott D. Ferguson, Vincent J. Smith, William H. Weideman and Carol A. Williams):
•served as an employee for Olin during that year;
•is currently or has ever been an officer of Olin; or
•had any relationship with Olin requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
None of our executive officers:
•serves on the compensation committee of any other company for which one of our directors serves as an executive officer; or
•serves on the board of directors of any other company where a member of our compensation committee serves as an executive officer.

What Is Olin’s Director Nomination Process?
Our directors and corporate governance committee acts as our nominating committee. As a policy, our committee considers any director candidates suggested by shareholders if we receive the appropriate information in a timely manner. Our Principles of Corporate Governance provide that our board chair, CEO, lead director, other directors, employees and shareholders may recommend director nominees to our committee. Our committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate. Our committee reviews and evaluates each nominee and our committee chair, our board chair, CEO and lead director interview the potential new board candidates selected by our committee. The interview results, along with our committee’s recommended nominees, are submitted to our full board.
Our Principles of Corporate Governance describe criteria for new board members including recognized achievement plus skills such as a special understanding or ability to contribute to some aspect of Olin’s business. Our committee is tasked with seeking board members with the personal qualities and experience that taken together will ensure a strong board of directors. Our Principles of Corporate Governance provide that racial, ethnic and gender diversity are important factors in assessing potential board members, in addition to particular qualifications and experience required to meet the needs of our board.
As part of their review of board nominations, our board and our committee consider diversity of experience and background in an effort to ensure that the composition of our directors ensures a strong and effective board. Our

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Principles of Corporate Governance cite strength of character, an inquiring and independent mind, practical wisdom and mature judgment as among the principal qualities of an effective director.
This year, we have 11 nominees standing for re-election.
A shareholder can suggest a person for nomination as a director by providing the name and address of the candidate, and a detailed description of the candidate’s experience and other qualifications for the position, in writing addressed to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA. The notice may be sent at any time, but for a candidate to be considered by our committee as a nominee for an annual meeting, we must receive the written information at least 150 days before the anniversary of the date of our prior year’s proxy statement. For example, for candidates to be considered for nomination by our committee at our 2022 annual meeting, we must receive the information from shareholders on or before October 13, 2021.
In addition to shareholders proposing candidates for consideration by our committee, Olin’s Bylaws allow shareholders to directly nominate individuals at our annual meeting for election to our board by delivering a written notice as described under the heading “MISCELLANEOUS—How can I directly nominate a director for election to the board at the 2022 annual meeting?” on page 6. Although a shareholder may directly nominate an individual for election as a director, our board is not required to include such nominee in our proxy statement.

What Is the Board Leadership Structure?
Our Principles of Corporate Governance state that our board may select either a combined CEO board chair coupled with a lead director, or appoint a board chair who does not also serve as CEO. Currently, our CEO and board chair positions are held by Mr. Sutton and Mr. Fischer, respectively, and our board selected Mr. Weideman as our independent lead director.
Our board believes that this leadership structure is best for Olin at the current time, as it appropriately balances the need for the CEO to run the company on a day-to-day basis with significant involvement and authority vested in an outside independent board member—the lead director. Our lead director assumes many functions traditionally within the purview of a chairman of the board. Under our Principles of Corporate Governance, our lead director must be independent, and is responsible for:
•advising on our board meeting schedule to ensure that our independent directors can perform their duties responsibly without interfering with company operations;
•approving agendas for board and committee meetings and information sent to our board;
•advising on quality, quantity, and timeliness of the flow of information from management to independent directors;
•interviewing all potential new board candidates, and making recommendations on candidates;
•chairing all executive sessions of our board’s independent directors;
•acting as principal liaison between our independent directors and our board chair on sensitive issues;
•recommending membership and chairs of board committees;
•recommending to our board chair the retention of consultants who report directly to our board;
•calling meetings of our independent directors; and
•being available for direct communication if requested by major shareholders, as appropriate.

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How Does the Board Oversee Olin’s Risk Management Process?
Our board is responsible for oversight of Olin’s risk assessment and management process. Our board delegated to our compensation committee basic responsibility for oversight of management’s compensation risk assessment, and that committee reports to our board on its review. Our board also delegated tasks related to risk process oversight to our audit committee, which reports the results of its review process to our board. Our audit committee’s process includes:
•a review, at least annually, of our internal audit process, including the organizational structure and staff qualifications, as well as the scope and methodology of the internal audit process; and
•a review, at least annually, of our enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place, including discussion of the major risk exposures identified by Olin, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.
In addition to the reports from our audit and compensation committees, our board periodically discusses risk oversight, including as part of its annual detailed corporate strategy review.
Brian J. Clucas, our Vice President, Global Internal Audit, reports directly to our audit committee and has direct and unrestricted access to that committee. Todd A. Slater, our Vice President and CFO, oversees our ERM process and fulfills the responsibilities of a chief risk officer. Mr. Slater reports to our CEO, but has direct access to our audit committee chair. Messrs. Slater and Clucas, individually or with other members of our management team, periodically meet in executive session with our audit committee.
REPORT OF OUR AUDIT COMMITTEE
Our audit committee’s primary responsibility is to assist our board in its oversight of the integrity of Olin’s financial reporting process and systems of internal control, to evaluate the independence and performance of Olin’s independent registered public accounting firm, KPMG LLP (KPMG), and internal audit functions and to encourage private communication between our audit committee and KPMG and our internal auditors.
Our committee held eight meetings during the year. During the second half of 2020, our audit committee also completed a self-assessment.
In discharging its responsibility, our audit committee reviewed and discussed the audited financial statements for fiscal year 2020 with management and KPMG, including the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the U.S. Securities and Exchange Commission (SEC).
In addition, our audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with our audit committee concerning independence. Our audit committee discussed with KPMG the issue of its independence from Olin and reviewed KPMG’s reports on the firm’s quality review procedures and findings, results of peer reviews and investigations and inquiries, including corrective actions taken. Our audit committee also negotiated the hiring of KPMG for the 2020 audit and pre-approved all fees which SEC rules require our committee to approve to ensure that the work performed was permissible under applicable standards and would not impair KPMG’s independence.
Based on our audit committee’s discussions with management and KPMG and our audit committee’s review of KPMG’s written report and the other materials discussed above, our audit committee recommended that our board of directors include the audited consolidated financial statements in Olin’s Annual Report on Form 10-K for the year ended December 31, 2020, to be filed with the SEC.

February 15, 2021	Beverley A. Babcock, Chair Gray G. Benoist John M. B. O’Connor Earl L. Shipp William H. Weideman

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SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
How much stock is beneficially owned by each director, director nominee and by the named executive officers in the Summary Compensation Table?
This table shows how many shares of our common stock certain persons beneficially owned on January 15, 2021. Those persons include each director, director nominee, each NEO in the Summary Compensation Table on page 43, and all directors and executive officers as a group. A person has “beneficial ownership” of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. “Investment power” means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

Name of Beneficial Owner	Number of Shares Beneficially Owned (7)	Percent of Common Stock (8)
Heidi S. Alderman	15,606	—
Beverley A. Babcock	14,667	—
Gray G. Benoist	64,803	—
C. Robert Bunch	66,724	—
Scott D. Ferguson (1)	14,959,560	9.4
W. Barnes Hauptfuhrer	9,560	—
John M. B. O’Connor (2)	49,867	—
Earl L. Shipp	36,727	—
Vincent J. Smith	66,064	—
William H. Weideman	37,331	—
Carol A. Williams	37,331	—
John E. Fischer (3)	1,740,083	1.1
Scott M. Sutton	94,006	—
Todd A. Slater	549,465	—
Pat D. Dawson (4)	583,513	—
James A. Varilek (5)	342,724	—
Brett A. Flaugher (6)	132,992	—

Directors and executive officers as a group, including those named above (21 persons)	19,089,842	11.9
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(1)Mr. Ferguson has shared voting and investment powers over all 14,959,560 shares with Sachem Head Capital Management LP and Uncas GP LLC (each, as to all 14,959,560 of such shares), and with Sachem Head GP LLC (as to 9,200,000 of such shares).
(2)Mr. O’Connor shares voting and investment power with his spouse over 8,853 shares of common stock held by the 2001 John M. B. O’Connor Family Trust.
(3)Mr. Fischer beneficially owns 226,524 shares of common stock through his Revocable Trust.
(4)Mr. Dawson beneficially owns 63,746 shares of common stock through his Revocable Trust.
(5)Mr. Varilek beneficially owns 34,004 shares of common stock through his Revocable Trust, in which he and his spouse are co-trustees.
(6)Mr. Flaugher beneficially owns 7,975 shares of common stock with his spouse.
(7)Includes shares credited under the CEOP on January 15, 2021, phantom stock units credited to deferred accounts under the Amended and Restated Olin Corporation 1997 Stock Plan for Non-employee Directors (Directors Plan) and shares that may be acquired within 60 days of January 15, 2021 (by March 15, 2021) through the exercise of stock options as follows:

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Name	Number of Phantom Stock Units Held in Director Deferred Accounts (9)	Number of Shares Subject to Options Exercisable in 60 days
Heidi S. Alderman	13,606	—
Beverley A. Babcock	14,667	—
Gray G. Benoist	29,466	—
C. Robert Bunch	27,599	—
Scott D. Ferguson	7,100	—
W. Barnes Hauptfuhrer	7,100	—
John M. B. O’Connor	26,300	—
Earl L. Shipp	27,809	—
Vincent J. Smith	26,300	—
William H. Weideman	27,600	—
Carol A. Williams	32,465	—
John E. Fischer	—	1,512,867
Scott M. Sutton	18,450	—
Todd A. Slater	—	431,017
Pat D. Dawson	—	519,767
James A. Varilek	—	294,917
Brett A. Flaugher	—	109,184
Directors and executive officers as a group, including those named above (21 persons)	258,462	3,086,804
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(8)Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock. For each individual, as well as the group included in the table above, percentage ownership is calculated by dividing (1) the number of shares reported as beneficially owned on January 15, 2021, by (2) 157,970,377, which is the number of shares of common stock outstanding on December 30, 2020, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days of January 15, 2021.
(9)Such securities have no voting rights.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Principles of Corporate Governance and our Code of Conduct include policies and procedures requiring pre-approval of certain transactions involving our directors and employees and their family members and affiliated organizations if Olin is a direct or indirect participant. The policies define “family member” to mean a spouse, child, sibling, stepchild, parent, stepparent, mother-, father-, son-, daughter-, brother- or sister- in-law, or any other person living with the individual (except tenants and household employees). Affiliated organizations include those entities where the individual or family member serves as a director, executive officer or holder of 5% or more of the equity interests.
Our Principles of Corporate Governance require our directors and corporate governance committee (or, if that committee determines it is appropriate, our board) to pre-approve the following transactions with directors, family members and affiliated organizations:
•charitable contributions of more than $10,000 in a fiscal year;
•transactions involving more than $120,000 (individually or in the aggregate) in a fiscal year (other than purchases or sales of goods and services contracted for by Olin business units in the normal course of business);
•transactions in excess of $120,000 in a fiscal year for consulting or personal services;

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•transactions in excess of $120,000 in a fiscal year directly with (or involving direct compensation to) a director or family member; and
•transactions (even in the ordinary course of business) involving the greater of $1 million or 2% of consolidated gross revenues of either Olin or the other party.
Our Principles of Corporate Governance require our directors and corporate governance committee to pre-approve service by any senior executive (our CEO and other Section 16 officers) on the board of another public company or on the board of any private company that would represent a material commitment of time. In addition, our Code of Conduct and related Corporate Policy Statements require the approval of our board of directors before an officer may serve as a director or provide services to another organization (as an officer, employee, consultant, etc.). Any such service by other employees must be pre-approved by our CEO, if the potential for a conflict of interest exists. These provisions also prohibit any employee or family member from having any direct or indirect interest in, or any involvement with or obligation to, any business organization (including any non-profit entity to which Olin makes contributions) which does or seeks to do business with Olin, or any Olin competitor, without pre-approval from the employee’s department head.
In granting pre-approval, our directors and corporate governance committee, board members and management focus on the best interests of Olin.
In addition to the pre-approval process described above, our Code of Conduct and related Corporate Policy Statements prohibit any director or employee from engaging in a transaction that might conflict with the best interests of Olin.
On February 29, 2020, we entered into the Cooperation Agreement with Sachem Head with respect to our 2020 annual meeting. The Cooperation Agreement was amended by the Amendment on October 1, 2020. Based on Amendment No. 2 to a Schedule 13D filing dated October 2, 2020, Sachem Head beneficially owns 9.4% of our common stock and Mr. Ferguson, a member of our board of directors, is the founder and managing partner of Sachem Head. Under the terms of the Cooperation Agreement, as amended by the Amendment, Olin and Sachem Head agreed to several matters regarding the nomination of the Sachem Head Designees to our board of directors and the size of our board of directors, as well as certain restrictions on the activities of Sachem Head. Olin also agreed to reimburse Sachem Head for certain documented out-of-pocket costs, fees and expenses incurred by Sachem Head prior to our 2020 annual meeting, which amounted to approximately $750,000. For additional information, see the description under the heading “ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS”. Copies of the Cooperation Agreement and the Amendment can be found in our Current Reports on Form 8-K that we filed with the SEC on March 2, 2020 and October 2, 2020.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC, and these persons must furnish us with copies of the forms they file. Officers, directors and 10% beneficial owners complied with Section 16(a) filing requirements in 2020, except as described below.
Due to an internal miscommunication, one of our officers, Brett A. Flaugher, filed one late Form 4 relating to a restricted stock unit grant of Olin common stock on February 18, 2020. The transaction was reported on a Form 4 which was due on February 20, 2020, but which was filed with the SEC on February 24, 2020.
Due to an internal miscommunication, each of these officers, Eric A. Blanchard, Pat D. Dawson, John E. Fischer, Brett A. Flaugher, John L. McIntosh, John M. Sampson, Todd A. Slater, Randee N. Sumner and James A. Varilek, filed one late Form 4 relating to performance share grant award payouts on February 18, 2020. The transactions were reported on Form 4s which were due on February 20, 2020, but which were filed with the SEC on March 5, 2020.
Due to expired SEC Edgar filing codes, one of our directors, W. Barnes Hauptfuhrer, filed one late Form 4 relating to Olin common stock and phantom stock units received as annual director compensation on March 2, 2020. These transactions were reported on a Form 4 which was due on March 4, 2020, but which was filed with the SEC on March 9, 2020.
CORPORATE RESPONSIBILITY
Throughout its 129-year history, Olin has been known as a responsible corporate citizen. Our commitment to the principles of Responsible Care® within our operations globally drives excellence in environmental, health, safety and security stewardship. We value our people, the communities in which we operate, our customers, and the environment. The Olin Sustainability and Environment, Social and Governance (ESG) Platform encompasses actions to manage energy

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and climate, ensure resource efficiency of our operations, measure and assess commercial concerns, and engage our communities and employees on matters most relevant to Olin and our stakeholders. We released our inaugural sustainability report in 2020. This information, as well as progress to our targets, can be found on our website at www.olin.com/sustainability.

In 2020, Olin leveraged our management system to navigate the COVID-19 crisis to ensure the protection of our employees and customers. The chemical division of Olin maintains third-party certification to the RC 14001:2015 standard, including the internationally recognized ISO 14001:2015 standard for environmental management systems. In 2020, we achieved recertification to ISO 50001 (energy) for our Germany operations. Our product stewardship policy incorporates the American Chemistry Council’s Product Safety Code in our chemicals business segments and ensures that our product safety performance is properly evaluated and continuously improved, and relevant elements are made publicly available. We are committed to open and transparent reporting and regularly conduct audits to ensure compliance with the highest global standards.

Olin was honored in 2020 to receive numerous recognitions and accolades from global agencies and industry associations for our achievements in energy efficiency, waste minimization, reuse and recycling, and safety and environmental stewardship. In 2020, we were awarded the American Association of Railroads’ Grand Slam award for the fifth consecutive year. The award is recognition by at least four North American Class 1 Railroads for our efforts to reduce non-accidental environmental releases.

Olin’s board of directors has accountability for oversight of our environmental and safety performance, which it reviews no less than each quarter. Our board also has responsibility for monitoring our response to important public policy issues, including sustainability, which is reviewed on a routine basis. Business ethics, diversity, and talent management are additional key subjects related to sustainability that are discussed by our board. Further, our compensation committee has structured our compensation program to balance financial results with Olin’s achievement of annual goals relating to environmental impact, safety, sustainability, and ethical conduct. We also have engaged with the shareholders on sustainability matters.

For information about how we manage our commitments to Responsible Care® and sustainability, please visit the Corporate Responsibility page of our website at www.olin.com/corporate-responsibility.
EXECUTIVE OFFICERS
The below table provides information regarding our executive officers as of February 26, 2021:

Name and Age	Title	Served as an Olin Officer Since
John E. Fischer (65)	Executive Chairman of the Board	2004
Scott M. Sutton (56)	President and CEO	2020
Pat D. Dawson (63)	Executive Vice President and President, Epoxy & International	2015
Brett A. Flaugher (56)	Vice President and President, Winchester	2018
Damian Gumpel (46)	Vice President, Chlor Alkali Products and Vinyls	2020
Valerie A. Peters (57)	Vice President, Human Resources	2018
Todd A. Slater (57)	Vice President and CFO	2005
Randee N. Sumner (47)	Vice President and Controller	2014
James A. Varilek (62)	Executive Vice President and Chief Operating Officer	2015
Teresa M. Vermillion (45)	Vice President and Treasurer	2018
No family relationship exists between any of the above NEOs or our directors. Such officers were elected to serve, subject to our Bylaws, until their respective successors are chosen.
All executive officers except Brett A. Flaugher, Damian Gumpel, Valerie A. Peters, Scott M. Sutton and Teresa M. Vermillion have served as executive officers of Olin for more than five years and all executive officers except Scott M. Sutton have been employed by Olin for more than five years.
Pat D. Dawson was appointed Executive Vice President of Olin and President, Epoxy & International effective October 5, 2015. From 2013 through October 4, 2015, he was Senior Vice President, Epoxy and Corporate Project Development; from September 2009 to July 2013, he served as the President of Dow Asia Pacific; and from January 2004

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to September 2009, he served as Group President for the Polyurethanes Business, all at The Dow Chemical Company. His career began at Dow in 1980.
John E. Fischer became Executive Chairman of the Board of Directors of Olin effective September 1, 2020. From April 27, 2017 to August 31, 2020, he served as Chairman, President and CEO; from May 1, 2016 to April 26, 2017, he served as President and CEO; from May 2014 to April 30, 2016, he served as President and Chief Operating Officer; from October 2010 until May 2014, he served as Senior Vice President and CFO; from May 2005 to October 2010, he served as Vice President and CFO; and from June 2004 until May 2005, he served as Vice President, Finance and Controller, all at Olin.
Brett A. Flaugher was appointed Vice President of Olin and President, Winchester effective January 1, 2018, and assumed his current duties in October 2016. From January 2003 until September 2016, he served as Vice President, Marketing & Sales at Winchester. He joined Olin in 1986 as a Sales Representative in the Winchester Ammunition Division for the Texas and Oklahoma area and held a number of positions of increasing responsibility within Winchester’s sales and marketing department.
Damian Gumpel was appointed Vice President of Olin and President, Chlor Alkali Products and Vinyls effective December 15, 2020, and assumed his current duties in April 2019. From August 2017 through March 2019, he served as Vice President, Global Caustic, KOH, and Vinyls; from January 2016 through July 2017, he served as Vice President, Global Caustic and Vinyls; and from October 5, 2015 to December 2015, he served as Commercial Director, U.S. Gulf Coast–Chlor Alkali and Vinyls, all at Olin. From January 2015 to October 4, 2015, he served as Commercial Director, U.S. Gulf Coast–Chlor Alkali and Vinyls; from January 2014 to December 2014, he served as Marketing Director, U.S. Gulf Coast–Chlor Alkali and Vinyls; from July 2012 to December 2013, he served as Global Commercial Director, EDC/VCM/HCl; from September 2011 through June 2012, he served as North American Product Director, Caustic Soda; and from July 2009 to August 2011, he served as North America Business Manager, Oxygenated Solvents, all at The Dow Chemical Company. Prior to that, he served in various positions from Analyst to Senior Manager at Accenture.
Valerie A. Peters was appointed Vice President, Human Resources of Olin effective September 1, 2018. From March 2018 through August 2018, she served as Vice President, Human Resources—Corporate and Shared Services; from March 2016 to February 2018, she served as Senior Director, Human Resources; from January 2013 to February 2016, she served as Director, Human Resources—Corporate; from December 2007 through December 2012, she served as Director Human Resources, Winchester; and from December 2001 to November 2007, she served as Director Human Resources, Brass and Winchester, all at Olin. Her Olin career began in 1991.
Todd A. Slater was appointed Vice President and CFO of Olin effective May 4, 2014. From October 2010 until May 3, 2014, he served as Vice President, Finance and Controller; and from May 2005 until September 2010, he served as Vice President and Controller, all at Olin.
Randee N. Sumner was appointed Vice President and Controller of Olin effective May 4, 2014. From December 2012 until May 3, 2014, she served as Division Financial Officer for Chemical Distribution; from 2010 until December 2012, she served as Assistant Controller; from 2008 to 2010, she served as Director, Corporate Accounting and Financial Reporting; and from 2006 to 2008, she served as Manager, Corporate Accounting and Financial Reporting, all at Olin.
Scott M. Sutton became President and Chief Executive Officer of Olin effective September 1, 2020, having joined Olin’s Board of Directors on September 19, 2018. Prior to that, he served as President and Chief Executive Officer and a member of the board of directors of Prince International Corporation from December 2019 through July 2020. From March 2017 to February 2019, he served as Chief Operating Officer; from June 2015 to February 2017, he served as Executive Vice President and President, Material Solutions; from January 2015 to June 2015, he served as Vice President, Supply Chain and General Manager, Engineered Materials; from March 2014 to January 2015, he served as Vice President of Supply Chain; and from August 2013 to March 2014, he served as Vice President, Acetic Acid and Anhydride, all at Celanese Corporation.
James A. Varilek was appointed Executive Vice President and Chief Operating Officer of Olin effective April 1, 2019. From October 5, 2015 through March 2019, he served as Executive Vice President of Olin and President, Chlor Alkali Vinyls and Services. From November 2013 to October 4, 2015, he served as President of the U.S. Chlor Alkali & Vinyl Business and in March 2015, he assumed additional responsibilities as Chief Operating Officer of Dow Chlorine Products; from December 2010 to November 2013, he was Business Vice President for the Dow Services Business, adding Vice President for Procurement in July 2013; from November 2008 to December 2010, he was Vice President for Business Services, Advanced Materials Division; and from February 2006 to November 2008, he was Vice President of Global Supply Chain, all at The Dow Chemical Company. His career began at Dow in 1982.
Teresa M. Vermillion was appointed Vice President and Treasurer of Olin effective February 1, 2018. From October 2015 through January 2018, she served as Vice President, Tax; and from July 2010 through September 2015,

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she served as Director, Tax Planning and Financial Analysis, all at Olin. Prior to that, she was a Senior Tax Manager at Ernst & Young.

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COMPENSATION DISCUSSION AND ANALYSIS
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TABLE OF CONTENTS

Introduction
This Compensation Discussion and Analysis (CD&A) describes, in detail, our executive compensation philosophy and the compensation programs in which our senior executive team participates. The CD&A explains the decisions the compensation committee of our board of directors (committee) made under those programs for 2020, and the factors it considered in making those decisions. The CD&A focuses on the compensation paid to our NEOs as they are determined under SEC rules. Our NEOs for 2020 were:

Name	Title
John E. Fischer	Executive Chairman of the Board
Scott M. Sutton	President and CEO
Todd A. Slater	Vice President and CFO
Pat D. Dawson	Executive Vice President and President, Epoxy & International
James A. Varilek	Executive Vice President and Chief Operating Officer
Brett A. Flaugher	Vice President and President, Winchester
During 2020, Olin hired Scott Sutton to be our new President and CEO, effective September 1, 2020. Mr. Fischer, who will reach mandatory retirement age during the second quarter of 2021, remains Executive Chairman of the Board through April 22, 2021. We anticipate that Mr. Sutton will become Executive Chairman of the Board at Olin’s 2021 annual meeting of our shareholders.
As described on page 34 under the heading “Agreement with our New President and CEO,” our committee believes Mr. Sutton’s sign-on compensation package for 2020 is strongly performance-based. Specifically, his initial equity award of performance shares is structured so it is not eligible to vest unless Olin’s stock price reaches $25 per share (the threshold share price) for 45 consecutive trading days before December 31, 2023. The target stock price of the initial equity award is $40. In addition, our committee and Mr. Sutton agreed to a 2021 compensation package which heavily weights performance share and stock option awards under Olin’s 2018 Long-Term Incentive Plan (LTIP). In the aggregate, our committee believes Mr. Sutton’s compensation package reflects very strong shareholder alignment and Mr. Sutton’s and our committee’s confidence in Olin’s future.

Compensation Best Practices
To enhance investor understanding of our compensation decision making, we summarize below certain executive compensation practices we have implemented to reinforce our objectives and drive Olin performance. We also identify practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

We align executive compensation with the interests of our shareholders
•Pay for Performance by Ensuring that Executive Compensation is Largely Contingent on Results (pages 30-31)

•Target Compensation Opportunities to the Midpoint of Market Practices (page 34)

•Updated Performance Share Program correlates 50% of these awards with Relative Total Shareholder Return and 50% with Net Income (pages 38-39)

•Require Double-Triggers for Payments and Early Vesting of Equity Awards Under the Executive Change in Control Severance Plan (pages 61-62)

We design our executive compensation programs to foster sustainable growth without excessive risk taking	•Maintain a Clawback Policy (page 40) •Regularly Assess the Risk Inherent in Our Compensation Policies and Programs (page 41) •Impose Robust Share Ownership Guidelines (page 42)

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We adhere to the best practices in executive compensation
•Utilize an Independent Compensation Consulting Firm, which Provides No Other Services to Olin (pages 31-32)

•Offer Change in Control Protection that Complies with Prevailing Good Governance Standards, Including No Excise Tax Gross-Up (page 63)

•Permit No Repricing of Underwater Stock Options

•Exclude the Value of Equity Awards in Pension or Severance Calculations

•Extend No Perquisites to NEOs, except $1,192 excess liability insurance premium

At the 2020 annual meeting of our shareholders, we held an advisory vote on executive compensation. Approximately 97.7% of the shares voted were cast in support of our 2020 executive compensation and related disclosures. The committee viewed the results of this vote as general broad shareholder support for our executive compensation program. While we made no changes to our executive compensation program as a result of that vote, our committee continuously evaluates our executive compensation program and makes changes to respond to market trends and other relevant factors.

Pay for Performance
We understand that there are different ways to view “pay for performance.” In the following sections, we highlight how our committee thinks about executive pay and Olin performance, and why we believe our executive compensation programs are appropriately aligned with results that benefit our investors.
Compensation Program Construction
Our executive compensation program is designed to align with the long-term interests of our shareholders, to reward employees for producing sustainable growth, and to attract and retain world-class talent that will ensure we succeed. Our committee strongly believes that these objectives will be fulfilled if executive compensation—pay opportunities and pay actually realized—is tied to Olin’s results. Our committee measures Olin’s performance in two primary ways for purposes of establishing executive compensation:
•our financial results, particularly our adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted Cash Flow and Working Capital (see pages 35-37), and
•our relative total return to shareholders over time.
By tying our executives’ pay to Olin’s actual results, our compensation programs (i) align our executives’ interests with those of our shareholders and (ii) induce our management team to achieve our most important goals.
Our total direct compensation package comprises three elements:
•base salary;
•annual cash incentive; and
•long-term incentive (equity-based) compensation.
Each NEO has a target total compensation opportunity that is reviewed annually by our committee to ensure its alignment with Olin’s pay-for-performance objectives. As the following chart shows, 72% of the target annual direct compensation for our NEOs (other than our current CEO) varies with our financial performance. Mr. Sutton’s 2020 equity award has a different structure than the other NEOs; so, with respect to Mr. Sutton, the following chart uses his anticipated 2021 target equity award to provide a more meaningful comparison. See “Agreement with our New President and CEO” for more on Mr. Sutton’s award structure.

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NEO TARGET COMPENSATION
2020 Results
2020 was a challenging year because of the global COVID-19 pandemic and its impact on the global economy, and Olin was not immune. Although both revenues and operating income declined in 2020 compared to 2019, Olin made no adjustments to its financial targets.
Like many companies, to navigate the COVID-19 challenges to operations, Olin implemented strict safety and wellness protocols that included remote work, mask and enhanced PPE requirements, social distancing and enhanced hygiene requirements in addition to flexible scheduling and a robust and comprehensive internal communications strategy. All protocols remain active.
Despite the difficult operating conditions, there were a number of non-financial achievements in 2020, many of which will benefit Olin in future years. Specifically, in 2020 we achieved our best full-year safety and environmental performance since 2015. Total Olin Responsible Care events, which include safety, environmental, process safety and distribution declined by 27%. Individual safety events declined by 21% and environmental events declined by 14%. In addition, for the fourth consecutive year there were no life events. Management also exceeded its targeted productivity improvements by 20% and, with the corporate organization driving the initiative to improve working capital, all business segments exceeded working capital targets in 2020. We successfully completed the multi-year implementation of a new enterprise resource planning, manufacturing, and engineering system and the related infrastructure costs in 2020. Olin’s inaugural sustainability report: “Sustainability: Strong Roots, Strong Future,” was published describing a holistic commitment to environmental, social and governance performance. On October 1, 2020, Winchester successfully began operating the Lake City Army Ammunition Plant (LCAAP) and made its first deliveries to the U.S. Army during the quarter.

Our Compensation Committee
Our committee is the body primarily responsible for overseeing compensation to our senior officers. Our committee consists of directors who are independent under the NYSE listing criteria. Our committee establishes total compensation opportunities (and each of the individual elements) for our CEO, and approves compensation for our other executive officers, including our NEOs, based on recommendations by our CEO.
To assist in performing its duties, our committee engages Exequity LLP (Exequity), an independent board and management advisory firm. In engaging Exequity, our committee considered a number of factors in assessing Exequity’s

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independence, including the facts that Exequity performs no other work for Olin, that none of Exequity’s consultants owns stock in Olin, and that Exequity’s consultants have no other business interests with any Olin officer or director. In the past several years, our committee discussed its compensation philosophy with Exequity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which Exequity performed its advisory services.
As advisor to our committee, Exequity:
•reviewed the total compensation strategy and pay levels for our NEOs;
•examined all aspects of our executive compensation programs to ensure their ongoing support of our business strategy;
•informed our committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and
•provided general advice to the committee on all compensation decisions pertaining to our CEO and to all senior executive compensation recommendations submitted by management.
Our committee routinely meets in executive session (without our CEO or other officers present). As appropriate, Exequity attends some of those executive sessions. In addition to our committee’s retention of Exequity, Olin periodically retains one or more other compensation consulting firms to provide general services, such as actuarial services for pension plans.

Benchmarking
In designing and implementing our executive compensation programs, it has been our committee’s practice to review compensation data from a peer group that is adjusted periodically in consultation with Exequity. We refer to this group as the “comparator group.” For awards made in 2020, the comparator group comprised a community of 24 chemical companies that align reasonably with Olin’s revenues, industry affiliation and corporate structure:

Air Products and Chemicals, Inc.	H.B. Fuller Company
Albemarle Corporation	Huntsman Corporation
Ashland Global Holdings, Inc.	Ingevity Corporation
Avient Corporation (formerly PolyOne Corporation)	International Flavors & Fragrances, Inc.
Axalta Coating Systems Ltd.	PPG Industries, Inc.
Cabot Corporation	RPM International, Inc.
Celanese Corporation	The Chemours Company
CF Industries Holdings, Inc.	The Mosaic Company
Eastman Chemical Company	The Scotts Miracle-Gro Company
Ecolab Inc.	The Sherwin-Williams Company
Element Solutions, Inc. (formerly Platform Specialty Products Corporation)	W. R. Grace & Co.
FMC Corporation	Westlake Chemicals Corporation
Our committee annually evaluates the comparator group composition and makes adjustments as appropriate. For 2021, our committee determined to retain the same comparator group.

What We Pay and Why: Elements of Compensation
We extend to our executives three elements of total direct compensation: base salary; annual cash incentive; and long-term equity awards, plus a limited number of benefits that commonly are available to senior management at other companies of similar stature. The chart below illustrates that 80% of the actual 2020 total direct compensation of our NEOs was tied to Olin’s performance.

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TOTAL DIRECT COMPENSATION
Elements of Total Compensation
Below are the primary elements of our executive compensation, together with relevant information about each element:

Compensation Element	Purpose	Factors Used to Determine Amount

Annual Base Salary	• Rewards day-to-day value of executives consistent with the market	• Median salaries of the comparator group • Scope of responsibilities • Time in position • Value of the employee in the market • Individual performance

Annual Cash Incentive Award (STIP)
•    Ties compensation to the achievement of short-term company goals and objectives
•    Motivates executives to achieve short-term financial targets and non-financial strategic objectives
•    Communicates key goals of the company to executives

•    Criteria for corporate NEOs:
1.    Adjusted EBITDA and Adjusted Cash Flow (2020); Adjusted EBITDA and Levered Free Cash Flow (2021)
2.    Performance on key non-financial objectives that we believe are important to our long-term success
•    Criteria for NEOs with divisional responsibility:
1.    Adjusted Division EBITDA, Adjusted Division Cash Flow and Working Capital (2020); Adjusted Division EBITDA and Adjusted Division Cash Flow (2021)
2.    Overall corporate performance
3.    Performance on key non-financial objectives that we believe are important to our long-term success

Long-Term Incentive Award (LTIP)	• Ties compensation to investor returns • Motivates executives to achieve long-range goals that benefit shareholders • Aligns financial interests of executives and shareholders	• Performance share payouts for NEOs and other executive officers based on our performance on key metrics (as defined below) • Level of target awards for each NEO based on practices of comparator group

Retirement and Severance Benefits	• Allows us to retain and compete for strong employee talent • Ensures that executive officers are personally indifferent to the outcome of a transaction in a change in control situation
•    Programs offered by competitors
•    Employee’s length of service for defined benefits were frozen on 12/31/07 for Olin plans and on 10/5/15 for the former Dow plans, which continue to accrue interest
•    Salary and cash incentive

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Our committee determines the total target direct compensation level for our CEO, as well as the appropriate mix of the compensation elements, based on prevailing practices in the comparator group. Our CEO relies on comparator group standards to recommend, for our committee’s review and approval, the target levels and mix of elements for the balance of our executive officers. Although our committee is not bound to mirror the comparator group standards when it makes decisions on compensation levels and the mix of elements, our committee generally relies heavily on the identified competitive norms to ensure that we can compete for executive talent. Our committee also reviews the relationship between our CEO’s compensation and the compensation for our other NEOs. In connection with establishing 2020 compensation, our committee determined that internal pay relationships were appropriate and reflected the typical CEO-NEO pay relationships at other companies.
As a guideline, our committee intends that the base salaries, total cash compensation (salary and annual cash incentive), and total compensation opportunities (total cash compensation plus the grant date value of long-term incentive awards) extended to our NEOs as a group approximate the market median of the comparator group practices. Our committee believes that managing total target pay to the market median for the comparator group allows us to attract, motivate, and retain the quality executive talent Olin needs. Pay levels for any individual NEO, however, may be below or above the market median of the comparator group for that executive’s particular role. Because Mr. Sutton’s 2020 equity award is structured in a different way than the other NEOs, with respect to Mr. Sutton, the following chart uses his anticipated 2021 target equity award to provide a more meaningful comparison. See the heading “Agreement with our New President and CEO” for more information on Mr. Sutton’s award structure.
NEO 2020 Target Compensation Against Market Median
Agreement with our New President and CEO
Effective on September 1, 2020, we entered into an offer letter and equity award agreement (Equity Award Agreement) with Mr. Sutton in connection with his becoming President and CEO. From that date, Mr. Sutton received no further compensation for his service as a member of our board. Mr. Sutton receives:
•an annual base salary of $750,000;
•a 2021 annual target incentive opportunity pursuant to Olin’s STIP equal to 130% of base salary (with a maximum payout amount equal to 200% of target); and
•a 2021 annual long-term incentive award pursuant to Olin’s 2018 LTIP with a target grant date value of $6,000,000 allocated 50% to stock options (not to exceed 750,000 option shares in accordance with the annual per participant limit under Olin’s 2018 LTIP) and the balance to performance shares (with such performance shares divided equally between units awarded based on (i) relative total shareholder return and (ii) achievement of net income targets).

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The Equity Award Agreement also provided for a one-time grant of a target number of 250,000 performance shares under Olin’s LTIP. As shown in the table below, the number of performance shares that vest can range between 0 and 500,000, subject to Mr. Sutton’s continued employment (except in limited circumstances) and the achievement of an average Olin common stock price ranging from $25 to $55 per share, with a target average common stock price of $40 per share, over any consecutive 45 trading days during the period commencing on September 1, 2020 and ending on December 31, 2023. Except as set forth above, Mr. Sutton did not receive any other annual or long-term equity or cash incentive awards in 2020, including under the STIP or LTIP.

	Stock Price	Shares Vesting
Below Threshold	<$25.00	0
Threshold	$25.00	125,000
Target	$40.00	250,000
Maximum	$55.00	500,000

Mr. Sutton was required to relocate to corporate headquarters in Clayton, Missouri. In connection with such relocation and certain costs associated with the resignation of his then-current employment, Mr. Sutton received a $100,000 relocation payment, which is subject to repayment if he voluntarily terminates employment prior to September 1, 2022. Mr. Sutton is eligible for other benefits generally provided to other senior executives of Olin, including benefits under the Olin Corporation Severance Plan for Section 16(b) Officers and the Olin Corporation Change in Control Severance Plan for Section 16(b) Officers. See the heading “Executive Severance Plans” for more on these plans.
Salary
Our committee normally adjusts NEO salaries annually to reflect merit, promotion or change in role and changes in market rates for the job. No increase in base salary is automatic or guaranteed. The frequency of adjustments, in fact, has been extended to 18 months or more when warranted by cash flow or other considerations, and on occasion we have frozen executive base salaries for extended periods of time. For example, for 2020, we froze base salaries at 2019 levels for all NEOs (as well as for other officers and LTIP participants).
Short-Term Incentive Program (Non-equity Incentive Program Compensation)
STIP Overview. Our committee makes annual cash awards under our STIP. Actual STIP payouts are determined based on our achievement against our financial performance targets and our non-financial goals, as discussed below.
For the financial portion of the STIP award, no payments are made for any financial target if the actual financial performance is below 75% (threshold) of the target. Payouts for all financial performance metrics under the STIP are discretionary if the Adjusted EBITDA threshold (75% of Adjusted EBITDA target) is not met. Achievement of 75% of a financial target results in a 50% payout of the portion of the target STIP award allocated to that target. For each 1% that actual financial performance exceeds the 75% threshold (up to the target level), the STIP payment is increased by 2%. In addition, for each 1% by which the actual financial performance exceeds the financial targets (100%), the payout is increased by 4%. The total STIP payout for an NEO cannot exceed 200% of that individual’s target STIP award.
Payouts based on achievement of non-financial objectives are independent of achievement of financial targets.
For 2020, 80% of the target STIP awards for all officers (including our NEOs) were based on financial targets and 20% of the target STIP awards were based on non-financial objectives. The following table illustrates the portion of each NEO’s target STIP award based on corporate and division financial targets and non-financial objectives for 2020:

	Corporate/Division Financial Targets	Corporate/Division Non-Financial Objectives	Total
NEOs without Divisional Responsibility	80% / 0%	20% / 0%	100%
NEOs with Divisional Responsibility	20% / 60%	5% / 15%	100%

As set forth in the table above, for Messrs. Fischer and Slater, our NEOs with corporate-wide responsibility, target STIP awards were based 80% on corporate financial targets and 20% on corporate non-financial objectives. Mr. Sutton did not receive an award under the STIP program for 2020.
For Messrs. Dawson, Flaugher and Varilek, target STIP awards were based 25% on corporate results and 75% on division results. Of the 75% component related to division results, 20% (or 15% of the total target STIP award) related to

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division non-financial objectives and the remaining 80% (or 60% of the total target STIP award) was based on Adjusted Division EBITDA, Adjusted Division Cash Flow and Working Capital. For Mr. Varilek, who had responsibility for both Chemicals businesses (Chlor Alkali Products and Vinyls (CAPV) and Epoxy) in 2020, his division Adjusted EBITDA financial targets and achievement against those targets were weighted equally between the CAPV and Epoxy divisions.
Financial Targets and Performance Against Objectives. Our committee established goals for each of the performance measures relevant to our NEOs. The table below provides information on each financial performance measure, including a weighting, performance target (100%), performance threshold (75%), performance maximum (125%), 2020 actual performance and related payout percentage earned. Dollar amounts in the table below are shown in millions.

2020
Performance Measure	Weighting	Performance Target (100%)	Performance Threshold (75%)	Performance Maximum (125%)	Actual 2020 Performance	Actual 2020 Payout Percentage
Adjusted EBITDA—Corporate	65%	$776.5	$582.4	$970.6	$543.7	0%
Adjusted Cash Flow—Corporate	15%	$(382.0)	$(477.5)	$(286.5)	$(537.0)	0%
Adjusted EBITDA—CAPV Division	65%	$748.6	$561.5	$935.8	$454.9	0%
Adjusted EBITDA—Epoxy Division	65%	$166.5	$124.9	$208.1	$131.5	37.7%
Adjusted Cash Flow—CAPV & Epoxy (Chemicals)	10%	$742.5	$556.9	$928.1	$498.9	0%
Working Capital — CAPV & Epoxy (Chemicals)	5%	$126.2	$94.7	$157.8	$153.2	9.3%
Adjusted EBITDA—Winchester	65%	$69.9	$52.4	$87.4	$125.9	130%
Adjusted Cash Flow—Winchester	10%	$73.4	$55.1	$91.8	$147.7	20%
Working Capital — Winchester	5%	$38.3	$28.7	$47.9	$66.7	10%
For 2020, in calculating Adjusted EBITDA, we used 2020 EBITDA excluding the effect of the following special charges, gains and losses (which were reflected in our 2020 EBITDA): (i) a goodwill impairment charge of $699.8 million, (ii) restructuring charges of $4.1 million, and (iii) $0.8 million pretax gain on the sale of land.
Adjusted Cash Flow represents our after-tax operating cash flows of the business, including interest paid and changes in working capital, reduced by capital expenditures and payments under long-term supply contracts.
Change in Working Capital represents cash generated from or consumed by our current assets and current liabilities during the year. For 2020, we used the change in current assets and current liabilities included in cash flows from operations, excluding the following: (i) the initial LCAAP working capital investment, (ii) the capital expenditures non-cash reclassification, (iii) accounts receivable factoring, and (iv) the timing effect of income taxes.
Our committee set the performance goals before the economic impact on our business of the COVID-19 pandemic could be known. Over the course of 2020, managing working capital became an important corporate-wide imperative led by our CEO and CFO and supported by other NEOs that was not included in our committee’s corporate goals. Our committee determined it was appropriate to recognize corporate-wide efforts to manage working capital because doing so helped Olin maximize financial flexibility and supported Olin’s assumption of operational control of the LCAAP. During 2020, Olin reduced working capital by approximately $142 million, which included an approximately $67 million investment in working capital to support LCAAP operations. The additional discretionary amounts included in the total STIP payouts in recognition of working capital performance for our NEOs were: Mr. Fischer ($149,500); Mr. Slater

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($47,500); Mr. Dawson ($14,750); Mr. Varilek ($12,000); and Mr. Flaugher ($4,500). Total discretionary payments to our NEOs were $228,250.
As described above, for our NEOs, the 80% portion of the STIP target award related to financial targets would be paid at the target award level (set forth in the Grants of Plan-Based Awards table) if our Adjusted EBITDA and Adjusted Cash Flow equal the financial performance targets. If any of the three metrics fall above or below the target level, our committee adjusts the STIP cash payment as described above. In the event that actual Adjusted EBITDA is below the threshold level (75%) of the target Adjusted EBITDA, all STIP payments for the financial portion of the STIP award (80% in 2019) are discretionary.
Our NEOs with corporate-wide responsibility (Messrs. Fischer and Slater) did not receive any STIP payment for Adjusted EBITDA–Corporate or Adjusted Cash Flow–Corporate. As indicated above, our committee did make a discretionary STIP award to each of Messrs. Fischer and Slater for their contribution to the significant improvement in 2020 working capital on a company-wide basis, equivalent to 10% of their respective target bonuses.
As noted above, for Mr. Dawson, who had Epoxy division responsibility for 2020, his division financial targets and achievement against those targets represented achievement of 37.7% for Adjusted Division EBITDA, 0% for Adjusted Chemicals Cash Flow and 9.3% for Working Capital – Chemicals. As indicated above, in connection with company-wide working capital performance, Mr. Dawson received an additional discretionary payout equivalent to 2.5% of his target bonus.
For Mr. Varilek, who had responsibility for both Chemicals businesses for 2020, his division financial targets and achievement against those targets represented achievement of 0% for Adjusted Division EBITDA–CAPV, 37.7% for Adjusted EBITDA–Epoxy, 0% for Adjusted Chemicals Cash Flow and 9.3% for Working Capital – Chemicals. As indicated above, in connection with company-wide working capital performance, Mr. Varilek received an additional discretionary payout equivalent to 2.5% of his target bonus.
For Mr. Flaugher, who had Winchester division responsibility for 2020, his division financial targets and achievement against those targets represented achievement of 130% for Adjusted Winchester Division EBITDA, 20% for Adjusted Winchester Division Cash Flow and 10% for Working Capital – Winchester. As indicated above, in connection with company-wide working capital performance, Mr. Flaugher received an additional discretionary payout equivalent to 2.5% of his target bonus.
Non-Financial Objectives. In 2020, safety and environmental, operation and strategic goals comprised 20% of the STIP award opportunity for our NEOs.

Performance Goal	Corporate		CAPV		Epoxy		Winchester
	Possible	Achieved	Possible	Achieved	Possible	Achieved	Possible	Achieved
Operational Goals	5%	5%	5%	5%	5%	4.5%	5%	5%
Strategic Goals	5%	5%	5%	5%	5%	5%	5%	5%
Safety and Environmental Goals	10%	10%	10%	10%	10%	9%	10%	6%
Total	20%	20%	20%	20%	20%	18.5%	20%	16%
For 2020, Messrs. Fischer and Slater earned 20% of their target STIP award, out of a possible 20%, related to achievement of non-financial objectives. Messrs. Dawson, Varilek and Flaugher earned 18.9%, 19.5% and 17%, respectively, of their target STIP award, out of a possible 20% related to achievement of non-financial objectives.
2021 STIP Changes. In December 2020, our committee approved changes to the STIP for awards made in 2021. The financial metrics for 2021 awards will consist of Adjusted EBITDA (60%), Adjusted Cash Flow (20%) and Non-Financial Objectives (20%) for NEOs with Division responsibility. For NEOs without Division responsibility, the metrics will consist of Adjusted EBITDA (50%), Levered Free Cash Flow (cash flow after interest, working capital and capex) (30%) and Non-Financial Objectives (20%). The addition of the Levered Free Cash Flow target is being made to encourage a focus on generating free cash flow to be used for debt repayment and other items.
Long-Term Incentive (Equity) Compensation
In 2020, we allocated the value of long-term incentive (equity) compensation awards equally between performance shares and stock options.

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Why Stock Options?	Why Performance Shares?
•    Performance-based because their value is solely tied to Olin’s stock price, which directly correlates to our shareholders’ interests.
•    Fosters an environment focused on long-term growth and shareholder value creation.
•    Declines in stock price following the grant of stock options detrimentally impact executive pay (i.e., when a stock option is “underwater” it has no value).
•    Highly valued by employees; an important retention tool.

•    Performance-based both because the number of shares earned depends on performance against pre-defined financial goals and the value of the shares fluctuates based on the stock price.
•    Motivates decision making that maximizes performance over a multi-year timeframe.
•    Tied to key financial metrics—relative total shareholder return and net income.
•    Coordinates the activities of all award recipients (including our NEOs) in support of long-term organizational value enhancement.

All long-term incentive (equity) compensation plan participants, including NEOs, are assigned target award levels consistent with the competitive data analysis described above under the heading “Benchmarking.”
The target equity award levels for 2020 were:

NEO	Target Award
John E. Fischer	$5,750,000
Scott M. Sutton	N/A
Todd A. Slater	$1,250,000
Pat D. Dawson	$1,500,000
James A. Varilek	$1,190,000
Brett A. Flaugher	$319,000
These target awards are allocated equally between stock options and performance shares. The process our committee follows to determine the level of the actual stock option awards and the formula for actual performance share payouts is described below.
Performance Shares. Half the value of each participant’s 2020 long-term incentive target award value was delivered in performance shares. The target number of performance shares awarded to each NEO was formulated by dividing half the participant’s target award value by the fair market value of our common stock (the average of the high and low per share sales price of our common stock on the NYSE on the grant date). The total number of performance shares that vest and will be paid to each NEO from awards made in 2020 will vary between 0 and 200% of his target number.
Half of the target number of performance shares will be earned based on our relative shareholder return (TSR) over the three-year period ending December 31, 2022. The comparison of our TSR over that period will be made relative to the community of companies in the S&P 1000 Material Index, plus two selected direct competitors–Occidental Petroleum Corporation and Westlake Chemical Corporation. We refer to this group of companies as the Performance Share Comparison Group. The remaining half of the target number of performance shares will be earned based on our actual net income compared to the net income goal set by our committee for the same three-year period. The following charts identify the relationship between the target number of Performance Shares earned and performance generated:

If Olin’s TSR for a Performance Cycle is:	The number of TSR Performance Shares paid as a percentage of the target TSR Performance Share Award will be:
At or above the 80th Percentile of the Performance Share Comparison Group	200%
Above the 50th Percentile, but below the 80th Percentile of the TSR for the Performance Share Comparison Group	100% of the target number of TSR Performance Shares plus 3.33% of the target number of TSR Performance Shares for each incremental percentile position above the 50th Percentile

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If Olin’s TSR for a Performance Cycle is:	The number of TSR Performance Shares paid as a percentage of the target TSR Performance Share Award will be:
At the 50th Percentile of the TSR for the Performance Share Comparison Group	100% of the target number of TSR Performance Shares
Above the 20th Percentile, but below the 50th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares plus 2.5% of the target number of TSR Performance Shares for each incremental percentile position above the 20th Percentile
At the 20th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares
Below the 20th Percentile of the TSR for the Performance Share Comparison Group	0%

If Olin’s Net Income for a Performance Cycle is:	The number of Net Income Performance Shares paid as a percentage of the target Net Income Performance Share Award will be:
At least 140% of the Net Income Goal	200%
More than 100% but less than 140% of the Net Income Goal	100% of the target number of Net Income Performance Shares plus a proportionate number of target Net Income Performance Shares determined using linear interpolation
100% of the Net Income Goal	100%
More than 60% but less than 100% of the Net Income Goal	50% of the target number of Net Income Performance Shares plus a proportionate number of target Net Income Performance Shares determined using linear interpolation
60% of the Net Income Goal	50%
Less than 60% of the Net Income Goal	0%
Stock Options. The remaining half of each participant’s long-term incentive (equity) target award value is delivered in stock options. The number of shares is determined by dividing half the value of the overall long-term incentive award target by the Black-Scholes value of options for our common stock (not to be lower than 20% of the then-current market price of our common stock).
Our committee typically approves option awards at the first committee meeting each year. In 2020, the first committee meeting was January 23, 2020. At that meeting, the committee approved the granting of options effective on February 18, 2020. The exercise price on February 18, 2020 was $17.33 per share, the average of the high and low per share sales price of our common stock on the NYSE on that date. These awards were made consistent with past practice in which the awards have:
•a grant effective date approximately 10 business days after the release of year-end earnings; and
•an exercise price equal to fair market value on the grant effective date.
This practice ensures that the exercise price for stock options reflects full disclosure of prior year earnings information. We have not engaged in “back dating” of options, as our policies do not allow back dating. In addition, our equity plans do not permit option grants with an exercise price below the fair market value of our stock on the effective date of the option grant.
Our CEO also has authority to grant a limited number of options and restricted stock units at other times during the year. The aggregate grants to any one employee during the year cannot exceed 5,000 options or 5,000 restricted stock units. The aggregate grants to all employees by our CEO during the year cannot exceed 100,000 options or 60,000 restricted stock units. Our CEO may not grant options or restricted stock units to anyone who is an officer within the definition of the rules under Section 16 of the Exchange Act, or “back date” any options. Consistent with the terms of our equity plans, options granted by our CEO may not have an exercise price below the fair market value of our stock on the effective date of the option grant.
Restricted Stock. Our committee does not award restricted stock or restricted stock units to NEOs on a regular basis. As noted above, in 2020, our committee froze salaries at 2019 levels for NEOs and other senior employees. In lieu of a 2020 salary adjustment, our committee awarded restricted stock units on January 2, 2020, vesting on January 2,

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2023 (or the employee’s earlier retirement), to those senior management employees affected by the salary freeze. For the NEOs, the number of shares of restricted stock issuable upon vesting of these restricted stock units represents approximately 3% of base salary, calculated based on the fair market value of our stock on the grant date, rounded to the nearest 10 shares.
Special Equity Awards. On September 1, 2020, our committee made a special award of a target number of 250,000 performance shares to Mr. Sutton in connection with his appointment as President and CEO as described under the heading “Agreement with our New President and CEO.” In addition, on February 18, 2020, our committee made a special award of a target number of 40,000 performance-based restricted stock units and 20,000 time-vesting restricted stock units to Mr. Flaugher. Of the performance-based restricted stock units, 20,000 vest based on achievement of certain cost objectives in connection with the transition of management of the LCAAP to Olin effective October 1, 2020, and the remaining 20,000 vest if certain LCAAP contract requirements are met, in each case subject to Mr. Flaugher’s continued employment. The time-vesting restricted stock units vest on the third anniversary of the grant date (February 18, 2023) if Mr. Flaugher remains employed by Olin (except in limited circumstances).
Clawback Policy
Each of our NEOs is subject to a clawback policy that applies to all of our executive officers. Amounts that we recover are not included in calculating that executive’s benefits under our Supplemental CEOP, and our recovery of amounts under the policy does not constitute an event that triggers benefits under our severance plans. In addition to the clawback policy, our equity plans provide that if a participant renders service to one of our competitors, discloses confidential information without our consent, or violates other terms of the plan, our committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the plan within the six months before the participant’s action.
Other Compensation
We also offer a small number of other personal benefits to groups of employees, including our NEOs. We extend some benefits, such as a portion of health insurance premiums and certain retirement benefits, to all eligible employees. We tie the size and construction of these benefits to competitive practices in the market, a decision our committee believes enables us to attract and retain executives with the talents and skill sets we require. We provide other compensatory items, such as certain life insurance benefits and the retirement and change in control benefits described below, to our NEOs and other officers. Effective July 1, 2020, we terminated the Key Executive Life Insurance program.
Retirement Benefits. We offer retirement benefits as part of the package to recruit and retain employees. Our retirement benefits also reflect an individual’s contributions over his or her career with Olin, as those benefits are based on compensation. In general, we establish retirement benefits based on comparable programs offered by competitors. Our committee believes that retirement plans like ours are commonly provided to executives at other companies, and offering these benefits helps us remain competitive for qualified senior-level executive talent. We periodically re-evaluate and update those plans to respond to changes in the market.

The following chart summarizes the benefits under our active retirement plans for salaried employees. References to the “Code” are to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Plan Title	Participants/Purpose	Benefits
Olin Corporation Contributing Employee Ownership Plan (“CEOP”)—Employee Savings Account	Salaried employees—to provide employees with a tax effective savings vehicle to save primarily for retirement	Eligible employees may make pre-tax 401(k) contributions, Roth 401(k) contributions and after-tax contributions to this Qualified Plan. They may contribute up to 80% of eligible compensation (subject to various Code limits, including the 2020 pre-tax and Roth 401(k) contribution limit of $19,500). Olin generally matches a portion of eligible compensation that the participant contributes to the plan

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Plan Title	Participants/Purpose	Benefits
CEOP—Defined Contribution Retirement Account	Salaried employees—to provide retirement benefits	For eligible employees, Olin makes contributions to the Defined Contribution Retirement Account based on a percentage of eligible compensation as defined in the plan

Supplemental CEOP—Employee Savings Account	Senior management—to compensate for Code limits applicable to the CEOP	Eligible employees may make pre-tax contributions on eligible compensation (as defined in the plan) in excess of Code limits and generally receive Olin matching contributions at the same percentages as the CEOP

Supplemental CEOP—Defined Contribution Retirement Account	Senior management—to compensate for Code limits applicable to the CEOP	Olin also makes contributions on eligible compensation (as defined in the plan) in excess of Code limits at the same percentages as the CEOP Defined Contribution Retirement Account
The Supplemental CEOP is an unfunded, nonqualified deferred compensation plan for our NEOs and a select group of other senior management employees. Our committee believes that historically it was common for companies to offer these kinds of nonqualified retirement supplements to executives and offering these benefits has allowed us to remain competitive in the market for qualified senior-level executive talent. Because this plan is unfunded, participants receive benefits only if we have the financial resources to make the payments when due.
Severance and Change in Control Plans. We have historically provided change in control benefits to our senior management to ensure that our executives worked to secure the best outcome for shareholders in the event of a possible change in control, even if it meant that they lost their jobs as a result. Those change in control and severance plans are described under the headings “Potential Payments Upon Termination or Change in Control” and “Executive Severance Plans.”
Risk Assessment. Management and our committee regularly evaluate the risks involved with our compensation programs. In November 2020, we conducted a comprehensive risk assessment after compiling an inventory of incentive plans and programs and conducting an analysis of the risk associated with each. The assessment considered factors such as the plan metrics, number of plan participants, maximum payments, and risk mitigation factors. Exequity reviewed the risk assessment and advised our committee of its comfort with the level of risk inherent in Olin’s compensation programs. Based on our committee’s review of the risk assessment and Exequity’s input, our committee concluded that it did not believe any of our compensation programs or policies create risks that are reasonably likely to have a material adverse impact on Olin. Based on this conclusion, we implemented no material changes to our compensation policies or practices after our risk assessment.

Tax and Accounting Considerations
All elements of compensation, including salaries, generate charges to earnings under generally accepted accounting principles (“GAAP”). We generally do not adjust compensation based on accounting factors.
Our committee considers the deductibility of long-term and annual incentive awards in structuring our executive compensation program, to the extent practical. To hire and retain highly skilled executives and remain competitive, the committee also looks at other factors.
Code Section 409A implemented tax rules applicable to nonqualified deferred compensation arrangements, and Olin has taken steps to comply with such rules to the extent applicable.
As previously noted, Olin’s clawback policy allows recovery of all or a portion of payments under the annual cash incentive program and performance share awards from executives who participate in the annual cash incentive or the STIP. To recover compensation, our board or our committee must determine that the executive was grossly negligent or engaged in intentional misconduct that was a “significant contributing factor” to:
(i)    a restatement of our financial statements; or
(ii)    a significant increase in the value of that executive’s incentive awards.

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Amounts recovered are not included in calculating that executive’s benefits under our Supplemental CEOP, and do not trigger benefits under our severance plans. In addition, our equity plans provide that if a participant renders service to a competitor, or discloses confidential information without our consent, or violates other terms of the plan, our committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the plan within the six months before the participant’s action.
Our equity and severance plans do not provide any “gross-up” for the amount of excise tax, if any, due on “excess parachute payments” as defined under Code Section 280G. These benefits are described in more detail under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines
Our stock ownership guidelines require executive officers and certain other senior managers to maintain specified ownership levels of our stock within five years after the guideline applies. Once an officer or other employee covered by the guidelines meets his or her ownership target, such officer or other employee shall not later be deemed non-compliant solely based on a change in the share price of Olin stock. Stringent stock ownership requirements mitigate any risk that options may cause management to focus on short-term stock price movement.
Our committee monitors compliance with the stock ownership guidelines annually. To determine “stock ownership” under the guidelines, we include, in addition to shares the individual owns outright, restricted stock and restricted stock units, shares and phantom shares held in the executive’s CEOP and Supplemental CEOP accounts, and shares subject to vested stock options with an exercise price below the current market price. No unvested performance share awards are included in the determination of stock ownership.

Officer Title	Base Salary Multiple
President and CEO	6
Executive Vice President/Senior Vice President	3
Vice President	2
All of our NEOs met the guidelines for 2020, to the extent applicable to them, based on the stock price as of March 31 of each calendar year. Calculation of the dollar amount used to determine compliance with the guidelines beginning in March 2021 will be based on the 365-day average price of our stock, rather than a point in time (i.e., March 31), which we believe results in a more accurate reflection of stock ownership for the period.
We describe our stock ownership guidelines for directors under the heading “Director Compensation.”

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EXECUTIVE COMPENSATION

Summary Compensation Table
The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (1) ($) (d)	Stock Awards (2) ($) (e)	Option Awards (2) ($) (f)	Non-equity Incentive Plan Compensation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compensation (5) ($) (i)	Total ($) (j)
John E. Fischer Executive Chairman of the Board	2020	$1,150,000	N/A	$3,532,102	$2,730,000	$448,500	$22,921	$146,736	$8,030,259
	2019	$1,150,000	N/A	$2,378,340	$2,927,080	$299,000	$68,576	$331,045	$7,154,041
	2018	$1,059,303	N/A	$1,584,900	$1,893,570	$1,531,878	$—	$270,692	$6,340,343

Scott M. Sutton (6) President and CEO	2020	$250,000	N/A	$1,012,500	$—	$—	$—	$383,519	$1,646,019

Todd A. Slater Vice President and CFO	2020	$600,000	N/A	$778,901	$595,504	$142,500	$31,637	$57,028	$2,205,570
	2019	$600,000	N/A	$516,936	$636,116	$95,000	$66,263	$120,468	$2,034,783
	2018	$575,000	N/A	$396,225	$480,060	$511,520	$—	$118,586	$2,081,391

Pat D. Dawson Executive Vice President and President, Epoxy & International	2020	$695,000	N/A	$933,612	$714,532	$334,088	$257,389	$80,968	$3,015,589
	2019	$695,000	N/A	$621,192	$763,880	$351,198	$381,005	$136,333	$2,948,608
	2018	$675,000	N/A	$501,885	$613,410	$641,035	$—	$1,342,007	$3,773,337

James A. Varilek Executive Vice President and Chief Operating Officer	2020	$625,000	N/A	$741,801	$567,112	$206,640	$266,229	$64,639	$2,471,421
	2019	$609,997	N/A	$611,044	$605,696	$205,260	$365,644	$112,381	$2,510,022
	2018	$530,000	N/A	$343,395	$408,940	$401,505	$—	$784,614	$2,468,454

Brett A. Flaugher Vice President and President, Winchester	2020	$379,083	$100,000	$1,244,524	$152,152	$251,100	$133,000	$53,026	$2,312,885
	2019	$362,500	N/A	$132,492	$162,240	$161,955	$201,895	$55,052	$1,076,134
	2018	$350,000	N/A	$79,245	$106,680	$131,283	$—	$57,707	$724,915
____________________
(1)Our NEOs generally do not receive payments which would be characterized as “Bonus” payments. In 2020, Mr. Flaugher received a one-time cash bonus of $100,000 in recognition of his efforts in connection with Winchester receiving the LCAAP contract. Annual cash incentive payments under our STIP appear in column (g).
(2)Represents the aggregate grant date fair value of equity awards granted in that year (performance shares and restricted stock units in column (e) and options in column (f)), in each case calculated in accordance with ASC Topic 718. Please refer to Footnote 4 to the Grants of Plan-Based Awards table for a discussion of the assumptions used in these calculations. The performance share amounts in column (e) are calculated based on a payout equal to 100% of the target level for awards made in 2018, 2019 and 2020. Set forth below are the amounts that would have been included for performance share awards and total equity awards, if the grant date fair value had been based on the highest level of performance shares (for a payout equal to 200% of the target level).

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NEO	2020 Performance Share / Total	2019 Performance Share / Total	2018 Performance Share
John E. Fischer	$6,996,003 / $7,030,103	$4,756,680 / $4,756,680	$3,169,800
Scott M. Sutton	$2,025,000 / $2,025,000	N/A	N/A
Todd A. Slater	$1,522,337 / $1,540,069	$1,033,872 / $1,033,872	$792,450
Pat D. Dawson	$1,825,961 / $1,846,592	$1,242,384 / $1,242,384	$1,003,770
James A. Varilek	$1,446,431 / $1,465,016	$986,088 / $1,104,088	$686,790
Brett A. Flaugher	$387,964 / $1,438,506	$265,884 / $265,884	$158,490
(3)Amounts listed in this column were determined by our committee under our annual cash incentive program.
(4)Amounts reported in this column represent the total change in the present value of the pension benefits during the applicable year under all of our defined benefit pension plans, and are comprised of the following items:

Increase in Present Value of Pension Benefit Under:

NEO	Year	Qualified Plan	Supplemental Plan (a)		Senior Plan (a)

John E. Fischer	2020	$22,921		N/A(a)		N/A(a)
	2019	$68,576		N/A(a)		N/A(a)
	2018	$(80,393)		N/A(a)		N/A(a)

Scott M. Sutton (b)	2020	N/A		N/A		N/A

Todd A. Slater	2020	$26,770		$4,867(c)	$	—(c)
	2019	$35,234		$31,029(c)	$	—(c)
	2018	$(10,822)	$	—(c)	$	—(c)

Pat D. Dawson	2020	$257,389		N/A		N/A
	2019	$381,005		N/A		N/A
	2018	$(90,800)		N/A		N/A

James A. Varilek	2020	$266,229		N/A		N/A
	2019	$365,644		N/A		N/A
	2018	$(91,610)		N/A		N/A

Brett A. Flaugher	2020	$127,317		$5,683(c)		N/A
	2019	$166,434		$35,462(c)		N/A
	2018	$(51,731)	$	—(c)		N/A
____________________
(a)All of the accrued benefits under these plans were included in the required payments made in 2015 to participants in connection with our October 2015 acquisition of the U.S. chlor alkali and vinyl, global chlorinated organics and global epoxy business of Dow (such acquisition, the Acquisition; such payments the Required NQ Plan Payments).
(b)Mr. Sutton is not eligible to participate in any of these Plans.
(c)Messrs. Slater and Flaugher also received their accrued benefits in connection with the Acquisition, but because they were not yet of retirement-eligible age, they did not receive payment for this allowance. Messrs. Slater and Flaugher are entitled to the value of the early retirement allowance (offset by the value of the accrued benefit) at retirement ages below age 65. The value of their remaining early retirement allowances are $35,896 and $41,144, respectively. The corresponding values of Mr. Slater’s remaining early retirement allowances as of December 31, 2018 and December 31, 2019 were $24,887 and $31,029, respectively. The corresponding values of Mr. Flaugher’s remaining early retirement allowances as of December 31, 2018 and December 31, 2019 were $28,341 and $35,462, respectively.

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Changes in the present value of pension benefits are determined using the assumptions we use for financial reporting purposes and represent changes in assumptions and the fact that each NEO is one year older, rather than any change in our NEO’s accrued pension benefit. For December 31, 2018, the single effective rate (previously described as the ‘discount rate’) was 4.2% for the Qualified Plan and 3.9% for the Supplemental and Senior Plans. For 2019, the single effective rate (previously described as the “discount rate”) was 3.2% for the Qualified Plan and 2.8% for the Supplemental and Senior Plans. For December 31, 2020, the single effective rate (previously described as the ‘discount rate’) was 2.4% for the Qualified Plan and 1.9% for the Supplemental and Senior Plans. For 2018 and 2019, we used the RP2014 Blue Collar Mortality Tables for Annuitants and Employees, with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007). For 2020, we used the RP2014 Blue Collar Mortality Tables for Annuitants and Employees, with the Social Security Administration—2020 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007). Please see the note entitled “Pension Plans and Retirement Benefits” in the notes to our audited financial statements included in our 2020 annual report on Form 10-K for a discussion of these assumptions. The values shown in the table are due to the change of assumptions and the fact that each executive is one year older, as well as the Required NQ Plan Payments. It is not driven by any change in the retirement benefit itself, except for Messrs. Dawson and Varilek. The retirement benefits for Messrs. Dawson and Varilek reflect account balances based on a “pension equity plan” formula acquired from the Dow Employees’ Pension Plan (DEPP), which are then credited with interest until their assumed retirement date. As required by federal regulations, effective May 31, 2016 the rate of this credited interest changed from 8% to 6% for the DEPP equity account balances.
To determine the change in the present value of the pension benefits under these plans, for Messrs. Slater and Flaugher, we used age 62, the first age at which unreduced pension benefits are payable under the Qualified Plan, the Supplemental Plan and the Senior Plan. For Mr. Fischer, who is eligible for unreduced pension benefits under the Qualified Plan, we used his actual age as of December 31, 2020. For Messrs. Dawson and Varilek, we used age 65, which is the retirement age at which they can receive their most valuable benefit due to the specific interest crediting feature of their DEPP account balances.
Generally, the Senior Plan provides a 50% benefit to the executive’s surviving spouse (which we refer to as a “joint and survivorship benefit”) without an actuarial reduction in payments during the executive’s lifetime. An executive also can elect to have payments under the Qualified Plan and the Supplemental Plan extend for the remainder of his or her spouse’s lifetime, but such an election results in an actuarial reduction to benefits paid under those plans. Benefits paid from the Senior Plan are increased by the amount of the actuarial reduction under the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit. However, the value of this benefit was included in the Required NQ Plan Payments. In accordance with the SEC regulations, the pension benefits in the Summary Compensation Table reflect benefits payable in the form of a single life annuity payable only during the life of the executive, and do not reflect any joint and survivorship benefit.
(5)Amounts reported in this column for 2020 are comprised of the following items:

Executive Officer	Life Insurance Premiums (a)	CEOP/Supplemental CEOP–Retirement Account (b)	Perquisites and other Personal Benefits (a)	Other Payments (c)	Total
John E. Fischer	$36,869	$108,675	$1,192	$—	$146,736
Scott M. Sutton	$236	$18,750	$1,192	$363,341	$383,519
Todd A. Slater	$3,711	$52,125	$1,192	$—	$57,028
Pat D. Dawson	$1,311	$78,465	$1,192	$—	$80,968
James A. Varilek	$1,178	$62,269	$1,192	$—	$64,639
Brett A. Flaugher	$3,656	$48,078	$1,292	$—	$53,026

____________________
(a)Messrs. Dawson, Sutton and Varilek receive life insurance in an amount equal to their base salary and the amounts in this column represent premiums for that insurance. Beginning July 1, 2020, Messrs. Fischer, Slater and Flaugher became entitled to life insurance in an amount equal to their base salary, and prior to that date participated in the key executive life insurance program, which terminated on July 1, 2020. The amounts shown for these three NEOs represent premiums paid in 2020 (i) for the key executive life insurance program through June 30, 2020, and (ii) for the current life insurance after that date. In the case of Mr. Flaugher, his figure for Perquisites and other Personal Benefits includes a $100 gift card given to all Winchester employees in 2020.

(b)The amounts shown represent Olin’s contributions of a total of 7.5% of eligible compensation to the Retirement Account portion of the CEOP and the Supplemental CEOP.

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(c)The amount in this column for Mr. Sutton includes (i) the $100,000 relocation payment to him in connection with his move to corporate headquarters in Clayton, Missouri, and (ii) the $263,341 he received in compensation as a non-employee director prior to becoming President and CEO of Olin on September 1, 2020. Mr. Sutton’s non-employee director compensation was composed of (1) $95,000 in cash fees, (2) $155,493 in deferred stock units (representing the grant date fair value of 2020 stock awards to directors, calculated in accordance with ASC Topic 718), and (3) $12,848 representing the “dividend equivalents” paid to Mr. Sutton in 2020 on all Olin deferred stock units (determined in accordance with ASC Topic 718). For additional discussion of our non-employee director compensation, please see the heading “Director Compensation.”
(6)Mr. Sutton became the President and CEO of Olin on September 1, 2020. Prior to that date, he served as a non-employee director on our board of directors and received compensation as a non-employee director. In accordance with the applicable disclosure requirements, his compensation as a director (which ended when he became an officer) is reported in the “All Other Compensation” column, rather than under the heading “Director Compensation.”

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Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Compen-sation Committee Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (4) (j)	Exercise or Base Price of Option Awards ($/ Share) (4) (k)	Grant Date Fair Value of Stock and Option Awards (5) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
John E. Fischer	01/02/2020	01/02/2020							2,000			$34,100
	02/18/2020	01/23/2020	—	$1,495,000	$2,990,000
	02/18/2020	01/23/2020				—	165,900	331,800				$3,498,002
	02/18/2020	01/23/2020								750,000	$17.33	$2,730,000

Scott M. Sutton (6)	09/01/2020					—	250,000	500,000				$1,012,500

Todd A. Slater	01/02/2020	01/02/2020							1,040			$17,732
	02/18/2020	01/23/2020	—	$475,000	$950,000
	02/18/2020	01/23/2020				—	36,100	72,200				$761,169
	02/18/2020	01/23/2020								163,600	$17.33	$595,504

Pat D. Dawson	01/02/2020	01/02/2020							1,210			$20,631
	02/18/2020	01/23/2020	—	$590,000	$1,180,000
	02/18/2020	01/23/2020				—	43,300	86,600				$912,981
	02/18/2020	01/23/2020								196,300	$17.33	$714,532

James A. Varilek	01/02/2020	01/02/2020							1,090			$18,585
	02/18/2020	01/23/2020	—	$480,000	$960,000
	02/18/2020	01/23/2020				—	34,300	68,600				$723,216
	02/18/2020	01/23/2020								155,800	$17.33	$567,112

Brett A. Flaugher	01/02/2020	01/02/2020							630			$10,742
	02/18/2020	01/23/2020	—	$180,000	$360,000
	02/18/2020	01/23/2020				—	9,200	18,400				$193,982
	02/18/2020	01/23/2020								41,800	$17.33	$152,152
	02/18/2020	01/23/2020							60,000			$1,039,800
____________________
(1)Amounts in these columns represent the potential annual cash incentives established in early 2020. Actual amounts were determined and paid in early 2021, and are included under column (g) in the Summary Compensation Table. We discuss our annual incentive program under the heading “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation.”
(2)For NEOs other than Mr. Sutton, numbers in these columns represent awards of performance shares under our Performance Share Program described below. The amounts in column (h) represent 200% of the target amounts, the maximum payout of the performance shares. Additional information is provided on Mr. Sutton’s award in Footnote 5 to this table and under the heading “Agreement with our New President and CEO.”

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(3)As noted above, in 2020, our committee froze salaries at 2019 levels for our NEOs and other senior employees. In lieu of a 2020 salary adjustment, our committee awarded restricted stock units on January 2, 2020, vesting on January 2, 2023 (or the employee’s earlier retirement), to those senior management employees affected by the salary freeze. For our NEOs, the number of shares of restricted stock issuable upon vesting of these restricted stock units represents approximately 3% of base salary, calculated based on the fair market value of our stock on the grant date, rounded to the nearest 10 shares. In addition, with respect to Mr. Flaugher, numbers in this column include a special performance-based restricted stock unit award and a time vesting restricted stock unit award he received in 2020. See additional information under the heading “Long-Term Incentive (Equity) Compensation—Special Equity Awards.”
(4)Numbers in these columns for all NEOs represent nonqualified stock options granted under our long-term incentive plans, vesting in three equal annual installments, beginning on the first anniversary of the grant date. The market closing price on the grant date was $17.13, while the options were granted with an option exercise price equal to the average of the high and low sale prices of our common stock on the grant date ($17.33). Option awards are awarded with an effective date approximately 10 business days after our annual earnings release (February 18, 2020 for 2020 grants). The effective date of the option grants has always occurred after the meeting at which they are approved, and we have never engaged in “back dating” practices.
(5)Amounts in this column (i) assume payment of performance shares at the target level and (ii) value options using the Black-Scholes value, in each case calculated for financial statement reporting purposes in accordance with ASC Topic 718. Please see the note entitled “Stock-Based Compensation” Footnote 2 to our audited financial statements included in our 2020 annual report on Form 10-K for additional discussion of the assumptions underlying these calculations. For Mr. Sutton’s performance shares, the payment amount and grant date fair value of the performance shares are calculated using a Monte Carlo model on the date of grant, using the following assumptions: (a) a dividend yield of 6.99%; (b) a risk-free interest rate of 0.16%; (c) an expected volatility of 50.18%; (d) an expected term of 40 months; and (e) a performance-based share grant price of $11.44.
(6)As noted in Footnote 5 to the Summary Compensation Table, on March 2, 2020 Mr. Sutton received a 9,560 deferred stock units worth approximately $155,943 (representing the grant date fair value of such awards calculated in accordance with ASC Topic 718) pursuant to the Directors Plan for his service as a non-employee director prior to becoming the President and CEO of Olin on September 1, 2020. This award is not reflected in the table above. Olin’s director compensation policies and the Directors Plan are described in more detail under the heading “Director Compensation.”

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Stock Options
Annually, our committee grants options to purchase shares of our common stock to a group of key employees, including our executive officers. We describe our stock option program in more detail under the heading “Compensation Discussion and Analysis—Long-Term Incentive (Equity) Compensation—Stock Options.” All options granted in 2020 were nonqualified options vesting in three equal annual installments beginning on the first anniversary of the grant date. The options generally may be exercised within 10 years following the grant date (but the exercise period may end earlier based on the termination of the participant’s employment).
Our committee grants options with an exercise price equal to the average of the high and low prices on the grant effective date. All of our equity plans specifically prohibit repricing, and, except for certain anti-dilution adjustments, other adjustments to the exercise price. We discuss the timing of our option grants under the heading “Compensation Discussion and Analysis—Long-Term Incentive (Equity) Compensation—Stock Options.” Our plans and our policies do not permit any “back dating” of options.

Performance Shares
Each NEO and certain other key employees received a target number of performance shares in early 2020, which vest at the end of 2022. The total number of performance shares that vest may vary between 0 and 200% of the target number, with half of the performance shares based on TSR over a three-year period compared to the TSR of the companies in the Performance Share Comparison Group and the remaining half based on our net income performance compared to the net income goal set by our committee for the same three-year period. The chart included in the discussion of performance share awards above sets forth this relationship in more detail. Vested performance shares are paid approximately half in cash and half in stock. No dividends or dividend equivalents are paid on unvested performance shares.

Restricted Stock
The LTIP allows for the award of restricted stock or restricted stock units by our committee. Our CEO also has authority to grant a limited number of restricted stock (no more than 100,000 total shares or 5,000 shares per employee) but may not grant restricted stock to anyone who is an officer within the definition of the rules under Section 16 of the Exchange Act. Under our equity plan, any restricted stock awards must vest over at least three years, or vest no earlier than one year if tied to a performance objective. Our committee does not award restricted stock or restricted stock units to NEOs on any regular basis. We describe recent awards of restricted stock units to NEOs under the heading “Compensation Discussion and Analysis—Long-Term Incentive (Equity) Compensation—Restricted Stock.”

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j) (5)
John E. Fischer	—	—	—	—	—	—	—	165,900	$4,074,504
	—	—	—	—	—	—	—	109,500	$2,689,320
	—	—	—	—	—	2,000	$49,120	—	—
	—	750,000(1)	—	$17.33	02/18/2030	—	—	—	—
	144,334	288,666(2)	—	$26.26	02/19/2029	—	—	—	—
	142,000	71,000(3)	—	$32.94	02/16/2028	—	—	—	—
	357,000	—	—	$29.75	02/10/2027	—	—	—	—
	176,250	—	—	$13.14	02/11/2026	—	—	—	—
	78,750	—	—	$27.40	02/12/2025	—	—	—	—
	11,700	—	—	$27.65	05/04/2024	—	—	—	—
	48,000	—	—	$25.57	02/09/2024	—	—	—	—
	49,000	—	—	$23.28	02/10/2023	—	—	—	—
	40,500	—	—	$21.92	02/09/2022	—	—	—	—

Scott M. Sutton	—	—	—	—	—	—	—	250,000	$6,140,000

Todd A. Slater	—	—	—	—	—	—	—	36,100	$886,616
	—	—	—	—	—	—	—	23,800	$584,528
	—	—	—	—	—	1,040	$25,542	—	—
	—	163,600(1)	—	$17.33	02/18/2030	—	—	—	—
	31,367	62,733(2)	—	$26.26	02/19/2029	—	—	—	—
	36,000	18,000(3)	—	$32.94	02/16/2028	—	—	—	—
	86,000	—	—	$29.75	02/10/2027	—	—	—	—
	92,250	—	—	$13.14	02/11/2026	—	—	—	—
	38,250	—	—	$27.40	02/12/2025	—	—	—	—
	16,000	—	—	$27.65	05/04/2024	—	—	—	—
	9,000	—	—	$25.57	02/09/2024	—	—	—	—
	10,000	—	—	$23.28	02/10/2023	—	—	—	—
	8,250	—	—	$21.92	02/09/2022	—	—	—	—

Pat D. Dawson	—	—	—	—	—	—	—	43,300	$1,063,448
	—	—	—	—	—	—	—	28,600	$702,416
	—	—	—	—	—	1,210	$29,718	—	—
	—	196,300(1)	—	$17.33	02/18/2030	—	—	—	—
	37,667	75,333(2)	—	$26.26	02/19/2029	—	—	—	—
	46,000	23,000(3)	—	$32.94	02/16/2028	—	—	—	—
	139,000	—	—	$29.75	02/10/2027	—	—	—	—
	171,000	—	—	$13.14	02/11/2026	—	—	—	—

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	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j) (5)
James A. Varilek	—	—	—	—	—	—	—	34,300	$842,408
	—	—	—	—	—	—	—	22,700	$557,512
	—	—	—	—	—	6,090	$149,570	—	—
	—	155,800(1)	—	$17.33	02/18/2030	—	—	—	—
	29,867	59,733(2)	—	$26.26	02/19/2029	—	—	—	—
	30,667	15,333(3)	—	$32.94	02/16/2028	—	—	—	—
	66,000	—	—	$29.75	02/10/2027	—	—	—	—
	71,250	—	—	$13.14	02/11/2026	—	—	—	—

Brett A. Flaugher	—	—	—	—	—	—	—	9,200	$225,952
	—	—	—	—	—	—	—	6,100	$149,816
	—	—	—	—	—	60,630	$1,489,073	—	—
	—	41,800(1)	—	$17.33	02/18/2030	—	—	—	—
	8,000	16,000(2)	—	$26.26	02/19/2029	—	—	—	—
	8,000	4,000(3)	—	$32.94	02/16/2028	—	—	—	—
	19,000	—	—	$29.75	02/10/2027	—	—	—	—
	15,000	—	—	$13.14	02/11/2026	—	—	—	—
	11,250	—	—	$27.40	02/12/2025	—	—	—	—
	9,000	—	—	$25.57	02/09/2024	—	—	—	—
	7,000	—	—	$23.28	02/10/2023	—	—	—	—
	6,000	—	—	$21.92	02/09/2022	—	—	—	—
____________________
(1)The options vest in three annual equal installments beginning February 18, 2021.
(2)The options vest in three annual equal installments beginning February 19, 2020, so the first installment has vested.
(3)The options vest in three annual equal installments beginning February 16, 2019, so the first two installments have vested.
(4)Represents the entire value of all unvested restricted stock based on the December 31, 2020, closing price of our common stock of $24.56.
(5)Represents the entire value of all unvested performance share awards based on the December 31, 2020 closing price of our common stock of $24.56. For Mr. Sutton’s award, all vested shares will be in stock. For Messrs. Slater, Dawson, Varilek and Flaugher, all vested shares will be paid half in cash and half in stock, and Mr. Fischer will receive a pro-rated cash payment for performance shares paying out after his retirement date.

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Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c) (1)	Number of Shares Acquired on Vesting (#) (d) (2)	Value Realized on Vesting ($) (e) (3)
John E. Fischer	54,000	$112,320	18,226	$315,857
Scott M. Sutton	—	$—	—	$—
Todd A. Slater	29,250	$72,248	4,392	$76,113
Pat D. Dawson	—	$—	7,246	$125,573
James A. Varilek	—	$—	3,513	$60,880
Brett A. Flaugher	8,000	$24,960	878	$15,216
____________________
(1)The amounts in column (c) above represent the difference between the closing market price of the underlying shares on the exercise date and the option exercise price, multiplied by the number of shares subject to the option exercise. Messrs. Fischer and Slater retained 5,524 and 2,032 of the shares issued on exercise, respectively, so the actual cash value realized was less than the amount shown above.
(2)The shares listed in column (d) above represent performance shares paid in March 2020 (vested based on our performance for the three years ended December 31, 2019), under a performance award made in early 2017.
(3)Performance shares are paid approximately half in cash and half in stock. The cash portion of the performance shares payment was based on the fair market value of the shares as of December 31, 2019 ($17.18), and dollar amounts listed in column (e) above for the stock portion of the payment of performance shares are based on the average of the high and low sales prices for our common stock as of February 18, 2020, the date the shares were issued ($17.33).

Pension Benefits
The following table shows the present value of the benefits under the Qualified Plan as of December 31, 2019, for each NEO. The present values are calculated using:
•for Messrs. Fischer, Flaugher and Slater, the executive’s average compensation (salary and annual incentive, and specific inclusions and exclusions) for the three highest years out of the last 10 years of employment through December 31, 2007;
•for Messrs. Fischer, Flaugher and Slater, years of creditable service as of December 31, 2007;
•for Messrs. Dawson and Varilek, DEPP account balances as of October 5, 2015, credited with 8% annual interest until May 31, 2016, and 6% from June 1, 2016, until assumed retirement date;
•age 62 for Messrs. Flaugher and Slater, the first age at which unreduced pension benefits are payable to them, age 65 for Messrs. Dawson and Varilek, the retirement age at which they can receive their most valuable benefit due to the interest crediting feature of their DEPP account balances, and actual age for Mr. Fischer, who was eligible for unreduced pension benefits on December 31, 2020; and
•the assumptions we used for financial reporting as of December 31, 2020, including a 3.4% single effective rate (in lieu of a discount rate) for the Qualified Plan and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees, with the Social Security Administration—2020 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007).
Please see the item entitled “Pension Plans—Pension Plan Assumptions” in the notes to our audited financial statements included in our 2020 annual report on Form 10-K for a discussion of these assumptions.

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Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c) (1)	Present Value of Accumulated Benefit ($) (d) (2)	Payments During Last Fiscal Year ($) (e)
John E. Fischer	Qualified Plan	23.58	$1,018,879	$—

Scott M. Sutton (3)	N/A	N/A	N/A	$—

Todd A. Slater (4)	Qualified Plan	5.00	$217,624	$—

Pat D. Dawson	Qualified Plan	35.10	$2,853,778	$—

James A. Varilek	Qualified Plan	33.20	$2,631,785	$—

Brett A. Flaugher (4)	Qualified Plan	23.37	$1,016,252	$—
____________________
(1)The amounts in the DEPP for Messrs. Dawson and Varilek were rolled into the Qualified Plan at the time of the Acquisition and their benefit accruals were frozen at that time. For the other NEOs, benefit accruals were frozen under all three plans effective December 31, 2007. Employment after that date continues to count toward meeting service and age requirements for vesting and early retirement. Participation in the Qualified Plan generally began when the executive was hired. All of the participating NEOs have met the requirements for vesting. Mr. Fischer met the requirements for full retirement.
(2)Amounts in this column assume that benefits are paid in the form of an annuity during the executive’s lifetime. As discussed in more detail below, a participant may elect instead to receive benefits over the life of the executive and his or her spouse. For the legacy DEPP benefits, the normal form of married participants is 50% joint & survivorship benefit.
(3)Mr. Sutton is not eligible to participate in the Qualified Plan.
(4)As described in more detail below, all amounts under the Supplemental Plan and Senior Plan were paid out to our NEOs in connection with the Acquisition. At the time of the Acquisition, Messrs. Slater and Flaugher had not reached retirement age and so each has a residual benefit under these plans. Information regarding the present value of their residual benefits under these two plans as of December 31, 2020 is set forth below.

NEO/Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Slater:
Supplemental Plan	5.00	$35,896	$—
Senior Plan	2.58	$—	$—

Mr. Flaugher:
Supplemental Plan	23.37	$41,114	$—
These amounts were calculated using the assumptions set forth in the table above for the Qualified Plan. In addition, the Supplemental Plan and Senior Plan use a 1.9% single effective rate (in lieu of a discount rate) and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2020 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007). Mr. Slater began participating in the Senior Plan when he became a Section 16(b) reporting officer and was selected by our committee and began participating in the Supplemental Plan when Mr. Slater’s compensation that was includible when determining benefits under qualified plans first exceeded the limit imposed by the Code.
The executive may elect payment of benefits under any of the available payment forms under these plans, including payments for the executive’s life (which we sometimes refer to as a “single life annuity”) or payments continuing after the executive’s death for the life of his or her spouse (which we refer to as a “joint and survivorship benefit”). Under the Qualified Plan and the Supplemental Plan, benefit payments are reduced from the single life annuity based on actuarial calculations if the executive elects a different payment form. The Senior Plan generally provides a 50% joint and survivorship benefit without any actuarial reduction, and also provides the executive with an additional amount equal to the amount of the actuarial reduction of benefits payable from the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit election.

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The following chart shows the present value of accrued benefits for each of our NEOs who participate in these plans, assuming (i) the executive elected the 50% joint and survivorship benefit and (ii) for Messrs. Slater and Flaugher, that they retired at age 62 (the first age at which unreduced pension benefits are payable under the plans), (iii) for Mr. Fischer that he retired on December 31, 2020, as he is currently eligible for unreduced benefits, and (iv) for Messrs. Dawson and Varilek that they retired at age 65 (the retirement age at which they can receive their most valuable benefit due to the interest crediting feature of their DEPP account balances).

Name	Qualified Plan	Supplemental Plan	Senior Plan
John E. Fischer	$1,064,512	N/A	N/A

Scott M. Sutton	N/A	N/A	N/A

Todd A. Slater	$228,711	$37,919	$18,998

Pat D. Dawson	$3,357,281	N/A	N/A

James A. Varilek	$2,851,400	N/A	N/A
			N/A
Brett A. Flaugher	$1,071,027	$43,596	N/A

Freeze of Qualified Plan, Supplemental Plan and Senior Plan
As part of our ongoing evaluation of benefit plans, in 2005, we amended the Qualified Plan to close participation, so that salaried employees hired on or after January 1, 2005, are not eligible for the Qualified Plan. Benefits accrued by most salaried participants in the Qualified Plan, Supplemental Plan and Senior Plan were “frozen” effective December 31, 2007, and benefits for former Dow employees were assumed by the Qualified Plan and frozen on October 5, 2015, but continue to accrue interest. Participants accrued benefits until the applicable freeze date, which was based on applicable years of service and eligible compensation through that date. Service after the applicable freeze date will count toward meeting the eligibility requirements for commencing a pension benefit (including vesting and early retirement) under these plans, but not toward the calculation of the pension benefit amount. Compensation earned after the date the plan was frozen will similarly not count toward the determination of the pension benefit amounts under these plans.
As described above, the previously accrued benefits under Supplemental and Senior plans were required to be paid as part of the Required NQ Plan Payments in connection with the Acquisition. Messrs. Slater and Flaugher, who were not yet retirement-eligible at the time of the Acquisition, may become eligible upon early retirement for an early retirement benefit (offset by the value of the accrued benefit paid as part of the Required NQ Plan Payments). In addition, in connection with the Acquisition, the Qualified Plan is now responsible for certain Dow-related frozen benefits described below for which the Qualified Plan received certain assets from the applicable Dow pension plans. We describe the terms of our retirement plans in more detail in the narrative discussion below.

Qualified Plan
As part of our benefits program, we offered defined benefit retirement benefits to salaried employees hired before January 1, 2005 through our Qualified Plan. Benefits under the Qualified Plan are calculated based on the average cash compensation (salary and annual incentive) for the highest three years out of the last 10 years the individual was employed by Olin, through December 31, 2007. The law requires that in determining eligible compensation, the Qualified Plan ignores compensation in excess of a legally-imposed cap (which for 2007, the last year of benefit accruals, was $225,000). An employee’s benefit is generally 1.5% of his or her average compensation during the relevant period multiplied by the number of years of service, less a percentage of his or her primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit). Participants who are at least age 55 with at least 10 years of service when they leave Olin may elect to receive a benefit immediately that is reduced by 4% for each year the participant is younger than age 62 at the time benefit payments begin. Participants who leave Olin before age 55 (with 10 or more years of service) may elect to receive an actuarially reduced benefit with payments beginning at age 55 or later. Participants who leave Olin before age 65 with at least five years of service (but less than 10 years of service) receive a vested retirement benefit beginning the month after their 65th birthday. Benefits from the Qualified Plan generally are paid as an annuity with the form of payment (e.g. joint and survivorship benefit, guaranteed period, etc.) selected by the participant, subject to any applicable actuarial reductions.
In conjunction with the Acquisition, the Qualified Plan assumed responsibility for certain Dow-related frozen benefits. Specifically, nearly all frozen benefits transferred to the Qualified Plan are associated with two benefit formulae—Pension Equity and Cash Balance—eligibility for which is typically determined by the individual participant’s hire date at Dow. The Pension Equity provides a frozen account balance that grows with interest until retirement (which can commence upon separation from Olin), at which time it is converted into a monthly pension benefit. The Cash Balance

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also provides a frozen account balance that grows with interest (at a different rate) until separation from Olin, at which point the participant can elect an immediate annuity, a deferred annuity or a lump sum. Messrs. Dawson and Varilek are participants of the Pension Equity arrangement.
In lieu of benefits that had been provided under the Qualified Plan, at the time participation was frozen in 2005, the CEOP was amended to add a Defined Contribution Retirement Account to help ensure that our benefits program would remain competitive. Depending on the participant’s age, we generally contribute 5% or 7.5% of eligible compensation to that Defined Contribution Retirement Account.

Supplemental Plan
The Supplemental Plan is an unfunded, nonqualified deferred compensation plan for management employees at specified compensation levels. The Code imposes limits on pension benefits payable from the Qualified Plan. Our Supplemental Plan restores these benefits to affected employees and provides benefits on certain compensation that has been excluded from eligible compensation under the Qualified Plan. The formula used to calculate pension benefits under the Supplemental Plan is the same as under the Qualified Plan, without the Code limitations on benefits and eligible compensation, reduced for the amount payable under the Qualified Plan. Early retirement benefits are payable at the later of termination or age 55 if a participant has at least 10 years of service. Such early retirement benefits use the same reduction factors as the Qualified Plan.
As noted above, previously accrued benefits in the Supplemental Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition.

Senior Plan
The Senior Plan is an unfunded, nonqualified deferred compensation plan for select management employees. An employee, who was a Section 16(b) reporting officer and was selected by our committee prior to the freeze date, participates in the Senior Plan. Under the Senior Plan, pension benefits are based on average eligible compensation for the three highest years out of the last 10 years that he or she is employed by Olin through December 31, 2007. Compensation is not subject to the Code and other limitations that apply under the Qualified Plan. Benefits generally equal 3% of the executive’s average compensation multiplied by the number of years of participation in the Senior Plan, plus 1.5% of the executive’s average compensation for years of service in the Qualified Plan and Supplemental Plan less years of service in the Senior Plan, reduced by the pension benefits accrued under the Qualified Plan and the Supplemental Plan. Benefits are further reduced by 50% of the employee’s primary Social Security benefit.
Early retirement benefits are payable on an immediate basis to a participant whose employment terminates at age 55 or later, regardless of years of service, but are reduced by 4% per year for each year they begin before age 62. The maximum benefit payable from the Senior Plan is 50% of the employee’s average compensation reduced by amounts payable from the Qualified and Supplemental Plans, 50% of the employee’s primary Social Security benefit, and certain other adjustments set forth in the plan documents, if applicable. The Senior Plan provides a joint and survivorship benefit to an executive’s surviving spouse generally equal to 50% of the executive’s benefits from the Senior Plan. In addition, the Senior Plan pension benefits are increased by the amount of the actuarial reduction to benefits under the Qualified and Supplemental Plans if the executive elects the 50% joint and survivorship option under those plans.
The executive may elect any of the forms of payment available under the Senior Plan and Supplemental Plan, including a lump sum payment or the annuity form of payment.
If a participant in the Senior Plan and Supplemental Plan is a specified employee as defined in Code Section 409A, benefits payable upon termination of employment may not be paid in the first six months after retirement, but the first six months of benefits will be paid in a lump sum as soon as practicable thereafter.
As noted above, previously accrued benefits in the Senior Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition.

Health Insurance and Death Benefits
In general, salaried employees who retire at age 55 or later with at least 10 years of service may elect to continue to be covered under our health plan until age 65 by paying at least the same premium as active salaried employees. When the average per capita cost for our health plan exceeds $10,000, the retiree also must pay the amount by which our average per capita cost for the health plan exceeds $10,000. On the first day of the month in which they become 65, salaried retirees who retired after age 55 with 10 or more years of service are eligible for a Medicare supplemental health care plan. We contribute $20 per covered person per month toward the cost of that plan, but make no contributions if a

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retiree chooses to participate in another plan. Olin made the decision to discontinue providing retiree health insurance benefits for salaried employees hired after November 23, 2009, so Messrs. Dawson, Sutton and Varilek are not eligible for this benefit.
In general, salaried employees who retire from Olin under the Qualified Plan at age 55 or later with at least 10 years of service are eligible for a $5,000 death benefit from the Qualified Plan. In addition, full-time employees with job responsibilities at a specified level (based on Hay Points) may retain a percentage of their life insurance coverage when they retire, based on age at retirement, with Olin paying the premiums.

Nonqualified Deferred Compensation
The following table sets forth information with respect to our Supplemental CEOP for each of our NEOs for 2020:

Name (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c) (2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
John E. Fischer	$60,550	$87,300	$9,828	$—	$1,021,447
Scott M. Sutton	$—	$—	$—	$—	$—
Todd A. Slater	$31,500	$30,750	$195,638	$—	$549,531
Pat D. Dawson	$28,700	$57,090	$202,571	$—	$530,368
James A. Varilek	$34,000	$40,894	$142,897	$—	$378,451
Brett A. Flaugher	$9,408	$26,703	$1,179	$—	$138,462
____________________
(1)Amounts in this column are included in the executives’ salaries listed in column (c) of the Summary Compensation Table.
(2)Amounts in this column are included in the amounts listed in column (i) of the Summary Compensation Table and represent company matching contributions and retirement account contributions to the participants’ Supplemental CEOP.
In addition to our CEOP, discussed under the heading “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Retirement Benefits,” our Supplemental CEOP provides deferral and company matching opportunities to employees eligible to participate in the CEOP whose contributions to the CEOP are limited under the Code because their base pay exceeds the Code’s compensation limit ($285,000 for 2020). These employees can make pre-tax contributions to the Supplemental CEOP after their eligible compensation reaches the Code limit. For these purposes, eligible compensation generally includes base compensation but excludes incentive compensation. Employees who contribute to the Supplemental CEOP receive matching contribution credits from Olin at the same level Olin matches CEOP contributions. In addition, in connection with the pension plan freeze, Olin provides the same retirement contribution credits to the Supplemental CEOP as under the CEOP (5% or 7.5%, depending on the employee’s age) on the amount of the excess eligible compensation. For these purposes, eligible compensation generally includes base compensation and short-term incentive compensation but excludes long-term incentive compensation.
Employees elect to have their contributions to the Supplemental CEOP invested in phantom shares of Olin common stock or phantom units in an interest-bearing fund. Dividends are credited to the phantom stock account based on the dividend rate paid on shares of our common stock. Interest is credited to the phantom interest-bearing fund at a rate determined quarterly equal to (i) the Federal Reserve A1/P1 Composite rate for 90-day commercial paper at the end of the last quarter plus 10 basis points, or (ii) such other rate as our board or committee (or any delegate thereof) selects in advance from time to time.
Distributions are paid in cash, in a lump sum or in annual installments for up to 15 years after retirement, at the employee’s election. Our phantom shares of common stock are valued at the average daily closing prices of our common stock on the NYSE for the month before the distribution. Distributions from the interest-bearing fund equal the dollar value of the participant’s account (principal and interest). If a participant in the Supplemental CEOP is a specified employee as defined in Code Section 409A, benefit payments payable upon termination of employment generally may not be paid in the first six months after retirement.

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Potential Payments Upon Termination or Change in Control
Our Executive Severance Plans provide our NEOs with compensation in the event of a termination of employment or a change in control of Olin. The following tables show estimated compensation payable to each NEO who was employed on December 31, 2020, upon various triggering events (assuming the event occurred on December 31, 2020). Actual amounts can only be determined upon the triggering event. The table below reflects the terms of the programs in effect at the end of 2020, described under the heading “Executive Severance Plans.”

Named Executive Officer	Quit/Early Retirement (2)	Normal Retirement	Termination by Olin Without Cause (3)	Termination by Olin for Cause (4)	Change in Control (5)
John E. Fischer (1)
Compensation:
Severance (6)	$—	N/A	$4,140,000	N/A	$6,785,000
Equity Awards (7)	$4,541,537	$4,541,537	$4,541,537	N/A	$2,919,202
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$12,235,444
Benefits and Perquisites: (9)
Qualified Plan (10)	$1,064,512	$1,064,512	$1,064,512	$1,064,512	$1,064,512
Supplemental CEOP	$1,021,447	$1,021,447	$1,021,447	$1,021,447	$1,021,447
Life Insurance Premiums	$—	N/A	$1,884	$—	$3,768
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$6,627,496	$6,627,496	$10,809,380	$2,085,959	$24,069,373

Scott M. Sutton (1)
Compensation:
Severance (6)	$—	N/A	$750,000	N/A	$2,250,000
Equity Awards (7)	$—	N/A	$—	N/A	$—
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$6,140,000
Benefits and Perquisites: (9)
Qualified Plan (10)	$—	N/A	N/A	N/A	N/A
Supplemental CEOP	$—	N/A	$—	$—	$—
Life Insurance Premiums	$—	N/A	$1,415	$—	$4,245
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$—	N/A	$791,415	$—	$8,434,245

Todd A. Slater (1)
Compensation:
Severance (6)	$—	N/A	$1,550,000	N/A	$2,070,080
Equity Awards (7)	$1,639,933	N/A	$1,639,933	N/A	$1,272,282
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$2,679,514
Benefits and Perquisites: (9)
Senior and Supplemental Plans (10)	$82,028	N/A	$82,028	$65,597	$97,215
Qualified Plan (10)	$233,103	N/A	$233,103	$233,103	$233,103
Supplemental CEOP	$549,531	N/A	$549,531	$549,531	$549,531
Life Insurance Premiums	$—	N/A	$1,133	$—	$2,266
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$2,504,595	N/A	$4,095,728	$848,231	$6,943,991

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Named Executive Officer	Quit/Early Retirement (2)	Normal Retirement	Termination by Olin Without Cause (3)	Termination by Olin for Cause (4)	Change in Control (5)
Pat D. Dawson (1)
Compensation:
Severance (6)	$—	N/A	$1,875,000	N/A	$3,083,753
Equity Awards (7)	$2,626,631	N/A	$2,626,631	N/A	$2,186,135
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$3,214,831
Benefits and Perquisites: (9)
Qualified Plan (10)	$3,206,653	N/A	$3,206,653	$3,206,653	$3,206,653
Supplemental CEOP	$530,368	N/A	$530,368	$530,368	$530,368
Life Insurance Premiums	$—	N/A	$1,312	$—	$2,624
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$6,363,652	N/A	$8,279,964	$3,737,021	$12,264,364

James A. Varilek (1)
Compensation:
Severance (6)	$—	N/A	$1,585,000	N/A	$1,901,632
Equity Awards (7)	$1,325,848	N/A	$1,325,848	N/A	$973,313
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$2,675,924
Benefits and Perquisites: (9)
Qualified Plan (10)	$2,665,256	N/A	$2,665,256	$2,665,256	$2,665,256
Supplemental CEOP	$378,451	N/A	$378,451	$378,451	$378,451
Life Insurance Premiums	$—	N/A	$1,178	$—	$2,356
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$4,369,555	N/A	$5,995,733	$3,043,707	$8,636,932

Brett A. Flaugher (1)
Compensation:
Severance (6)	$—	N/A	$822,000	N/A	$1,464,000
Equity Awards (7)	$335,895	N/A	$335,895	N/A	$232,952
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$2,167,055
Benefits and Perquisites: (9)
Senior and Supplemental Plans (10)	$76,284	N/A	$76,284	$76,284	$101,959
Qualified Plan (10)	$1,085,910	N/A	$1,085,910	$1,085,910	$1,085,910
Supplemental CEOP	$138,462	N/A	$138,462	$138,462	$138,462
Life Insurance Premiums	$—	N/A	$873	$—	$1,746
Outplacement Services	$—	N/A	$40,000	$—	$40,000
TOTAL	$1,636,551	N/A	$2,499,424	$1,300,656	$5,232,084
____________________
(1)Amounts in the tables assume an annual base salary at the level in effect on December 31, 2020.
(2)Mr. Fischer is eligible for normal retirement (age 62), so amounts in both the “Quit/Early Retirement” and in the “Normal Retirement” columns represent amounts he would receive upon full retirement. Messrs. Flaugher and Slater are not yet eligible for normal retirement but are eligible for early retirement and amounts reported under the “Quit/Early Retirement” column reflect amounts they would receive upon early retirement. Messrs. Dawson and Varilek are each eligible to receive benefits based on their account balances at termination, so all amounts reflect immediate commencement of benefits. Mr. Sutton is not eligible to receive benefits under the Qualified Plan.
(3)As of December 31, 2020, under the Plans then in effect, an executive whose employment terminates in connection with the sale of a business unit generally receives the benefits in this column, except that the executive’s stock options may be exercised for two years beyond the date of the termination (rather than one year), unless the employee is eligible for retirement in which case the executive’s stock options would be exercisable through the original term of the option.

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(4)Olin generally may terminate an executive for “cause” if the executive (i) willfully fails to perform his or her duties; (ii) engages in gross misconduct that significantly injures Olin financially; (iii) commits a felony or fraud in the course of his or her employment; or (iv) willfully breaches Olin’s Code of Conduct.
(5)Amounts for Messrs. Dawson, Slater and Varilek represent the amounts they would receive on the “best net after-tax” payment approach contemplated by the Olin Corporation Change in Control Severance Plan for Section 16(b) Officers (CIC Severance Plan) described in more detail under the heading “Executive Severance Plans.” Without the reduction, the amounts for Messrs. Dawson, Slater and Varilek would have increased by $76,247, $554,920 and $788,368, respectively. A portion of the amounts for Messrs. Dawson, Slater and Varilek constitute “excess parachute payments” under Section 280G of the Code subject to a 20% excise tax payable by the officer. Benefits listed for the Senior Plan and Supplemental Plan (collectively, the “defined benefit plans”) and the Supplemental CEOP would be payable immediately upon a change in control (as defined under these plans). However, because our NEOs are specified employees as defined in Code Section 409A, benefits may not be paid in the first six months after retirement but will be paid in a lump sum as soon as practicable thereafter. The benefits reported represent the present value of the benefits under the defined benefit plans on December 31, 2020 and the market value of the phantom investments in the Supplemental CEOP account. Footnote 8 describes the treatment of equity awards upon a change in control.
(6)For our NEOs, severance payments for a termination without “cause” equal base salary plus the participant’s target bonus opportunity under the STIP. For terminations occurring during or after the second quarter of the calendar year of the qualifying termination, the participant will be entitled to receive a payout of their current year bonus, determined by multiplying the average actual payout (as a percentage of the annual STIP target) for all participants in the STIP in the same organization unit by a fraction, the numerator of which is the number of full weeks in the calendar year prior to the qualifying termination and the denominator of which is 52. In the event of a change in control, our NEOs’ severance payments would be determined in the same manner as described above, except that under the CIC Severance Plan, Mr. Sutton would receive three times the calculated severance value and our other NEOs would receive a multiple of two times the calculated severance value.
(7)For performance shares vested as of December 31, 2020, but not paid as of that date, the amount of the vested performance shares is included. All unvested performance shares vest on a change in control and are paid in cash at the target level. An executive whose employment terminates for “cause” or without our consent does not receive any unvested performance awards. For all other events, we have assumed payouts at 50% of the target unvested performance shares. Under the performance share program, an executive whose employment terminates as the result of disability or retirement receives a pro rata share of unvested performance share awards (based on actual Olin performance for the full performance period and the number of months worked in the performance cycle) payable in cash at the time it would otherwise be payable. In the event of an executive’s death before performance shares have vested, his estate receives a pro rata share of his target award in cash. Our committee determines the amount, if any, of unvested performance awards to be paid and the form of payment (cash or stock or a combination) for an executive whose employment terminates for any other reason. Upon the executive’s death, all unvested options vest automatically and his or her estate or heirs could exercise those options within the term of the option.
(8)Amounts in this line represent a cash payout of all stock options and performance shares that were not vested as oft December 31, 2020. Under equity plans and severance plans (a) all performance share awards vest at target level and are paid upon a change in control (as defined for these awards), and (b) all restricted stock awards and options remain outstanding and accelerate and vest upon a change in control only if the acquirer does not assume or replace those equity awards or there is a termination of employment without “cause” or a constructive termination within three years after the change in control. Constructive termination occurs when the executive terminates his or her employment (after appropriate notice and an opportunity to cure) because (i) the executive is required to relocate by more than fifty miles; (ii) the executive’s base salary is reduced or is not increased on a basis consistent with the salary system for executive officers in place before the change in control; (iii) the employer fails to maintain the executive’s incentive compensation plans or health, welfare and retirement plans on substantially the terms in effect prior to the change in control; or (iv) the executive is assigned duties inconsistent with the executive’s position prior to the change in control, or (v) the employer takes actions that result in a diminution of the executive’s responsibilities or a substantial reduction in resources to carry out his duties.
(9)Unused vacation for the current year is paid to all salaried employees and is therefore not included in this table. Medical benefits are provided to all salaried employees hired prior to November 23, 2009, who are eligible for early retirement. Mr. Fischer is currently eligible for full retirement, so no amount is reported for medical benefits for him. Under our severance policy, Mr. Sutton and our other NEOs would be eligible for healthcare coverage while receiving severance payments in the event of a termination without “cause.” In the event of a change in control, Mr. Sutton would be eligible for healthcare coverage for 36 months at an estimated cost of $52,000 and our other NEOs 24 months at an estimated cost of $35,000.

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(10)An executive may elect payment of benefits in any of the available payment forms under the defined benefit plans. Under the Supplemental Plan applicable only to Messrs. Slater and Flaugher and the Qualified Plan, benefit payments are reduced on an actuarial basis, if the executive elects a form of payment other than a lifetime annuity. The Senior Plan applicable only to Mr. Slater provides a 50% joint and survivorship benefit without an actuarial reduction. In addition, pension benefits paid from the Senior Plan are increased by the amount of the actuarial reduction for a 50% joint and survivorship benefit under the Qualified Plan and the Supplemental Plan. The value of the 50% joint and survivorship benefit is reflected in the lump sum pension benefits in the table above with respect to the Senior Plan. The Qualified Plan and Supplemental Plan benefits above assume payment in the form of a joint and survivorship benefit. The executive may also elect to receive benefits from the Senior Plan and the Supplemental Plan in the form of a lump sum. Any amount payable upon termination of employment is paid six months after termination to comply with Code limitations. The value of these benefits is determined using a discount rate equal to the rate for a zero coupon Treasury strip, with a maturity that approximates the executive’s life expectancy, determined approximately at the time the lump sum is due to be paid based on the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2020 Intermediate Cost Projections Mortality Improvement Scale (projected from 2007). Except with respect to a change in control, the benefits reported for the Senior Plan and Supplemental Plan are based on these assumptions and also include six months of payments in recognition of the deferral of the commencement of benefits required by Code Section 409A.
In the event of a change in control, each executive participating in the relevant plan receives a cash payment in an amount equal to the cost to purchase an annuity that pays benefits to the executive in an amount such that the annuity payments (together with the monthly payment to the executive from the Qualified Plan) provide the executive with the monthly after-tax benefit he or she would have received under the plans. The amounts in the table represent this lump sum cash payment. As noted above, Mr. Sutton is not eligible to participate in these Plans.
The benefit amounts reported in each of the columns above assume a 50% joint and survivorship benefit and use the discount rate applicable for the situation described and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2020 Intermediate Cost Projections Mortality Improvement Scale (projected from 2007). If the participating executive instead elects annual payments for his or her lifetime, he or she would receive an annual amount from each of the defined benefit pension plans as follows:
Annual Payments Assuming Election for Life of Executive

	Quit/Early Retirement*(2)	Normal Retirement	Termination Without Cause (3)	Termination for Cause (4)	Change in Control (5)

John E. Fischer
Qualified Plan	$69,429	$69,429	$69,429	$69,429	$69,429

Scott M. Sutton	N/A	N/A	N/A	N/A	N/A

Todd A. Slater
Qualified Plan	$14,680	$14,680	$11,692	$14,680	$11,692
Supplemental Plan	$2,947	$—	$2,947	$2,947	$2,947
Senior Plan	$—	$—	$—	$—	$—

Pat D. Dawson
Qualified Plan	$176,633	$195,053	$176,633	$176,633	$176,633

James A. Varilek
Qualified Plan	$152,355	$183,909	$152,355	$152,355	$152,355

Brett A. Flaugher
Qualified Plan	$69,077	$69,077	$54,108	$69,077	$54,108
Supplemental Plan	$3,400	$—	$3,400	$3,400	$3,400
____________________
*Mr. Fischer is currently eligible for normal retirement (age 62) at this time, so the amount in this column represents the amount he would have received had he retired on December 31, 2020.

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Payments Upon Disability
If the employment of an NEO terminates in connection with a disability, he would receive disability benefits equal to 60% of base salary until the executive is no longer disabled or elects to take early retirement or reaches the age of 65 (except in the case of an employee who is over age 61 at the time the disability occurs). If the disability occurs after age 61, the maximum benefit duration extends from 12-60 months depending on the executive’s age. All NEOs have elected the 60% level of coverage.

Executive Severance Plans
Executive Severance Plans. We have two Executive Severance Plans, both of which cover any officer of Olin who is subject to the reporting rules under Section 16 of the Exchange Act, including all our NEOs: the Olin Corporation Severance Plan for Section 16(b) Officers (Severance Plan) and the Olin Corporation Change in Control Severance Plan for Section 16(b) Officers (CIC Severance Plan). We refer to the Severance Plan and CIC Severance Plan as the Executive Severance Plans.
The Severance Plan provides payments and benefits to our NEOs and other covered executives in the event of certain qualifying terminations of their employment (other than in connection with a change in control of Olin) and the CIC Severance Plan provides payments and benefits to the covered executives in the event of certain qualifying terminations of their employment following a change in control of Olin. In adopting the Executive Severance Plans, it was our intention to provide security to our senior executives in the event of a loss of employment generally consistent with the arrangements provided by our peer companies.
Under the Severance Plan, if the executive’s employment is terminated by Olin without “cause” (other than in connection with a change in control of Olin), the executive will receive, in lieu of severance benefits under any other Olin severance plans or programs:
(1)an amount equal to the sum of (i) the executive’s annual base salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in twelve equal monthly installments;
(2)if the termination occurs in the last three quarters of the year, a pro-rated annual cash incentive payment for the year of termination based on Olin’s actual performance and payable at such time such incentive payments are payable to other employees of Olin;
(3)the continuation of medical, dental and life insurance benefits for the executive and his or her dependents for a period of twelve months at active employee rates under the applicable Olin plans or programs; and
(4)outplacement services for a period of up to twelve months.
Payments and benefits under the CIC Severance Plan are “double trigger”, which means they are paid only if (i) there is a change in control of Olin and (ii) the executive’s employment is terminated by Olin without “cause” or the executive resigns for “good reason,” in either case, upon or within two years following the change in control. If this occurs, the executive will receive, in lieu of severance benefits under any other Olin severance plans or programs:
(1)an amount equal to two times (or three times in the case of Mr. Sutton) the sum of (i) the executive’s annual base salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in a lump sum;
(2)if the termination occurs in the last three quarters of the year, a pro-rated annual cash incentive payment for the year of termination based on the executive’s target annual cash incentive opportunity for the year of termination, payable in a lump sum;
(3)the continuation of medical, dental and life insurance benefits for the executive and his or her dependents for a period of twenty-four months (or thirty-six months in the case of Mr. Sutton) at active employee rates under the applicable Olin plans or programs; and
(4)outplacement services for a period of up to twelve months.
Such severance payments and benefits under the Executive Severance Plans are not available if the executive’s employment is terminated for “cause” by Olin, or terminates due to death or “disability”. Except as provided under the CIC Severance Plan for resignations due to “good reason,” an executive is not eligible for severance payments and benefits due to voluntary termination of employment by the executive.

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The provisions of our equity plans similarly require a “double trigger” (change in control and termination without “cause” or for “good reason” within two years of the change in control) for early vesting of all equity awards, other than performance shares and awards the acquirer fails to assume or replace. Performance shares vest automatically upon a change in control with or without a termination of employment, and are paid at target levels. If the other equity awards (options and restricted stock awards) are not assumed by the acquirer or replaced with equivalent benefits, these equity awards also vest upon the change in control, with or without termination of employment.
The Executive Severance Plans contain an extensive definition of “change in control”, but generally a change in control occurs if:
(1)a person or entity acquires beneficial ownership (as defined in the Exchange Act) of 20% or more of our common stock unless (a) the acquiring party is Olin, our subsidiaries or our benefit plans, an underwriter holding the shares temporarily for an offering, or a group that includes the executive who is a participant in the CIC severance plan or an entity that such executive controls, (b) the percentage increase occurs solely because the total number of shares outstanding is reduced by Olin repurchasing its stock or (c) the acquisition is directly from Olin;
(2)a majority of our board members change (other than new members elected or nominated by at least 2/3 of the then-current board, unless such new member became a director pursuant to an actual or threatened proxy contest or similar dispute);
(3)we (or any of our subsidiaries) sell all or substantially all assets, or merge or engage in a similar transaction, unless, immediately following such transaction, (a) our shareholders own a majority of the voting interest of Olin or its successor (in approximately the same ratios as before the transaction) and (b) neither of the events described in items (1) or (2) above has occurred for Olin or its successor; provided that a transaction that would otherwise constitute a change in control under this item (3) will not be considered a change in control if: (i) at least a majority of our board members immediately before the transaction remain as board members after the transaction, (ii) at least 75% of our executive officers immediately before the transaction remain as executive officers after the transaction, and our board members at the time of approval of the transaction determine in good faith that such executive officers are expected to remain as executive officers for a significant period after the transaction, and (iii) 2/3 of such board members determine that the transaction shall not be deemed to be a change in control; or
(4)our shareholders approve a plan of complete liquidation or dissolution of Olin.
All payments and other benefits under the Executive Severance Plans are subject to the executive’s execution and non-revocation of, and continued compliance with, a separation release agreement. The separation release agreement includes a general release of all claims against Olin and the executive’s compliance with restrictive covenants provided under the Executive Severance Plans, including ongoing non-disparagement requirements with respect to Olin and certain non-competition and non-solicitation covenants during the executive’s severance period. The executive, regardless of the circumstances of the executive’s termination of employment, would also be prohibited from disclosing our trade secrets and other confidential information.
If payments and benefits under the CIC Severance Plan to an executive would constitute an “excess parachute payment” under Code Section 280G and subject the executive to golden parachute excise taxes under Code Section 4999, the CIC Severance Plan utilizes a “best net after-tax” payment approach which reduces the executive’s payments and benefits to an amount that results in the greatest after-tax benefit for the executive, taking into account any such excise tax and any applicable federal, state and local taxes. The Executive Severance Plans and our equity plans do not provide for any excise tax gross-up benefit to any executive.

Treatment of Equity Awards Under Plans
Retirement. When an employee retires:
•vested stock options may be exercised for the remaining option term;
•vested but unpaid performance shares will be paid as specified in the performance share program; and
•the retired employee receives a pro rata payout in cash of any unvested performance share award at such time it would otherwise be paid.
Our committee has discretion to waive vesting periods for restricted stock and restricted stock units.

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Change in Control. As noted above, our various equity plans provide that options and restricted stock awards vest upon a change in control (as defined in the Executive Severance Plans) only if there is also a termination of employment or constructive termination, or the acquiring company fails to assume these awards or substitute equivalent awards. Outstanding performance shares vest and are paid upon a change in control. The plans do not include excise tax gross-up provisions.

Pension Plans
Qualified Plan. The Qualified Plan provides that if, within three years after a change in control (as defined in the Qualified Plan), any corporate action is taken or filing made in contemplation of events such as a plan termination or merger or other transfer of assets or liabilities of the plan, and such event later takes place, plan benefits automatically increase to absorb any surplus plan assets. Under the Qualified Plan, a change in control occurs if:
•a person or entity acquires control of 20% or more of our common stock;
•a majority of our board members change in a two-year period (other than new members nominated by at least 2/3 of the then-current board);
•all or substantially all of our business is sold through a merger or other transaction unless Olin is the surviving corporation or our shareholders own a majority of the voting interest of the new company; or
•our shareholders approve a sale of all or substantially all of our assets or the dissolution of Olin.
Supplemental Plan and Senior Plan. In the event of a change in control (defined in a manner compliant with Code Section 409A), we must pay a cash amount sufficient to purchase an annuity that provides the monthly after tax benefit the employee would have received under the Supplemental Plan and the Senior Plan. Those payments would be based on benefits accrued as of the change in control. Benefits were frozen at the end of 2007, although continued employment counts toward years of service for vesting and early retirement eligibility. As described above, payments of amounts accrued through October 5, 2015, were made under these two plans in 2015.
PAY RATIO DISCLOSURE
As required by applicable law and SEC regulation, we calculated a reasonable estimate of the ratio of the annual total compensation of John E. Fischer, our former President and CEO, and Scott M. Sutton, our current President and CEO, compared to that of our median employee in 2020.

Based on the information described below, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 92.09 to 1.
We determined our median employee for the pay ratio in 2020 using the methodology and the material assumptions, adjustments, and estimates described below.
Employee Population and Compensation. As of December 31, 2020, our global employee population consisted of 8,325 individuals working at Olin and its consolidated subsidiaries. This includes 7,077 U.S. employees.
Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees.
•Base salary and overtime pay—the fixed portion of compensation, paid without regard to financial or operational performance.
•Annual cash bonus/variable compensation plans—in which approximately 53% of our full-time employees globally participate.
•Other benefit programs, such as health insurance and retirement plan contributions, depending on the practices and laws of the country of employment, and for certain employees, equity awards.
Adjustment and Assumptions. In determining the median employee in 2020, we applied the allowed “de minimis” exception to exclude 386 employees in the following countries: China (139); Brazil (115); South Korea (37); Australia (31); Netherlands (21); Mexico (9); Japan (9); Hong Kong (5); Taiwan (5); Russia (3); Singapore (3); Thailand (3); India (3); Denmark (1); Turkey (1) and South Africa (1). If we excluded any employees from a country using this de minimis exception, all employees from that country were excluded.

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We selected gross earnings (unreduced by any pre-tax medical or other benefits in the U.S.) as the appropriate measure of compensation and applied the same measure for employees in non-U.S. countries. This approach allowed us to include all elements of compensation while simplifying the process of gathering the relevant information. It also allowed us to reasonably compare compensation for North American employees and that of employees in multiple international locations. We obtained the information for our non-North American-based employees from information maintained by a third party payroll processing provider in each country.
We considered gross earnings for all of our employees (other than those non-U.S. employees excluded under the “de minimis” exemption described above), during the 12-month period ended December 31, 2020—our fiscal year. We did not make cost-of-living adjustments and did not annualize compensation of employees hired during 2020.
In calculating employee compensation of non-U.S. employees, we averaged the month-end exchange rates for each month in 2020 and applied this average exchange rate to the relevant foreign currencies to convert compensation to U.S. dollars.
Median Employee. Using the methodology described, we determined that the “median employee” for the 12-month period ended December 31, 2020, was a full-time, hourly Production Group Leader in the Winchester division, working in the U.S. As noted above, we used 2020 gross earnings to identify this employee as our median employee.
For the 12-month period ended December 31, 2020, the median employee had gross earnings (wages, overtime pay and variable compensation) of approximately $71,110. We determined the annual total compensation of this “median employee” by calculating the elements of 2020 compensation in accordance with the requirements that apply to the Summary Compensation Table for our NEOs on page 43. This resulted in annual total compensation of $105,076.
For the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Summary Compensation Table on page 43.
DIRECTOR COMPENSATION
In 2020, our compensation package for non-employee directors consisted of:
•an annual retainer of $120,000, of which at least $40,000 must be taken in shares of common stock;
•phantom stock units with an aggregate fair market value equal to $115,000 at the measurement date, rounded to the nearest 100 shares which are credited to a deferred account and not paid out until the director leaves the board (or an earlier change in control);
•a $30,000 annual fee for the Lead Director;
•a $15,000 annual fee for the directors and corporate governance and operating improvement committees, a $20,000 annual fee for the chair of the compensation committee, and a $25,000 annual fee for the chair of the audit committee;
•reimbursement for expenses incurred in the performance of their duties as directors;
•participation in a charitable gift program, where we make a 50% matching contribution (up to $5,000 per year) for the director’s gifts to charities that meet the requirements of Code Section 501(c)(3); and
•director liability insurance, personal excess liability coverage of $5 million per director, and coverage under our business travel accident insurance policy while on Olin business.
Fair market value for determining the number of shares included in all phantom stock and common stock awards described above is equal to the average of the high and low sale prices of our common stock on March 1 of the applicable year or the first day in March on which the NYSE is open for trading.
Each of Olin’s non-employee directors participates in the Directors Plan, under which the stock and phantom stock amounts are paid. In addition to the phantom stock which must be deferred, a non-employee director may elect to defer other payments (cash and/or shares of our common stock). Amounts deferred in respect of common stock are credited as phantom shares of our common stock.
The following table shows all cash and stock retainers, meeting fees and other compensation we paid to each of our non-employee directors during 2020. Each of the directors listed below, except for Mr. Larrimore, served for the entire year. Mr. Sutton served as a non-employee director until his appointment as President and CEO of Olin on September 1,

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2020. In accordance with applicable disclosure requirements, his compensation as a non-employee director in 2020 is included in the “Summary Compensation Table” for NEOs above and not below.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	Option Awards ($) (d)	Non-equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compen- sation (2) ($) (g)	Total ($) (h)
Heidi S. Alderman	$80,000	$155,493	N/A	N/A	N/A	$8,973	$244,466

Beverley A. Babcock	$105,000	$155,493	N/A	N/A	N/A	$13,572	$274,065

Gray G. Benoist	$80,000	$155,493	N/A	N/A	N/A	$21,416	$256,909

C. Robert Bunch	$100,000	$155,493	N/A	N/A	N/A	$25,659	$281,152

Scott D. Ferguson	$80,000	$155,493	N/A	N/A	N/A	$4,260	$239,753

W. Barnes Hauptfuhrer	$80,000	$155,493	N/A	N/A	N/A	$4,260	$239,753

Randall W. Larrimore	$80,000	$155,493	N/A	N/A	N/A	$20,909	$256,402

John M. B. O’Connor	$80,000	$155,493	N/A	N/A	N/A	$19,620	$255,113

Earl L. Shipp	$80,000	$155,493	N/A	N/A	N/A	$24,650	$260,143

Vincent J. Smith	$80,000	$155,493	N/A	N/A	N/A	$19,620	$255,113

William H. Weideman	$110,000	$155,493	N/A	N/A	N/A	$25,660	$291,153

Carol A. Williams	$95,000	$155,493	N/A	N/A	N/A	$24,306	$274,799
____________________
(1)This column represents the grant date fair value of 2020 stock awards to non-employee directors calculated in accordance with ASC Topic 718. These stock awards are deferred as stock units. A non-employee director can elect to defer additional portions of his or her compensation in stock units as well. The following table lists the phantom stock units held by each non-employee director in his or her deferred stock account at December 31, 2020 (payable upon the non-employee director’s retirement from our board, or a later date selected by the non-employee director, in cash or stock at the non-employee director’s election, or upon an earlier change in control), except for Mr. Larrimore who retired on April 23, 2020.

Name	Total Deferred Stock Account Balance (in Shares) (3)
Heidi S. Alderman	13,606
Beverley A. Babcock	14,667
Gray G. Benoist	29,466
C. Robert Bunch	27,599
Scott D. Ferguson	7,100
W. Barnes Hauptfuhrer	7,100
Randall W. Larrimore	19,254
John M. B. O’Connor	26,300
Earl L. Shipp	27,809
Vincent J. Smith	26,300
William H. Weideman	27,600
Carol A. Williams	32,465

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(2)Consists of (i) the fair value of “dividend equivalents” paid to non-employee directors in 2020 on all Olin deferred stock units, determined under ASC Topic 718, and (ii) amounts we contributed in 2020 to charities on behalf of non-employee directors under our matching charitable gifts program available to all employees and directors, as follows:

Name	Dividend Equivalents Paid on Deferred Stock Units (4)	Charitable Gift Matching Contributions
Heidi S. Alderman	$8,973	$—
Beverley A. Babcock	$9,822	$3,750
Gray G. Benoist	$21,416	$—
C. Robert Bunch	$20,659	$5,000
Scott D. Ferguson	$4,260	$—
W. Barnes Hauptfuhrer	$4,260	$—
Randall W. Larrimore	$15,909	$5,000
John M. B. O’Connor	$19,620	$—
Earl L. Shipp	$19,650	$5,000
Vincent J. Smith	$19,620	$—
William H. Weideman	$20,660	$5,000
Carol A. Williams	$24,306	$—
____________________
(3)Total includes stock awards of the type listed in column (c) above, additional amounts a non-employee director elects to defer in stock units and dividend equivalents on stock units held in the deferred stock account.
(4)Differences in the amounts shown above among non-employee directors for dividend equivalents reflect the number of shares held as deferred stock units. Messrs. Benoist and Shipp elected to receive their dividend equivalents in the form of additional deferred stock units, while the other non-employee directors elected to receive the dividend equivalent payments in cash (current or deferred). Does not include perquisites and other personal benefits which did not exceed, in the aggregate, $10,000 for any non-employee director.
Our board of directors determines the total amounts of the annual retainer, meeting, lead director and board/committee chair fees, based on recommendations from our committee and input from Exequity. All stock-based compensation for our non-employee directors is governed by the Directors Plan. The annual stock grant, retainer stock grant and cash retainer are paid for the 12-month period running from May 1 to April 30, with payments made on March 1 or the first day in March on which the NYSE is open for trading.
Under the Directors Plan, non-employee directors may choose to receive common stock instead of cash for any portion of their compensation. Non-employee directors may also elect to defer payments (cash or stock). We credit their deferred accounts with quarterly interest (on the cash portion) and with dividend equivalents (on the phantom stock portion). Phantom stock units are paid out in shares of our common stock or, at the director’s election, in cash. We also pay the balance of any deferred account to the director if there is a change in control—generally if:
•a person or group acquires 40% or more of our assets, 30% or more of our stock, or a majority of the market value or voting power of our stock; or
•a majority of our board members are not endorsed by the directors in office at the time of election.
We have stock ownership guidelines for our non-employee directors where each such non-employee director is expected to own shares of our common stock with a market value of at least five times the amount of the cash retainers, within five years after the non-employee director joins our board. Each non-employee director met these guidelines and is in compliance with these guidelines as of the date of this Proxy Statement.

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COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommends that it be included in Olin’s 2020 annual report on Form 10-K and Proxy Statement for the 2021 annual meeting of shareholders.

February 15, 2021	C. Robert Bunch, Chairman Heidi S. Alderman Scott D. Ferguson Vincent J. Smith William H. Weideman Carol A. Williams

ITEM 2—PROPOSAL TO APPROVE THE
OLIN CORPORATION 2021 LONG TERM INCENTIVE PLAN
Our board of directors proposes that the shareholders approve the Olin Corporation 2021 Long Term Incentive Plan, or 2021 LTIP, as adopted by our board on February 16, 2021.
The principal features of the 2021 LTIP are summarized below. The summary is not intended to be a complete description of the 2021 LTIP, and you should review the entire 2021 LTIP, a copy of which is included in this Proxy Statement as Appendix A.

General Nature and Purpose
The principal purposes of the 2021 LTIP are to (a) attract and retain employees, (b) provide competitive compensation packages to participants, (c) motivate participants to achieve long-range goals and (d) further align participants’ interests with those of Olin’s shareholders.
Under the 2021 LTIP, a maximum of 2,750,000 shares of Olin common stock (referred to as common stock in this summary) may be issued upon exercise or granting of options, stock appreciation rights (SAR), restricted stock, restricted stock units, performance shares and other stock-based awards (collectively, awards).
The 2021 LTIP provides that any employee of Olin or a subsidiary is eligible to participate in the plan. The number of participants in our equity plans has ranged between 153 and 234 in the past five years. Awards are made to officers and certain other senior-level employees annually as part of their overall compensation package. In addition, one-time special awards are made to other employees to recognize specific performance.
Our board considered a number of factors in determining the number of shares of Olin common stock to be included in the 2021 LTIP for approval, including:
•the number of participants;
•the historic burn rate associated with Olin equity compensation;
•the potential dilutive impact of the issuance of shares under the 2021 LTIP on the shareholders; and
•projections regarding future share usage.
Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. For 2020, 2019, and 2018, our burn rate was 1.66%, 0.88% and 0.48%, respectively. The rates were calculated by dividing the number of shares subject to awards granted during the fiscal year net of forfeitures and cancellations by the weighted average number of shares outstanding during the fiscal year. We have been advised by independent consultants that our average annual burn rate of 1.01% over this three-year period is considered reasonable by most institutional stockholders.
Our board believes that the historic and proposed levels of dilution and burn rates are reasonable and in line with those of peer companies.

Administration
Our board designated the compensation committee (committee) to administer the 2021 LTIP. Our committee has full power to interpret the 2021 LTIP, including to determine eligibility for awards, and to adopt rules, forms and guidelines

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under the 2021 LTIP. Each member of our committee must be (i) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (Rule 16b-3) and (ii) “independent” under the NYSE listing criteria. Our full board also may elect to take any action under the 2021 LTIP that would otherwise be the responsibility of our committee. Our committee may delegate partial or full authority to one or more members of Olin’s management under the 2021 LTIP with respect to eligible employees who are not “officers” for purposes of Section 16(b) of the Exchange Act.
Subject to the terms and conditions of the 2021 LTIP, our committee has the authority to select the employees to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take other actions necessary or advisable for the administration of the 2021 LTIP (other than to reprice outstanding options). Our committee may at any time suspend or terminate the 2021 LTIP. Shareholder approval is required to reprice options. Shareholder approval is also required to increase the maximum number of shares subject to awards or other award limits or to reduce the minimum option exercise price, except that our committee is allowed to make appropriate proportionate adjustments for stock dividends, stock splits or similar events as allowed in Section 4(b) of the 2021 LTIP.

Eligibility
Awards under the 2021 LTIP may be granted to employees of Olin (or any current or future subsidiaries) selected by our committee for participation in the 2021 LTIP.

Awards
The 2021 LTIP provides that our committee will specify the type, terms and conditions of the award. Each award may be set forth in a separate agreement with the person receiving the award.
The 2021 LTIP provides that:
•awards may be granted under the 2021 LTIP for up to 2,750,000 shares of Olin common stock (in addition to the remaining shares authorized under the 2018 Long Term Incentive Plan (2018 LTIP) and shares subject to outstanding awards under other employee equity plans);
•no more than 2,750,000 shares may be subject to grants of Incentive Stock Options (ISO);
•no more than 2,750,000 shares may be subject to full value awards (restricted stock, restricted stock units, performance shares and other full value stock-based awards);
•no more than 1,000,000 shares may be subject to options granted to any one individual in a calendar year;
•no more than 750,000 shares may be subject to SARs granted to any one individual in a calendar year;
•no more than 750,000 shares may be subject to restricted stock and restricted stock units granted to any one individual in a calendar year;
•no more than 750,000 shares may be subject to performance shares granted to any one individual in a calendar year; and
•no more than 750,000 shares may be subject to other stock-based awards granted to any one individual in a calendar year.
Shares exchanged or withheld to pay the purchase or exercise price of an award (including shares withheld to satisfy the exercise price of a SAR settled in stock), or to satisfy tax withholding obligations, count against the numerical limits.
The 2021 LTIP allows for grants of options, or the right to purchase Olin common stock at a specified price. Options may be nonqualified stock options (NQSO) or ISOs. No option exercise price may be less than the fair market value on the date of grant, which, unless our committee determines otherwise, is the average of the high and low sales prices per share of Olin common stock as reported on the New York Stock Exchange as of the grant date. The closing price of Olin common stock as of February 12, 2021 was $28.70. An option will become exercisable (at the discretion of our committee) in one or more installments on or after the grant date, subject to the participant’s continued employment with Olin.
ISOs will be designed to comply with certain restrictions contained in the Code. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is

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deemed to own) at least 10% of the total combined voting power of all classes of stock of Olin, the exercise price must be at least 110% of the fair market value of a share of Olin common stock on the date of grant, and the ISO must expire no later than the fifth anniversary of the date of its grant.
Restricted stock refers to stock that is subject to risk of forfeiture or other restrictions as our committee determines. Such restrictions will lapse under such circumstances as our committee may determine, including upon the achievement of performance criteria. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until the restrictions (if any) are removed or expire. Recipients of restricted stock may have voting rights and receive dividends paid with respect to such stock prior to the time when the restrictions lapse, as determined by our committee.
A restricted stock unit entitles the holder to receive shares of Olin common stock or cash at the end of a specified deferral period but does not entitle the holder to any voting rights. If our committee determines, holders of unvested restricted stock units may receive dividends or dividend equivalent payments.
Our committee may issue shares of restricted stock or restricted stock units up to an aggregate 5% of the total number of shares available for issuance under this plan without any minimum vesting period. Grants of restricted stock and restricted stock units above that level must include a minimum one-year vesting period for performance-based grants and a minimum three-year vesting period for grants without any performance-based component.
Performance shares provide for future issuance of shares to the recipient upon the attainment of corporate performance goals established by our committee over specified performance periods. Prior to payment of performance shares, our committee will certify that the performance objectives were satisfied. Performance objectives may vary from individual to individual and will be based upon one or more performance criteria our committee may deem appropriate, including the criteria described above.
SARs may be granted in connection with stock options or separately, and are payable in cash. The term of a SAR may not exceed ten years. A SAR entitles the holder to receive, with respect to each share subject to the SAR, an amount equal to the excess of the fair market value of one share of Olin common stock on the date of exercise over the exercise price of the SAR set by our committee as of the date of grant. There are no restrictions specified in the 2021 LTIP on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by our committee.
Dividend equivalents represent the value of any dividends per share paid by Olin, calculated with reference to the number of shares covered by the awards held by the participant. This value is converted into cash or additional shares of Olin common stock, as determined by our committee. Payment may be made concurrently with actual dividend payments or may be deferred, at the election of our committee.
Our committee may make other stock-based awards in such amounts and subject to such terms and conditions as our committee shall determine.

General
Method of Exercise. To exercise an option, the optionee must deliver to Olin a notice of exercise and full payment for the shares. The option price may be paid in cash, or by tendering shares of Olin common stock already issued or issuable upon exercise of the option or by any other form of payment, which is approved by our committee and is consistent with the 2021 LTIP and applicable law, or by any combination of the above.
Termination of Employment. Awards terminate upon termination of the participant’s employment by Olin for cause or by the employee without Olin’s written consent. Vested options held at the time an optionee’s employment terminates for any other reason (excluding retirement) may be exercised for three months after termination, or such longer period as our committee provides. Vested options held at the time an optionee’s employment terminates due to retirement may be exercised at any time until the expiration date of the option, or such shorter period as our committee provides at the time of the termination. In no event, however, can an option be extended beyond the expiration date.
Non-Compete. If a participant renders service to a competitor of Olin, or discloses confidential information without Olin’s consent, or violates other terms of the 2021 LTIP, generally our committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the 2021 LTIP within the six months prior to such action.
Non-Transferability. Awards may be transferred only by will or by the laws of descent and distribution, and during a participant’s lifetime are exercisable only by the participant. However, our committee may in its discretion permit transfers by gift to a member of the holder’s family members or related entities or pursuant to certain domestic relations orders.

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Change in Control. In the event of a Change in Control of Olin (except for performance shares, which will become immediately and fully vested), the vesting of awards will only be accelerated if:
•the acquiring company does not continue the restricted stock units (or a comparable award) after the Change in Control; or
•the recipient’s employment is terminated (or in certain cases, constructively terminated) upon or following the Change in Control.
A “Change in Control” occurs if:
•our incumbent directors (or their successors approved by at least two-thirds of our incumbent directors) cease to constitute at least a majority of the members of our board (except directors initially added to our board as a result of an actual or threatened election contest);
•a person or group of persons other than Olin, a subsidiary, employee benefit plan (or related trust) of Olin or a subsidiary, the participant or any group including the participant, or an underwriter on a temporary basis, becomes the beneficial owner (as that term is defined under Rule 13d-3 of the Exchange Act), of 20% or more of Olin’s then-outstanding voting stock;
•Olin or a subsidiary consummates a merger or similar transaction or sells all or substantially all of its assets to an unaffiliated entity, unless immediately following such transaction: (1) more than 50% of the total voting power of the surviving entity or of the acquiring entity is represented by Olin common stock or securities into which such shares were converted, (2) no person (other than an employee benefit plan sponsored or maintained by the surviving entity or the acquiring entity) becomes the beneficial owner of 20% or more of the total voting power and (3) at least a majority of the members of our board (or similar body) of the surviving entity or the acquiring entity were incumbent directors of Olin’s board at the time Olin’s board approved the initial agreement for such transaction; or
•Olin’s shareholders approve a plan of complete liquidation or dissolution of Olin.
ERISA. The 2021 LTIP is neither a qualified pension, profit sharing or stock bonus plan under Code Section 401(a) nor an “employee benefit plan” subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Adjustments Upon Change in Capitalization. If the outstanding shares of Olin common stock are changed into or exchanged for a different number or kind of shares of Olin or other securities of Olin by reason of merger, consolidation, recapitalization, stock split, stock dividend, combination or exchange of shares, split-up, split-off, spin-off or other similar change in capitalization or any distribution to shareholders other than cash dividends, our committee will make an appropriate and equitable adjustment in the number, kind and prices of shares as to which all outstanding awards will be awarded, including adjustments to the limitations on the maximum number and kind of shares subject to the award limits.
Shares Available for Awards. Subject to adjustment as provided in the 2021 LTIP, the aggregate number of shares of our common stock reserved and available for issuance for awards granted under the 2021 LTIP is 2,750,000. This is in addition to shares remaining available for issuance under the 2018 LTIP and shares subject to outstanding awards under the prior employee equity plans. For details regarding the shares subject to outstanding equity awards, see the table entitled “Equity Compensation Plan Information” on page 72. Shares subject to awards made under the 2021 LTIP that are cancelled or forfeited, or that by their terms are settled entirely in cash instead of shares, will be added back to the shares available under the 2021 LTIP. Similarly, shares subject to awards under the other existing employee equity plans, including the 2018 LTIP, that are cancelled, forfeited or otherwise terminated, or that by their terms are settled entirely in cash instead of shares, will be added back to the shares available under the 2018 LTIP. Shares exchanged or withheld to pay the purchase or exercise price of an award (including shares withheld to satisfy the exercise price of a SAR settled in stock) or to satisfy tax withholding obligations count against the numerical limits.
Changes from 2018 LTIP. The 2021 LTIP is modeled after our current 2018 LTIP, approved by shareholders at the 2018 annual meeting. The primary substantive changes from the 2018 LTIP are to (i) reduce the number of shares subject to the 2021 LTIP to 2,750,000 and (ii) to allow the use of shares remaining in the 2018 LTIP from time to time. The 2021 LTIP also includes appropriate adjustments to some of the caps on different types of awards.
Amendment. Our committee generally may amend the 2021 LTIP, except for amendments that would increase the total number of shares available for awards or for any category of awards, reduce the minimum option exercise price, or permit repricing of options (other than such amendments made pursuant to permitted adjustments under the 2021 LTIP).

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Benefits Under 2021 LTIP
No awards have been granted under the 2021 LTIP, so that benefits accruing pursuant to the 2021 LTIP are not presently determinable.

Federal Income Tax Consequences
We believe that under present law, the following discussion summarizes the U.S. federal income tax consequences generally arising with respect to awards under the 2021 LTIP.
Stock Options. The grant of a NQSO is not a taxable event either for the optionee or for Olin. Upon exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Olin common stock acquired upon exercise, determined at the date of exercise, over the exercise price of such option. Olin will be entitled to a business expense deduction equal to such amount, subject to the limitations imposed by Code Section 162(m). Generally, Code Section 162(m) restricts deductibility by Olin of compensation above $1 million paid to the CEO, the CFO and the three highly paid officers (other than the CEO and CFO), and any person who was a CEO, CFO, or one of the other three highest paid officers in any year after 2016.
An optionee recognizes no taxable income upon the grant or exercise of an ISO, although payment of the option price with shares of Olin common stock may result in taxable income on the transfer of the shares. The payment in shares will not affect the favorable tax treatment of the Olin common stock received as a result of exercising the option. If an optionee meets the various holding period requirements, any gain or loss on the subsequent disposition of such Olin common stock will be taxed to the optionee as long-term capital gain or loss, and Olin will not be entitled to a deduction. To the extent that an optionee recognizes ordinary income by reason of failing to meet those requirements, Olin will be entitled to a corresponding business expense deduction, subject to the limit imposed by Code Section 162(m).
Restricted Stock and Restricted Stock Units. A holder of restricted stock generally will recognize ordinary income in an amount equal to the fair market value of the Olin common stock upon lapse of the restrictions. A holder of restricted stock units generally will recognize ordinary income in an amount equal to the fair market value of the Olin common stock upon issuance of the shares (or upon receipt of the cash payment, in an amount equal to the cash payment, if the restricted stock units are settled in cash). Subject to the limit imposed by Code Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder.
SARs. Generally, the holder of a SAR recognizes no income upon the grant of a SAR. Upon exercise, the holder will recognize as ordinary income the excess of the value of the SAR on the date of exercise over the value as of the date of grant. Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder, subject to the limit imposed by Code Section 162(m).
Dividend Equivalents and Deferred Payments of Restricted Stock. In general, recipients of dividend equivalents and deferred payments of restricted stock are taxable upon receipt. Subject to the limit imposed by Code Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the recipient.

Payment of Withholding Taxes
Olin may withhold, or require a participant to remit to Olin, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2021 LTIP. Recipients of awards may elect, subject to the approval of our committee, to satisfy the withholding requirement by having Olin withhold shares.

Vote Required for Approval
The affirmative vote of the holders of a majority of the votes cast is required to approve this proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct the broker, bank or other nominee on how to vote on this proposal, your broker, bank or other nominee will not have authority to vote your shares. Under applicable NYSE rules, abstentions will be treated as votes cast on this proposal, but broker shares that are not voted on this proposal will not be treated as votes cast on this proposal, but broker shares that are not voted on this proposal will have no effect on the proposal to approve the 2021 LTIP. Abstentions will have the same effect as a vote AGAINST the proposal to approve the 2021 LTIP. Signed proxies will be voted FOR approval of the proposal unless otherwise specified.
Our board of directors recommends a vote FOR approval of the Olin Corporation 2021 Long Term Incentive Plan.

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EQUITY COMPENSATION PLAN INFORMATION
The below table provides information about our equity compensation plans as of December 31, 2020:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders (2)	10,828,193 (3)	$23.06 (3)	5,112,948
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	10,828,193	$23.06 (3)	5,112,948
____________________
(1)Number of shares is subject to adjustment for changes in capitalization for stock splits and stock dividends and similar events.
(2)Consists of the 2000 Long Term Incentive Plan, the 2003 Long Term Incentive Plan, the 2006 Long Term Incentive Plan, the 2009 Long Term Incentive Plan, the 2014 Long Term Incentive Plan, the 2016 Long Term Incentive Plan, the 2018 Long Term Incentive Plan and the 1997 Stock Plan for Non-employee Directors.
(3)Includes:
•9,127,375 shares issuable upon exercise of options with a weighted average exercise price of $23.06, and a weighted average remaining term of 6.4 years,
•255,330 shares issuable under restricted stock unit grants, with a weighted average remaining term of 1.8 years,
•1,269,400 shares issuable in connection with outstanding performance share awards, with a weighted average term of 4.2 years remaining in the performance measurement period, and
•176,088 shares under the 1997 Stock Plan for Non-employee Directors which represent stock grants for retainers, other board and committee fees, and dividends on deferred stock under the plan.
ITEM 3—PROPOSAL TO CONDUCT AN ADVISORY VOTE TO
APPROVE THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS
Following the advisory vote on the frequency of a shareholder vote on executive compensation at last year’s annual meeting of shareholders, our board of directors decided to continue with the annual advisory vote by shareholders to approve the compensation for our NEOs.
You are being asked to cast an advisory vote on approval of the compensation of our NEOs at the annual meeting. This proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act. The proposal gives you the opportunity, on an advisory vote basis, to approve or not approve the compensation of our NEOs through the following resolution:
“RESOLVED, that the compensation paid to the Olin named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”
Because your vote is advisory, it will not be binding on our board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. Our compensation committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

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Vote Required for Approval
Approval of this proposal requires that more votes be cast FOR this proposal than are cast AGAINST this proposal. Abstentions and broker shares that are not voted on this proposal and broker non-votes, if any, will not be included in determining the number of votes cast on this proposal and will not have any effect on the result of the vote.
Our board of directors recommends a vote FOR approval of this resolution.
ITEM 4—PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG was our independent registered public accounting firm for 2020 and 2019. A summary of the KPMG fees by year follows:

	Fees ($ in thousands)
	2020		2019
Nature of Service	$	%	$	%
Audit Fees (1)	$4,730	100%	$5,225	100%
Audit Related Fees	—	—	—	—
Tax Fees
Tax Compliance	—	—	—	—
Tax Consultation and Planning	—	—	—	—
All Other Fees	—	—	—	—
	$4,730	100%	$5,225	100%
____________________
(1)Includes costs associated with the annual audit, including quarterly financial reviews, services required under Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, attest services, consents and assistance with and review of filings with the SEC, including registration statements filed in both 2019 and 2020.
Our audit committee has a policy that all audit services by any independent registered public accounting firm and all non-audit services performed by our independent registered public accounting firm are subject to pre-approval by our audit committee at each scheduled meeting. The policy includes specific procedures for approval of such services. Excerpts from this policy follow:
Olin’s audit committee is solely responsible for pre-approving all audit services by any independent registered public accounting firm and all non-audit services performed by Olin’s independent registered public accounting firm. The process for such approval is as follows:
•The annual budget for all such services will be submitted to our committee for approval in the first quarter of each year. The budget submission will include details of actual expenditures for each audit and non-audit service for the prior year versus the prior year budget and estimated spending for services in the current year. The budget will also provide for certain specific services that will be pre-approved within a limited dollar range per service. These pre-approved services are also subject to an annual spending cap.
•At each subsequent audit committee meeting, the budget will be updated for changes in estimated spending involving previously approved services. The budget will also be updated to include any new services identified by operations management that need to be submitted for approval.
•Any services not detailed in the budget or on the list of specific pre-approved services must be approved by our committee. In the event that approval is needed for a service in advance of a regularly scheduled audit committee meeting, the Chair of the committee is authorized to approve the service and report such approval to the other committee members at the next regularly scheduled committee meeting.
In 2020, our audit committee pre-approved all audit and audit-related services.

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Who has our audit committee selected as Olin’s independent registered public accounting firm for 2021?
Olin’s audit committee is solely responsible for hiring and compensating Olin’s independent registered public accounting firm. After considering KPMG’s 2020 performance and the fees proposed for their preliminary audit plan for 2021, our committee has selected KPMG as our independent registered public accounting firm for 2021.
Is a shareholder vote required to approve Olin’s independent registered public accounting firm?
Neither Virginia law nor Olin’s Bylaws require Olin to submit this matter to the shareholders at our annual meeting. However, our board and audit committee chose to submit it to the shareholders to ascertain their views.
Will I have an opportunity to hear from KPMG and ask them questions?
We expect representatives of KPMG to be present at our annual meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Vote Required for Ratification
To ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2021 the votes cast FOR this proposal must exceed the votes cast AGAINST this proposal. Abstentions and broker shares that are not voted on this proposal will not be included in determining the number of votes cast on this proposal and will not have any effect on the result of the vote.
If the shareholders’ ratification vote does not support our audit committee’s decision to appoint KPMG as Olin’s independent registered public accounting firm for 2021, our audit committee will take the vote into consideration in making next year’s selection.
Our board of directors recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2021.

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Appendix A

OLIN CORPORATION
2021 LONG TERM INCENTIVE PLAN

Section 1. Purpose.
The general purposes of the Olin Corporation 2021 Long Term Incentive Plan are to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of other shareholders of Olin Corporation through compensation that is based on Olin’s common stock; and thereby promote the long-term financial interest of Olin and its Affiliates, including growth in the value of Olin’s equity and enhancement of long-term shareholder return.
Section 2. Definitions.
As used in the Plan:
(a)“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which Olin owns, directly or indirectly, at least 50% of the total voting or profits interest.
(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Other Stock-Based Award or Dividend Equivalent granted under the Plan.
(c)“Award Agreement” means any written or electronic agreement or other instrument or document evidencing an Award granted under the Plan, regardless of whether a Participant signature is required.
(d)“Board” means the Board of Directors of Olin, or if applicable following a Change in Control (described in Section 2(e)(iii)), the board of directors (or similar governing body in the case of an entity other than a corporation) of the Parent Entity (as defined in Section 2(e)(iii)) or, if there is no Parent Entity, the Surviving Entity (as defined in Section 2(e)(iii)).
(e)“Change in Control” means the occurrence of any of the following events:
(i)the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or
(ii)any Person is or becomes a “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Olin representing 20% or more of the combined voting power of the Olin Voting Securities; provided, however, that the event described in this subsection (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Olin Voting Securities by Olin or any of its subsidiaries, (B) the acquisition of Olin Voting Securities directly from Olin; (C) the acquisition of Olin Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Olin or any of its subsidiaries, (D) the acquisition of Olin Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (E) the acquisition of Olin Voting Securities pursuant to a Non-Qualifying Transaction (as defined in Section 2(e)(iii)), or (F) the acquisition of Olin Voting Securities by Participant or any Group of Persons including Participant (or any entity controlled by Participant or any Group of Persons including Participant); or
(iii)the consummation of a Reorganization or a Sale, unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) Olin (or, if Olin ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of Olin (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Olin Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which or for which such Olin Voting Securities were converted or exchanged pursuant to such Reorganization or Sale) with ownership of such Olin Voting Securities (or, if applicable, shares into which or for which such Olin Voting Securities were converted or exchanged pursuant to such Reorganization or Sale) continuing in substantially the same proportions as the ownership of Olin Voting Securities immediately prior to consummation of such Reorganization or Sale (excluding any outstanding voting securities of the Surviving Entity or Parent Entity that are held immediately following the consummation of such Reorganization or Sale as a result of ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than Olin or any of its subsidiaries), (2) no Person (other than any employee benefit plan (or related trust) sponsored

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or maintained by Olin, the Surviving Entity, or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the Board following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale (or, in the absence of any such agreement, at the time of approval by the Board of such Reorganization or Sale), Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); provided, however, that if, in connection with a Reorganization or Sale that would otherwise be considered a Change in Control pursuant to this Plan, (I) the immediately preceding clause (3) is satisfied, (II) at least seventy-five percent (75%) of the individuals who were executive officers (within the meaning of Rule 3b-7 under the Exchange Act) of Olin immediately prior to consummation of such Reorganization or Sale become executive officers of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) immediately following such Reorganization or Sale, and (III) the Incumbent Directors at the time of approval by the Board of such Reorganization or Sale determine in good faith that such individuals are expected to remain executive officers for a significant period of time following such Reorganization or Sale, then such directors shall be permitted to determine by at least a two-thirds vote that such Reorganization or Sale shall not constitute a Change in Control of Olin for purposes of this Plan; or
(iv)the stockholders of Olin approve a plan of complete liquidation or dissolution of Olin.
Notwithstanding the foregoing, if any Person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of Olin Voting Securities solely as a result of the acquisition of Olin Voting Securities by Olin which reduces the number of Olin Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the beneficial owner, directly or indirectly, of additional Olin Voting Securities that increases the percentage of outstanding Olin Voting Securities beneficially owned by such Person, a Change in Control of Olin shall then be deemed to occur.
(f)“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
(g)“Committee” means a committee of the Board designated by the Board to administer the Plan, each member of which is (i) “independent” under the New York Stock Exchange listing criteria, and (ii) a “non-employee director” for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s).
(h)“Dividend Equivalent” means any right granted under Section 6(c)(ii) of the Plan.
(i)“Effective Date” means the date this 2021 Long Term Incentive Plan is approved by Olin’s shareholders.
(j)“Employee” means any employee of Olin or of an Affiliate designated as such on the applicable payroll records, regardless of whether an individual is subsequently retroactively reclassified as a common law employee of Olin or an Affiliate during the applicable period.
(k)“Exchange Act” means the Securities Exchange Act of 1934.
(l)“Fair Market Value” means, (i) with respect to shares of Olin common stock, a price that is based on the opening, closing, actual, high, low, average or mean selling prices of such common stock on the New York Stock Exchange as of the relevant date, or the last preceding trading date or the next succeeding trading date, if such Shares were not traded on such date, or an average of trading days, as determined by the Committee in its discretion; however, unless the Committee determines otherwise, Fair Market Value with respect to shares of Olin common stock shall mean the mean of the high and low sales price per share of such common stock as reported on the New York Stock Exchange as of the relevant date, or the last preceding trading date, if such Shares were not traded on such date, and, (ii) with respect to any other property (including, without limitation, securities other than Shares), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(m)“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationship, or any person sharing the Participant’s household, other than a tenant or employee.
(n)“Good Reason Event” means:
(i)Olin (A) requires Participant to relocate Participant’s principal place of employment by more than fifty (50) miles from the location in effect immediately prior to the Change in Control and such relocation increases the commuting distance, on a daily basis, between Participant’s residence at the time of relocation and

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principal place of employment; or (B) requires Participant to travel on business to a substantially greater extent than, and inconsistent with, Participant’s travel requirements prior to the Change in Control (taking into account the number and/or duration (both with respect to airtime and overall time away from home) of such travel trips following the Change in Control as compared to a comparable period prior to the Change in Control);
(ii)Olin reduces Participant’s base salary as in effect immediately prior to the Change in Control;
(iii)Olin fails to substantially maintain its health, welfare and retirement benefit plans as in effect immediately prior to the Change in Control, unless arrangements (embodied in an on-going substitute or alternative plan) are then in effect to provide benefits that are substantially similar to those in effect immediately prior to the Change in Control; or
(iv)(A) Participant is assigned any duties inconsistent in any adverse respect with Participant’s position (including status, offices, titles and reporting lines), authority, duties or responsibilities immediately prior to the Change in Control or (B) Olin takes any action that results in a diminution in such position (including status, offices, titles and reporting lines), authority, duties or responsibilities or in a substantial reduction in any of the resources available to carry out any of Participant’s authorities, duties or responsibilities from those resources available immediately prior to the Change in Control.
(o)“Group” means Persons acting together for the purpose of acquiring Olin stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Olin. If a Person owns stock in both Olin and another corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such Person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.
(p)“Incentive Stock Option” means an option to purchase Shares granted under the Plan that is intended to meet the requirements of Section 422 of the Code.
(q)“Incumbent Directors” means those individuals who, on the Effective Date, constitute the Board; provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of Olin pursuant to an actual or threatened election contest with respect to directors or pursuant to any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.
(r)“Non-Qualified Stock Option” means an option to purchase Shares granted under the Plan that is not intended to be (or does not meet the requirements of) an Incentive Stock Option.
(s)“Non-Qualifying Transaction” has the meaning set forth in the definition of Change in Control.
(t)“Olin” means Olin Corporation and any successor entity.
(u)“Olin Voting Securities” means Olin’s then outstanding securities eligible to vote for the election of the Board.
(v)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(w)“Other Stock-Based Awards” means other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares).
(x)“Parent Entity” has the meaning set forth under the definition of Change in Control.
(y)“Participant” means an Employee granted an Award under the Plan.
(z)“Performance Share” means any grant of a right to receive Shares which is contingent on the achievement of performance or other objectives during a specified period.
(aa)“Person” has the meaning of such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
(bb)    “Plan” means this Olin Corporation 2021 Long Term Incentive Plan.
(cc)    “Qualifying Termination” means:
(i)Participant is discharged by Olin, upon or within two years following a Change in Control, other than for cause and other than due to Participant’s death or disability (which will be deemed to occur if Participant

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becomes eligible to commence immediate receipt of disability benefits under the terms of Olin’s long-term disability plan); or
(ii)A Good Reason Event occurs upon or within two years following a Change in Control and (A) within 90 days following the occurrence of the Good Reason Event, Participant provides written notice to Olin of the occurrence of such Good Reason Event, which notice sets forth the exact nature of the event and the conduct required to cure such event, and (B) Olin does not cure such Good Reason Event within 30 days after its receipt of such notice; provided that such 30-day period to cure shall terminate in the event that Olin informs Participant that it does not intend to cure such event (such period, whether 30 days or less, the “Cure Period”), and (C) Participant terminates employment as a result of such Good Reason Event during the 45 day period that follows the Cure Period.
(dd)    “Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.
(ee)    “Reorganization” means a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (i) Olin or (ii) any of its subsidiaries pursuant to which, in the case of this clause (ii), Olin Voting Securities are issued or issuable.
(ff)    “Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.
(gg)    “Restricted Stock” means any grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals related to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.
(hh)    “Restricted Stock Unit” means the grant of a contractual right to receive a stated number of Shares in the future, or, if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.
(ii)    “Retirement” refers to retirement (including any early retirement) pursuant to any applicable retirement plan of Olin or of an Affiliate as provided under such retirement plan and which retirement was not caused by the Participant being terminated for cause by Olin or any Affiliate.
(jj)    “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.
(kk)    “Sale” (when the term is capitalized) means the sale or other disposition of all or substantially all of the assets of Olin to an entity that is not an Affiliate of Olin.
(ll)    “Shares” means the common stock of Olin and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.
(mm)    “Stock Appreciation Right” or “SAR” means any such right granted under Section 6(b) of the Plan.
(nn)    “Surviving Entity” has the meaning set forth under the definition of Change in Control.
Section 3. Administration.
(a)Powers of Committee. The Plan shall be administered by the Committee which shall have full and exclusive discretionary power to interpret the terms and conditions of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Without limiting such authority, the Committee may: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration.
(b)Committee Discretion. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including Olin, any Affiliate, any Participants, any holder or beneficiary of any Award, any

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shareholder and any Employee of Olin or of any Affiliate. The Committee’s powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary or desirable to comply with, or to take account of, provisions of the laws of other countries in which Olin or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws.
(c)Board Authority. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
(d)Delegation. Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers or managers of Olin or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of Olin for purposes of Section 16 of the Exchange Act, provided that no such action shall result in repricing of Options prohibited by Section 3(e).
(e)Prohibition on Option Repricing. Except in connection with a corporate transaction involving Olin (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR without shareholder approval. Any such adjustment shall be made in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v).
Section 4. Shares Available for Awards.
(a)Shares Available. Subject to adjustment as provided in Section 4(b) of the Plan, the aggregate number of Shares available for granting Awards under the Plan shall be 2,750,000.
(b)Adjustments. In the event of any change in the Shares by reason of an event or transaction described in Section 3(e) of the Plan, (i) the numbers, class and prices of Shares covered by outstanding Awards under the Plan, (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards pursuant to Section 4(c), shall be adjusted by the Committee, whose determination shall be conclusive.
(i)Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of Olin’s business, properties and assets, the Committee may modify an outstanding Award so that such Award shall thereafter relate to Shares of Olin and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of Olin in the same ratio in which holders of the Shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed.
(ii)With respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto, unless the holder of such Award of Incentive Stock Options agrees to convert such options to Non-qualified Stock Options.
(iii)Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.
(c)Additional Restrictions. Subject to adjustment as provided in Section 4(b), the maximum number of Shares subject to various types of Awards under the Plan shall be as set forth below:

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Maximum Number of Shares Subject to:	Maximum Number of Shares
Total Incentive Stock Options	2,750,000
All Restricted Stock, Restricted Stock Units, Performance Shares and Other “full value” Stock-Based Awards granted	2,750,000
Options granted to a single Participant in any calendar year	1,000,000
SARs granted to a single Participant in any calendar year	750,000
Restricted Stock and Restricted Stock Units granted to a single Participant in any calendar year	750,000
Performance Shares granted to a single Participant in any calendar year	750,000
Other Stock-Based Awards granted to a single Participant in any calendar year	750,000

(d)No Recycling of Shares. Except for cancelled or forfeited Shares and Shares settled in cash for Awards from the Plan, the Plan is intended to restrict the “recycling” of Shares back into the Plan. The full number of Shares underlying an Award (other than Awards payable, by their terms, only in cash) shall count against the numerical limits of the Plan. Shares exchanged or withheld to pay the purchase or exercise price of an Award or to satisfy tax withholding obligations count against the numerical limits of the Plan.
Section 5. Eligibility.
Any Employee, including any officer or Employee-director, shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law. An Award may be granted to an Employee prior to the date the Employee first performs services for Olin or the Affiliate, provided that such Awards shall not become vested prior to the date the Employee first performs such services.
Section 6. Awards.
(a)Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:
(i)Exercise Price. The per Share exercise price shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of the Option grant.
(ii)Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option be more than a period of ten years from the date of its grant.
(iii)Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made, provided that Options shall become vested and exercisable no earlier than one (1) year after the date of grant.
(iv)Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.
(v)Termination of Employment Without Cause/With Olin Consent. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, in the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated by Olin or an Affiliate without cause or by the Participant with the consent of Olin or an Affiliate, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time within three months after such

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termination (which three-month period may be extended by the Committee), but in no event shall such three-month period or any such extension permit the exercise of an Option after the expiration date of the Option. Options granted under the Plan shall not be affected by any change of duties or position so long as the Participant continues to be an Employee.
(vi)Termination for Cause or Without Consent. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, upon termination of such Participant’s employment either (a) for cause, or (b) voluntarily on the part of the Participant and without the written consent of Olin or an Affiliate, any Awards held by him or her under the Plan, to the extent not exercised or paid, shall terminate immediately.
(vii)Termination due to Retirement. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, in the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated due to Retirement, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time until the expiration date of the Option; provided, however, that such exercise period may be shortened by the Committee in its discretion at the time of termination.
(viii)Death. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, if a Participant to whom an Option has been granted shall die while an Employee, such Option may be exercised by the Participant’s executors, administrators, personal representatives or distributees or permitted transferees at any time within a period of one year after the Participant’s death (which period may be extended by the Committee), regardless of whether or not such Option had vested at the time of death. If a Participant to whom an Option has been granted shall die after his or her employment has terminated but while the Option remains exercisable, the Option may be exercised by the persons described above at any time within the longer of (a) the period that the Participant could have exercised the Option had he or she not died, or (b) one year after the date of death (which period may be extended by the Committee), but only to the extent the Option was exercisable at the time of the Participant’s death.
(ix)Disability. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, if a Participant to whom an Option has been granted shall become totally and permanently disabled, as that term is defined in Section 22(e)(3) of the Code (or a successor provision), and the Participant’s employment is terminated as a result, such option may be exercised by the Participant or permitted transferee within one year after the date of termination of employment, to the extent that the Option was exercisable at the time of termination of employment.
(b)Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants which may, but need not, relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, up to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement, including whether such SAR shall be paid in cash or Shares, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, provided that SARs granted to a Participant shall become vested and exercisable no earlier than one (1) year after the grant, and in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant.
(c)Other Awards.
(i)Issuance. The Committee is authorized to grant Awards of Restricted Stock, Restricted Stock Units and Performance Shares to Participants. The Committee may make such Other Stock-Based Awards in such amounts and subject to such terms and conditions, as the Committee shall determine, provided that no such Award shall become vested and exercisable earlier than one (1) year after grant. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
(ii)Dividends and Dividend Equivalents. An Award (other than unvested Options, Performance Shares or Stock Appreciation Rights) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares as

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determined by the Committee; provided, however, that no dividend payments or dividend equivalent payments shall be provided, permitted or credited to the extent that such payments would cause a Restricted Stock Unit or Stock Appreciation Right to be subject to Code Section 409A. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.
(iii)Restrictions. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate, provided that in order for a Participant to vest in Awards of Restricted Stock or Restricted Stock Units, the Participant must remain in the employ of Olin or an Affiliate for a period of not less than one (1) year after the grant of Restricted Stock or Restricted Stock Units that includes one or more performance criteria, and not less than three (3) years after the grant of Restricted Stock or Restricted Stock Units that does not include one or more performance criteria, in each case subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee.
(iv)Forfeiture. Except as otherwise determined by the Committee or as specified in the relevant Award Agreement, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by Olin.
(d)Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by Olin or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in each case in accordance with rules and procedures established by the Committee and in accordance with Code Section 409A to the extent applicable. Notwithstanding the foregoing, the payment of the exercise price of an Option shall be subject to the following:
(i)Subject to the following provisions of this subsection the full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).
(ii)The exercise price shall be payable in cash or by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, which Shares were either acquired at least six months before the exercise date or purchased on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.
(iii)The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of an Option and remit to Olin a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.
(e)Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than:
(i)by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to Olin); or
(ii)in the case of Awards other than Incentive Stock Options, to the extent permitted under the terms of the Award, by a gift or domestic relations order to any Family Member, to a trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interest, to a foundation in which the Participant and/or Family Members control the management of assets, and any other entity in which the Participant and/or his or her Family Members own more than 50% of the voting interests.
For purposes of this provision, a transfer to an entity in exchange for an interest in that entity shall constitute a gift.
(f)General.
(i)No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.
(ii)Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of Olin or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Option or other Award encompassing the right to purchase Shares shall not be reduced by the

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cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.
(iii)General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:
(A)Notwithstanding any other provision of the Plan, Olin shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
(B)to the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
(iv)Beneficiary. A Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or a permitted transferee, or, if permissible under applicable law by the Participant’s guardian or legal representative.
(v)No Lien or Security Interest. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of Olin, and any purported pledge, attachment, or encumbrance thereof other than in favor of Olin shall be void and unenforceable against Olin or any Affiliate.
(vi)No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees, Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to Olin, and otherwise complied with the then applicable terms and conditions.
(vii)Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having Olin withhold Shares having a Fair Market Value on the date the tax is to be determined (A) subject to the approval of the Committee, equal to the minimum statutory total tax that could be imposed on the transaction, or (B) solely to the extent authorized by the Committee in advance, at a higher rate up to the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
(viii)Other Compensation Arrangements. Nothing contained in the Plan shall prevent Olin or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(ix)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Olin or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of Olin or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.
(x)Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan or any Award Agreement to the substantive law of another jurisdiction.
(xi)Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan

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or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(xii)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Olin or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Olin or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Olin or any Affiliate.
(xiii)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(xiv)Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(xv)Award Agreement. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.
(xvi)Olin Policies. All Awards shall be subject to any “clawback,” compensation recoupment or similar policy of Olin applicable to such Award, regardless of when such policy is adopted.
(g)Agreement to Service. Each Participant receiving an Award shall, by accepting the Award, agree that he or she will, during employment, devote his or her entire time, energy and skill to the service of Olin and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of, or other reasons satisfactory to, Olin and its Affiliates.
(h)(Exception to One-Year Vesting and Performance Period. Notwithstanding anything in this Plan to the contrary, Awards for an aggregate number of Shares not to exceed 5% of the total number of shares available for issuance under this Plan may vest or become exercisable in less than one (1) year after the date of grant, including immediate vesting.
Section 7. Amendment and Termination.
(a)Amendments to the Plan. The Committee may amend, suspend, discontinue or terminate the Plan, including, without limitation, any amendment, suspension, discontinuation or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of Olin, no such amendment, suspension, discontinuation or termination shall be made that would:
(i)increase the total number of Shares available for Awards under the Plan or the total number of Shares subject to one or more categories of Awards pursuant to Section 4(c), in either case except as provided in Section 4(b);
(ii)reduce the minimum Option exercise price, except as provided in Section 4(b); or
(iii)permit repricing of Options prohibited by Section 3(e); and
provided further that no amendment, suspension, discontinuation or termination (i) that would impair the rights of such Participant, holder or beneficiary shall be made with respect to Section 9 of the Plan after a Change in Control and (ii) may increase the amount of payment of any Award to any Participant.
(b)Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no amendment, alteration, suspension, discontinuation or termination of an Award that would impair the rights of such Participant, holder or beneficiary shall be made after a Change in Control; provided further that the Committee may not increase the payment of any Award granted any Participant.

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(c)Adjustments of Awards Upon Certain Acquisitions. In the event Olin or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another Person, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.
(d)Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting Olin, any Affiliate, or the financial statements of Olin or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.
(e)409A Compliance. To the extent any provision of the Plan (or any Award) or action by the Board or Committee would subject any Participant to income inclusion and/or interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan (and any Award) will comply with or be exempt from Code Section 409A, and the Plan (and any Award) shall be interpreted and construed on a basis consistent with such intent. The Plan (and any Award) may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve compliance with or exemption from Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards. A Participant (or beneficiary) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant (or beneficiary) in connection with any Award to such Participant (or beneficiary) under the Plan (including any taxes and penalties under Code Section 409A), and neither Olin nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant (or beneficiary) harmless from any or all of such taxes or penalties.
Section 8. Additional Conditions to Enjoyment of Awards.
(a)The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:
(i)A Participant shall not render services for any Person or engage, directly or indirectly, in any business which, in the judgment of the Committee is or becomes competitive with Olin or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of Olin or any Affiliate. Such judgment shall be based on the Participant’s positions and responsibilities while employed by Olin or an Affiliate, the Participant’s post employment responsibilities and position with the other Person or business, the extent of past, current and potential competition or conflict between Olin or an Affiliate and the other Person or business, the effect on customers, suppliers and competitors of the Participant’s assuming the post employment position, the guidelines established in any ethical or business conduct standards of Olin then in effect, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such Person or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.
(ii)Participant shall not, without prior written authorization from Olin, disclose to anyone outside Olin, or use in other than Olin’s business, any secret or confidential information, knowledge or data, relating to the business of Olin or an Affiliate in violation of his or her agreement with Olin or the Affiliate.
(iii)A Participant, pursuant to his or her agreement with Olin or an Affiliate, shall disclose promptly and assign to Olin or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by Olin or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of Olin or the Affiliate and shall do anything reasonably necessary to enable Olin or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.
(b)Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.
(c)Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. Olin shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to Olin the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to Olin the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

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(d)Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to acknowledge the terms and conditions of the Plan and to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.
(e)Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employment agreement or any other agreement with Olin.
Section 9. Change in Control.
(a)Notwithstanding any provision to the contrary in this Plan or any applicable Award Agreement and except as otherwise provided in this Section 9, all outstanding Options, Restricted Stock and other equity Awards held by Participant (other than any Performance Shares), regardless of whether granted before, at or after the Change in Control, shall not automatically become fully vested and immediately exercisable and, instead, each such Award shall continue to vest in accordance with its terms following a Change in Control.
(b)Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control, in the event of a Qualifying Termination upon or following a Change in Control:
(i)all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments; and
(ii)all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied as of the date of the Qualifying Termination.
Notwithstanding the foregoing sentence, unless provision is made in connection with a Change in Control for (i) assumption of such Awards or (ii) substitution of such Awards for new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and exercise prices (if applicable) that preserve the material terms and conditions of such Awards as in effect immediately prior to the Change in Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the Awards as of the Change in Control and transferability of the shares underlying such Awards), all such Awards shall become fully vested and immediately exercisable, as the case may be, as of immediately prior to the Change in Control.
(c)Notwithstanding anything in this Plan to the contrary, all Performance Shares held by the Participant on the date of the Change in Control shall become vested and deemed earned or satisfied in full, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met. Such Performance Shares shall be paid, cash units in cash and phantom stock units in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, to the Participant no later than ten (10) business days following such Change in Control.
(d)In the event that a Participant participates or agrees to participate by loan or equity investment (other than through ownership of less than 1% of publicly traded securities of another company) in a transaction which would result in an event described in subsections (i) or (ii) of the definition of Change in Control, Participant must promptly disclose such participation or agreement to Olin, and such transaction will not be considered a Change in Control with respect to Participant for purposes of this Plan.
(e)Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of Participant.
Section 10. Effective Date and Term.
The Plan shall be effective as of the Effective Date and shall be unlimited in duration. In the event of a Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided; however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the Effective Date.

Olin™

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 22, 2021
8:00 a.m. Central Time

If you plan to attend the Annual Meeting, please mark the box on the proxy and bring this card, which will serve as your Admission Card, to the meeting.

proxy

This proxy is solicited by our Board of Directors for use at the Annual Meeting on April 22, 2021.

The shares of Olin common stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan ("CEOP"). If you are a participant and have shares of Olin common stock allocated to your CEOP account, please read the Trustee's Authorization below regarding voting of those shares.

This proxy when properly executed will be voted in the manner you have directed. If no choice is specified, the proxy will be voted "FOR" each of the listed nominees and "FOR" Items 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint JOHN E. FISCHER and S. CHRISTIAN MULLGARDT, and each of them with full power of substitution, to act and vote all shares of Olin Corporation that the undersigned is entitled to vote on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on April 22, 2021 at 8:00 a.m. Central Time and all adjournments or postponements thereof.

Trustee's Authorization: You may direct Voya Institutional Trust Company, as Trustee of the CEOP, how to vote the shares of Olin common stock allocated to your CEOP account on the four matters listed on the reverse side by completing and mailing this Proxy/Voting Instruction Form or submitting your voting instructions online or by telephone. The Trustee will vote the shares represented by this Proxy/Voting Instruction Form as instructed if proper instructions are **received** via mail, online or by telephone before 11:59 p.m. Central Time on April 19, 2021. The Trustee will vote all shares for which no instructions are received in the same proportion as shares for which they receive instructions.

Vote Online, by Telephone or Mail

Your online or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

ONLINE
www.proxypush.com/oln
Vote your proxy until 11:59 p.m. (CT) on April 21, 2021. CEOP participants may vote until 11:59 p.m. on April 19, 2021.

PHONE
1-866-883-3382
Use a telephone to vote your proxy until 11:59 p.m. (CT) on April 21, 2021. CEOP participants may vote until 11:59 p.m. (CT) on April 19, 2021.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope submitted in time to be received by April 21, 2021. CEOP participants' proxy cards must be **received** by April 19, 2021.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Olin™
Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL, SIMPLY COMPLETE THE ITEMS BELOW.
SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Heidi S. Alderman	☐	☐	☐	1g. John M. B. O'Connor	☐	☐	☐
1b. Beverley A. Babcock	☐	☐	☐	1h. Earl L. Shipp	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1c. Gray G. Benoist	☐	☐	☐	1i. Scott M. Sutton	☐	☐	☐
1d. C. Robert Bunch	☐	☐	☐	1j. William H. Weideman	☐	☐	☐
1e. Scott D. Ferguson	☐	☐	☐	1k. Carol A. Williams	☐	☐	☐
1f. W. Barnes Hauptfuhrer	☐	☐	☐				

2. Approval of the Olin Corporation 2021 Long Term Incentive Plan. ☐ For ☐ Against ☐ Abstain

3. Advisory vote to approve named executive officer compensation. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE LISTED NOMINEES AND "FOR" ITEMS 2, 3 AND 4. SHOULD ANY NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY OUR BOARD OF DIRECTORS.

☐ Please mark this box if you plan to attend the meeting.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.